As filed with the U.S. Securities and Exchange Commission on November 10, 2025

Registration No. 333-290440

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO.1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CSC COLLECTIVE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	5810	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

CSC COLLECTIVE HOLDINGS LIMITED

3/F, Cubus, 1 Hoi Ping Road, Causeway Bay, Hong Kong

+852 2779 7328
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
212 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Virginia Tam, Esq. K&L Gates 44/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong Tel: +852 2230 3535	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Tel: +1 212 530-2206

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act:

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 10, 2025

1,500,000 Class A Ordinary Shares

CSC COLLECTIVE HOLDINGS LIMITED

This is the initial public offering of the Class A ordinary shares, par value $0.001 per share, of CSC Collective Holdings Limited (“Class A Ordinary Shares”), an exempted company incorporated in the Cayman Islands with limited liability whose principal place of business is in Hong Kong (“CSC” or the “Company”). We are offering on a firm commitment basis 1,500,000 Class A Ordinary Shares, representing approximately 9.60% of the outstanding Ordinary Shares following completion of this initial public offering, assuming the underwriters do not exercise their over-allotment option.

Prior to this initial public offering, there has been no public market for our Class A Ordinary Shares. The initial public offering price of our Class A Ordinary Shares is expected to be between $4.00 and $5.00 per Class A Ordinary Share and will be determined at the time of pricing considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. The number of Class A Ordinary Shares pursuant to this prospectus and all other applicable information, other than in the historical financial statements and related notes included elsewhere in this prospectus, has been determined based on such assumed initial public offering price, which is the midpoint of such range. Therefore, the assumed initial public offering price per share of the Class A Ordinary Shares used throughout this prospectus may not be indicative of the actual initial public offering price for the Class A Ordinary Shares (see “Underwriting – Determination of Offering Price” for additional information). We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “CSC.” The closing of this initial public offering is contingent upon the final approval from The Nasdaq Stock Market LLC for our listing on the Nasdaq Capital Market. There is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on the Nasdaq Capital Market or that this initial public offering will be consummated.

CSC’s share capital structure is a dual-class structure consisting of Class A Ordinary Shares and Class B ordinary shares, par value $0.001 per share (“Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares are permitted to vote together as one class on all resolutions of the shareholders brought to the shareholders by the board of directors of the Company or otherwise and have the same rights, except that each Class A Ordinary Share entitles its holder to one (1) vote and each Class B Ordinary Share entitles its holder to fifty (50) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Investors are cautioned that you are buying shares of a Cayman Islands holding company whose operations are entirely conducted through its operating subsidiaries.

CSC is not a Chinese or Hong Kong operating company but is a holding company incorporated in the Cayman Islands with no material operations of its own, and conducts its operations primarily in Hong Kong through its various subsidiaries in Hong Kong (collectively referred to herein as the “Subsidiaries”). This is an initial public offering of Class A Ordinary Shares of CSC and not of any securities of any of the Subsidiaries. Investors in this initial public offering will never directly hold any equity interests in the Subsidiaries as a result of such offering. This structure involves unique risks to investors in the Company’s securities, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in its operations and/or a material change in the value of the securities that it registers for sale, including that such event could cause the value of such securities to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — All of our operations are in Hong Kong, a special administrative region of the PRC. Due to the long-arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time” on page 36 of this prospectus for more detailed discussion of this risk factor.

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 20 of this prospectus.

Our operations are located in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Additionally, all of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to CSC or the Subsidiaries, given the substantial operations of our Subsidiaries in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operation of our Subsidiaries, their ability to accept foreign investments and the listing of our Class A Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our Company or our Subsidiaries   to obtain regulatory approval from PRC authorities before this initial public offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this initial public offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 11.

We are headquartered in Hong Kong and not mainland China. We do not use VIEs in our corporate structure. None of our Subsidiaries directly or indirectly hold any interests in any enterprises in China, and all of our revenues and profits are generated by our Subsidiaries in Hong Kong. As advised and confirmed by our PRC Counsel, China Commercial Law Firm, the PRC’s Enterprise Income Tax Law, which include the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018, the Notice of the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or any PRC taxation law and regulations, would not restrict our ability to conduct our business, accept foreign investment or impose limitations on our ability to list on any U.S. or foreign stock exchange.

We are a food service company high-end luxury brands of restaurants in Hong Kong. We design all our restaurants to create a premium dining experience and exclusive entertaining experience within a destination location.

As of the date of this prospectus, our operations in Hong Kong and this proposed initial public offering in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) nor the China Securities Regulatory Commission (the “CSRC”), because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Subsidiaries are established and operate in Hong Kong and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (x) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (y) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting of our Class A Ordinary Shares in the event that they are listed on a US national exchange. The delisting of our Class A Ordinary Shares upon such listing, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future; however, we cannot provide any assurance that any listing application will be approved by a US national exchange.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises.” The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on April 30, 2023. According to the CSRC Filing Rules, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC; any failure to comply with such filling procedures may result in administrative penalties, such as an order to rectify, warnings, and fines. On April 2, 2022, the CSRC published the Draft Archives Rules, for public comment. These rules state that in the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

Under the CSRC Filing Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules within three working days following their submission of initial public offerings or listing application.

Management understands that as of the date of this prospectus, our Subsidiaries have no operations in China and is not required to complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules. While our Subsidiaries have no current operations in China, should we have any future operations in China and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this initial public offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this initial public offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this initial public offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer any of our securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comment, which required that, among others, in addition to any “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of questions and answers published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or this initial public offering as we do not believe that any of our Subsidiaries would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) our Subsidiaries are organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) our Subsidiaries operate without any subsidiary or VIE structure in China; (iii) as of the date of this prospectus, our Subsidiaries have neither collected nor stored personal information of any PRC individual clients, the number of which is far fewer than one million; and (iv) as of the date of this prospectus, our Subsidiaries have not been informed by any PRC governmental authority of any requirement that they must file for a cybersecurity review. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of our Subsidiaries is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our Subsidiaries and the potential listing of our Class A Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

We have been advised by our Hong Kong counsel, K M Lai & Li, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and our Subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before potentially listing in the U.S. and issuing our Class A Ordinary Shares to U.S.-based investors. Neither the Company nor any of its Subsidiaries have applied for any such permissions or approvals, nor have they been denied by any relevant authorities. As of the date of this prospectus, all of our Subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their respective businesses in Hong Kong, including but not limited to applicable business registration certificates. However, we have been advised by our Hong Kong counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Furthermore, as confirmed and advised by our PRC Counsel, China Commercial Law Firm, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we are not required to obtain regulatory approval from the CSRC or subject to the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. Although we have existing and potential customers who are mainland China individuals or companies that have shareholders or directors who are mainland China individuals, neither we, nor our Subsidiaries, are “PRC domestic companies” which are subject to the Trial Administrative Measures, because (i) we are headquartered in Hong Kong, and our officers and all members of our board of directors are based in Hong Kong or are otherwise not mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual, directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our Subsidiaries in Hong Kong, none of our business activities are conducted in mainland China, and we have not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the revenues or profit in our audited consolidated financial statements for the same period; (iv) we do not have, or intend to, form any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in mainland China; and (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC ( the “Basic Law”), PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the U.S. Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China of the PRC, and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance (the “PRC MOF”) in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. Our auditor, SRCO, C.P.A., Professional Corporation, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess SRCO, C.P.A., Professional Corporation’s compliance with applicable professional standards. SRCO, C.P.A., Professional Corporation is headquartered in New York, and can be inspected by the PCAOB. SRCO, C.P.A., Professional Corporation was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a U.S. national securities exchange or in the over-the-counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

In the event that we complete this initial public offering and Nasdaq approves our initial listing of or Class A Ordinary Shares on the Nasdaq Capital Market, the delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. However, we cannot provide any assurance that any listing application will be approved by The Nasdaq Stock Market LLC. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as The Nasdaq Stock Market LLC, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before our Class A Ordinary Shares may be prohibited from trading or delisted.”

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to the presence of a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, laying down three forms of behaviors and imposing three rules intended to prevent and discourage anti-competitive conducts: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an undertaking that directly or indirectly holders a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger, and is therefore not applicable to our business.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce on the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases relating to competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of contravention of the Competition Ordinance may include the acceptance of commitment given by the infringer, the issuing of warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for consent order, referral of complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including pecuniary penalty, disqualification order, or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations” commencing on page 43.

K M Lai & Li, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, and (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities” commencing on page 139.

Operating our business in Hong Kong, we are subject to the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”), which imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so. However, the PDPO did not mention any remedies which may affect an entity’s ability to accept foreign investment or list on a U.S. or foreign exchange as a result of the non-compliance of the PDPO. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.” commencing on page 42.

No regulatory approval is required for CSC to transfer cash or other assets to any of its subsidiaries; subject to due corporate authorization in accordance with its Memorandum and Articles of Association and compliance with the Companies Act, there is no prohibition under the laws of the Cayman Islands and the Company’s memorandum and articles of association (as amended from time to time) preventing CSC to provide funding to any of its direct subsidiaries through shareholder’s loans or equity contributions. CSC is not prohibited under the laws of the Cayman Islands to provide funding to the Subsidiaries subject to certain compliance with the Cayman Islands laws and the Company’s memorandum and articles of association. As a holding company, CSC may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. If any of our Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to CSC. Additionally, as of the date of this prospectus, there are no further Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on any of our subsidiaries’ ability by the PRC government to transfer cash or other assets. Any limitation on the ability of any of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our Company, see “Transfers of Cash and Assets to and from Our Subsidiaries” on page 6 and “Risk Factors — Risks Related to Our Class A Ordinary Shares — We rely on dividends and other distributions on equity paid by our Subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash or other assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless” on page 51 of this prospectus.

We and our Subsidiaries did not adopt and do not maintain any cash management policies and procedures as of the date of this prospectus that dictate how funds are transferred.

During the years ended April 30, 2024 and 2025 and as of the date of this prospectus, CSC and the Subsidiaries have not distributed any cash dividends or made any other cash distributions. There have not been any cash transfers, dividends and distributions between CSC, our Subsidiaries, or to any of our shareholders, during the years ended April 30, 2024 and 2025 and as of the date of this prospectus. We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Subsidiaries by way of dividend payments. See “Dividend Policy,” and “Consolidated Statements of Change in Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Upon the completion of this initial public offering, assuming an initial public offering price of $4.00 per share, the outstanding shares of CSC will consist of 14,625,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase up to an additional number of Class A Ordinary Shares equal to 15% of the Class A Ordinary Shares offered hereunder, or 14,850,000 Class A Ordinary Shares, assuming the over-allotment option is exercised in full. CSC will be a “controlled company” as defined under the Nasdaq Stock Market Rules because immediately after the completion of this initial public offering, Lon Ronald Chiu, (“Mr. Chiu”), our Chairman, and Chun Pong Jonathan Chau (“Mr. Chau”), each of them being one of our controlling shareholders, will collectively own approximately 72.3% of the total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, representing approximately 93.3% of the total voting power, both directly and through CSC Collective Investment Limited (“CSC BVI”), an entity wholly-owned and controlled by Mr. Chiu and Mr. Chau jointly, assuming that the underwriters do not exercise their over-allotment option, or approximately 71.3% of the total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, representing approximately 93.0% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, Mr. Chiu and Mr. Chau will have the ability to control or significantly influence the outcome of matters requiring approval by our shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.

	Per Share(1)	Total(1)
Initial public offering price	$	$
Underwriting discounts (7.0%)(2)	$	$
Proceeds, before expenses, to us(3)	$	$

(1)	The table above assumes that the underwriters do not exercise their over-allotment option. For more information, see “Underwriting” in this prospectus.

(2)	We have agreed to pay the underwriters a discount equal to seven percent (7.0%) of the gross proceeds of this initial public offering. We have also agreed to pay the underwriters a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds raised and to reimburse the underwriters for certain expenses incurred relating to this initial public offering. These payments will further reduce proceeds available to us before expenses. See “Underwriting” for a description of compensation and other items of value payable to the underwriters.

(3)	We expect our total cash expenses payable by us for this initial public offering, excluding the underwriting discounts to be approximately $1,040,071.

This initial public offering is being conducted on a firm commitment basis. The underwriters are obligated to purchase and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are purchased. We have granted the underwriters an option for a period of 45 days after the closing of this initial public offering to purchase up to 15% of the total number of the Class A Ordinary Shares offered by us in this initial public offering (excluding Class A Ordinary Shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If the underwriters exercise the option in full, and assuming an initial public offering price of $4.00 per Class A Ordinary Share, the total gross proceeds to us, before expenses, will be $6,417,000.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Class A Ordinary Shares on or about           , 2025.

Lead Underwriter	Co-lead Manager

The date of this prospectus is        , 2025.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different information, and we and the underwriters take no responsibility for any other information others may give you. We are not, and the underwriters are not, making an offer to sell our Class A Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Class A Ordinary Shares.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this initial public offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this initial public offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

CSC is incorporated under the laws of the Cayman Islands as a Cayman Islands exempted company with limited liability and all of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

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CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Articles” or “Articles of Association” are to the articles of association of our Company adopted on October 2, 2024, as amended, supplemented and/or otherwise modified from time to time;

●	“BVI” are to the British Virgin Islands;

●	“Class A Ordinary Shares” are to our Class A ordinary shares, par value $0.001 per ordinary share;

●	“Class B Ordinary Shares” are to our Class B ordinary shares, par value $0.001 per ordinary share;

●	“CSC BVI” are to CSC Collective Investment Limited, a business company incorporated under the laws of the BVI, and jointly owned by our Controlling Shareholders;

●	“Company” and “CSC” are to CSC Collective Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability on October 2, 2024, which will issue the Class A Ordinary Shares being offered hereby;

●	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Controlling Shareholders” are to Mr. Chiu and Mr. Chau, each a Controlling Shareholder;

●	“Exchange Act” are to the US Securities Exchange Act of 1934, as amended;

●	“Group,” “we,” and “us” are to the Company along with its subsidiaries;

●	“Hero Dynasty” are to Hero Dynasty Limited, a company incorporated under the laws of Hong Kong with limited liability, a direct non-wholly-owned subsidiary of the Company;

●	“HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Independent Third Party” are to a person or company who or which is independent of and is not a 5% beneficial owner of, does not control and is not controlled by or under common control with any 5% beneficial owner, is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company and is not our directors or executive officers, and “Independent Third Parties” shall be construed accordingly;

●	“IPO” are to this initial public offering of our Class A Ordinary Shares;

●	“Joy Trader” are to Joy Trader Limited, a company incorporated under the laws of Hong Kong with limited liability, a direct wholly-owned subsidiary of the Company;

ii

●	“Memorandum” or “Memorandum of Association” are to the memorandum of association of our Company adopted on October 2, 2024, as amended, supplemented and/or otherwise modified from time to time;

●

“Mr. Chau” are to Mr. Chun Pong Jonathan Chau, one of our Controlling Shareholders, who is the beneficial owner of 3,467,625 Class A Ordinary Shares, and is deemed to have a beneficial interest over 1,000,000 Class B Ordinary Shares that are owned through CSC BVI, which represents approximately 31.6% the total issued and outstanding Ordinary Shares, representing approximately 84.7% of the total voting power, as of the date of this prospectus and will represent approximately 28.6% the total issued and outstanding Ordinary Shares, representing approximately 82.7% of the total voting power immediately after the completion of this initial public offering, assuming the underwriters do not exercise their over-allotment option. See “Management” and “Principal Shareholders” for more information;

●

“Mr. Chiu” are to Mr. Lon Ronald Chiu, one of our Controlling Shareholders, who is the beneficial owner of 6,827,625 Class A Ordinary Shares, and is deemed to have a beneficial interest over 1,000,000 Class B Ordinary Shares that are owned through CSC BVI , which represents approximately 55.4% the total issued and outstanding Ordinary Shares, representing approximately 90.0% of the total voting power, as of the date of this prospectus and will represent approximately 50.1% the total issued and outstanding Ordinary Shares, representing approximately 87.9% of the total voting power immediately after the completion of this initial public offering, assuming the underwriters do not exercise their over-allotment option. See “Management” and “Principal Shareholders” for more information;

●	“Mr. So” are to Mr. David Tat Man So, our chief executive officer;

●	“Nasdaq” are to The Nasdaq Stock Market LLC;

●	“Ordinary Shares” or “Shares” collectively are to our Class A Ordinary Shares and Class B Ordinary Shares;

●	“PCAOB” are to the Public Company Accounting Oversight Board;

●	“PRC” or “China” are to the People’s Republic of China, and “mainland China”, unless otherwise specified herein, are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, the Hong Kong Special Administrative Region, and the Macau Special Administrative Region;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, are to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China, for the purposes of this prospectus only;

●	“PRC laws” are to all applicable laws, statues, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“SEC” or “U.S. Securities and Exchange Commission” are to the United States Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended; and

●	“Subsidiaries” are to Sunny Luck, Hero Dynasty and Joy Trader, collectively;

●	“Sunny Luck” are to Sunny Luck Investment Limited, a company incorporated under the laws of Hong Kong with limited liability, a direct non-wholly-owned subsidiary of the Company;

●	“U.S. dollars” or “US$” or “$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

CSC is a holding company with operations conducted in Hong Kong through the Subsidiaries. The functional currency of the Subsidiaries is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader.

The reporting currency of the Subsidiaries is Hong Kong dollars. The Hong Kong dollar is pegged to the U.S. dollar at a range of HK$7.75 to HK$7.85 to US$1. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated the noon middle rate of US$1 — HK$7.8210 and US$1 — HK$7.7548, as published in the H.10 statistical release of the Board of Governors of the Federal Reserve System on April 30, 2024 and April 30, 2025, respectively. No representation is made that the HK$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate, respectively.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Class A Ordinary Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “CSC,” the “Company,” and similar designations refer to CSC Collective Holdings Limited, an exempted company incorporated under in the Cayman Islands and its subsidiaries and all references to the “Group,” “we,” and “us” refer to the Company along with its subsidiaries.

Business Overview

We are a food service company operating high-end luxury brands of restaurants in Hong Kong. We design our restaurants to create a premium experience and exclusive entertaining experience within a destination location. Currently, we operate two restaurants under four distinctive brands, each delivering a unique Japanese-inspired fine dining experience and steadily building strong reputations across social media platforms for quality, service, and atmosphere. We believe that this design and operating philosophy distinguishes ourselves from traditional restaurants and other foodservice competitors.

We currently operate two restaurants, namely, “Teppanyaki Mihara Goten” and “Nadagogo Yakitori Izakaya”.

“Teppanyaki Mihara Goten” is a composite Japanese restaurant in Causeway Bay, a popular shopping district and tourism spot in Hong Kong with three seating areas offering teppanyaki, sukiyaki and cocktail bar and lounge at customers’ choice. The teppanyaki section under the brand name of “Teppanyaki Mihara Goten” provides an intimate teppanyaki dining experience, where chefs prepare seasonal dishes with precision in front of guests, emphasizing craftsmanship and personalization. The sukiyaki section under the brand name of “Sukiyaki Nakagawa” specializes in traditional Japanese sukiyaki, offering a refined hotpot experience with premium ingredients and attentive tableside service in an elegant setting. The cocktail bar and lounge section under the brand name of “Takumi Mixology Salon” is a boutique cocktail bar and lounge focusing on handcrafted mixology and tailor-made small plates. Designed for a high-end clientele, it offers a personalized bar experience in an intimate setting.

“Nadagogo Yakitori Izakaya” is a full-service Japanese restaurant in Wan Chai, a traditional business district in Hong Kong offering a wide-ranging menu, including à la carte items, tempura, and lunch sets, in a spacious indoor-outdoor environment catering to casual and social dining.

Founded in 2022, we first commenced our business operations with the establishment of Sunny Luck, the operating entity of “Teppanyaki Mihara Goten”. In October 2024, we subscribed for 59% of the equity interests in Hero Dynasty, the operating entity of “Nadagogo Yakitori Izakaya” and acquired 1% of its equity interests from an Independent Third Party both a nominal consideration. In 2023 and 2024, “Teppanyaki Mihara Goten” received the Tatler Dining Award and in 2025, it was named as a “Michelin selected” restaurant in the MICHELIN Guide Hong Kong & Macau 2025, which demonstrated the recognition of the quality of our food and services. In the same year, “Takumi Mixology Salon” was also recognized as one of South China Morning Post’s 100 Top Tables 2025.

We believe the premium dining culture of Japan is widely accepted by customers in Hong Kong. To this end, we strategically immerge premium high-end dining experiences in our restaurants, in which we offer an exclusive dining experience for individuals who seek a premium, intimate, one-on-one experience with the chef in a traditional Japanese atmosphere with desires to savor the Michelin-quality food artistry.

Our revenue for the years ended April 30, 2024 and 2025 were $1,804,648 and $5,176,441 respectively. Our liabilities for the years ended April 30, 2024 and 2025 were $1,559,909 and $1,872,219 respectively.

Industry and Market Data

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates.

Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	we operate a “Michelin selected” restaurant and have received a number of awards and recognitions;

●	we provide genuine, welcoming and immersive Japanese dining experience of fine quality;

●	we are located at prime locations in central business districts; and

●	we have established stable relationships with our suppliers.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	foster brand awareness and image through different marketing initiatives;

●	focus on growth and expansion into local and new markets;

●	develop new business lines for diversification; and

●	pursue selective strategic investments, relationships and acquisition opportunities.

Our Challenges

We face risks and uncertainties in achieving our business objectives and executing our strategies, including those relating to:

●	our ability to maintain the recognition as a “Michelin selected” restaurant and other industry awards;

●	our ability to continue and provide high quality dining experience;

●	our ability to recruit and retain sufficient experienced and skilled chefs; and

●	our ability to maintain business relations with our suppliers.

See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for detailed discussions of these and other risks and uncertainties associated with our business and investing in our Class A Ordinary Shares.

Corporate History and Structure

We commenced our operations with the establishment of Sunny Luck, a company incorporated under the laws of Hong Kong in September 11, 2022. As part of the reorganization in contemplation of this IPO (the “Reorganization”), Sunny Luck was acquired by and became a non-wholly-owned subsidiary of CSC, our ultimate holding company, in April 2025. Immediately prior to the Reorganization, the spouse of Mr. Chiu and Mr. Chau owned and controlled 75% of Sunny Luck. The remaining 25% of the equity interests of Sunny Luck were, and still are, owned by certain Independent Third Parties.

On October 2, 2024, our ultimate holding company, CSC, was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of $100,000 divided into 100,000,000 ordinary shares (“Ordinary Shares”), par value $0.001 each, with 6,875,625 Ordinary Shares then held by Mr. Chiu after the initial one subscriber share held by Harneys Fiduciary (Cayman) Limited was transferred to Mr. Chiu and 6,827,624 Ordinary Shares were issued and allotted to Mr. Chiu on the same day. Concurrently, 3,467,625 Ordinary Shares were issued and allotted to Mr. Chau and 2,829,750 Ordinary Shares were issued and allotted to Mr. So, our chief executive officer. On January 31, 2025, Mr. So transferred an aggregate of 2,829,750 Ordinary Shares to seven individuals. On June 18, 2025, the Ordinary Shares were re-designated and re-classified as Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares were issued and allotted to CSC BVI. See “Principal Shareholders” for the beneficial ownership of our Class A Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares.

In October 2024, we subscribed for 59% of the equity interests of Hero Dynasty and acquired 1% of its equity interests from an Independent Third Party, both at nominal consideration. The acquisition was not a material acquisition. In the meantime, certain Independent Third Parties have subscribed for 40% of the equity interests of Hero Dynasty and advanced certain loans to Hero Dynasty as its working capital.

The charts below illustrate our corporate structure and identify all of our subsidiaries as of the date of this prospectus and upon completion of this IPO (assuming the underwriters do not exercise their over-allotment option):

As of the date of this prospectus

Mr. Chiu
Mr. Chau
Other Existing <5% Shareholders
52.0% of issued and outstanding Class A Ordinary Shares; 0% of issued and outstanding Class B Ordinary Shares; 48.3% of total issued and outstanding Ordinary Shares; 10.8% of total voting rights (1)
52.0%
48.0%
CSC Collective Investment Limited
British Virgin Islands
26.4% of issued and outstanding Class A Ordinary Shares; 0% of issued and outstanding Class B Ordinary Shares; 24.6% of total issued and outstanding Ordinary Shares; 5.5% of total voting rights (3)
21.6% of issued and outstanding Class A Ordinary Shares; 0% of issued and outstanding Class B Ordinary Shares; 20% of total issued and outstanding Ordinary Shares; 4.5% of total voting rights
0% of issued and outstanding Class A Ordinary Shares; 100% of issued and outstanding Class B Ordinary Shares; 7.1% of total issued and outstanding Ordinary Shares; 79.2% of total voting rights (2)
CSC Collective Holdings Limited
Cayman Islands
75%
60%
100%
Sunny Luck Investment Limited
Hong Kong
Hero Dynasty Limited
Hong Kong
Joy Trader Limited
Hong Kong

Notes:

(1) Reflects the Class A Ordinary Shares directly held by Mr. Chiu and excludes Mr. Chiu's interest in the Class B Ordinary Shares held through CSC BVI.
(2) Reflects the Class B Ordinary Shares directly held by CSC BVI and excludes the interest in the Class A Ordinary Shares held by Mr. Chiu and/or Mr. Chau directly.
(3) Reflects the Class A Ordinary Shares directly held by Mr. Chau and excludes Mr. Chau's interest in the Class B Ordinary Shares held through CSC BVI.

Immediately after completion of this IPO (assuming that the underwriters do not exercise their over-allotment options)

We are offering 1,500,000 Class A Ordinary Shares of CSC, our holding company, representing approximately 9.6% of our Class A Ordinary Shares following completion of this IPO, assuming the underwriters do not exercise their over-allotment option.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this IPO, our Controlling Shareholders will collectively own approximately 72.3% of the total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, both directly or through CSC, representing approximately 93.3% of the total voting power, assuming that the underwriters do not exercise their over-allotment option.

Holding Company Structure

CSC is an exempted company incorporated in the Cayman Islands as a holding company with no material operations of its own, and we conduct our operations in Hong Kong through our Subsidiaries. This is an initial public offering of the Class A Ordinary Shares of CSC, the holding company in the Cayman Islands, instead of the shares of the Subsidiaries. Investors in this IPO will not directly hold any equity interests in our Subsidiaries.

As a result of our corporate structure, the ability of CSC to pay dividends may depend upon dividends paid by its subsidiaries. If our existing operating subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. Moreover, in the future, cash proceeds raised from overseas financing activities, including this IPO, may be transferred by us to our Subsidiaries via capital contribution or shareholder loans, as the case may be.

See “Dividend Policy” and “Risk Factors — Risks Related to Our Class A Ordinary Shares — We rely on dividends and other distributions on equity paid by our Subsidiaries to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash or other assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless,” and Consolidated Statements of Change in Equity in audited financial statements contained in this prospectus for more information.

Transfers of Cash or Other Assets To and From Our Subsidiaries

Our management monitors the cash position of our Subsidiaries regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfill its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

We and our Subsidiaries did not adopt and do not maintain any cash management policies and procedures as of the date of this prospectus that dictate how funds are transferred.

The ability of CSC to transfer cash or other assets to its Subsidiaries is subject to the following: No regulatory approval is required for CSC to transfer cash or other assets to any of its Subsidiaries; subject to due corporate authorization in accordance with its Memorandum and Articles of Association and compliance with the Companies Act, there is no prohibition under the laws of the Cayman Islands and the Company’s Memorandum and Articles of Association preventing CSC to provide funding to any of its Subsidiaries through shareholder’s loans or equity contributions. CSC is not prohibited under the laws of the Cayman Islands to provide funding to the Subsidiaries subject to certain compliance with the Cayman Islands laws and the Company’s Memorandum and Articles of Association. As a holding company, CSC may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements.

The ability of our Subsidiaries to transfer cash or other assets to CSC is subject to the following: According to the Companies Ordinance of Hong Kong, a Hong Kong company may make a distribution out of profits available for distribution. If any of our Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to CSC.

Currently, all of our operations are in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law. The arrangement provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The laws and regulations of mainland China do not currently have any material impact on transfer of cash from CSC to our Subsidiaries or from our Subsidiaries to CSC and the investors in the U.S.

As a holding company, CSC may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. During the years ended April 30, 2024 and 2025 and as of the date of this prospectus, CSC and the Subsidiaries have not distributed any cash dividends or made any other cash distributions. There have not been any cash transfers, dividends and distributions between CSC, our Subsidiaries, or to any of our shareholders, during the years ended April 30, 2024 and 2025 and as of the date of this prospectus.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of our Class A Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiary by way of dividend payments. CSC is permitted under the laws of Hong Kong to provide funding to our Subsidiaries through dividend distributions subject to certain statutory requirements of having sufficient profits.

Subject to Hong Kong law, the Companies Act and our Memorandum and Articles of Association, our directors may declare dividends in such amount as the board of directors thinks fit if it is satisfied, on reasonable grounds, that immediately after the distribution, the value of the Company’s assets exceeds its liabilities and our Company is able to pay its debt as they fall due. The Companies Act does not impose a withholding tax on payments of dividends to shareholders provided that the shareholders are not residents of the Cayman Islands.

Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. If any of our Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to CSC. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash or other assets between CSC and its subsidiary, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and Subsidiaries, to CSC and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Further, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors. The PRC laws and regulations do not currently have any material impact on transfer of cash from CSC to our Subsidiaries nor from our Subsidiaries to CSC, our shareholders or U.S. investors. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash or other assets. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through our Subsidiaries. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE, structure with any entity in mainland China. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless.

Summary of Risk Factors

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors.” The following is a summary of what we view as our most significant risk factors:

Risks Related to Our Business and the Industry (for a more detailed discussion, see “Risk Factors – Risks Related to our Business and the Industry” beginning on page 20 of this prospectus)

●	We operate in a highly competitive industry. Any failure to compete favorably could adversely affect our business, results of operations and financial condition. See more detailed discussion of this risk factor on page 20 of this prospectus.

●	We have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our business and future prospects. See more detailed discussion of this risk factor on page 20 of this prospectus.

●	Our future success depends on our ability to meet customer expectations and anticipate and react to evolving customer preferences. See more detailed discussion of this risk factor on page 21 of this prospectus.

●	Our future success depends on the popularity of Japanese cuisine and if Japanese cuisine loses popularity or if we fail to identify customers’ changing preferences, our financial conditions and future growth may be adversely affected. See more detailed discussion of this risk factor on page 21 of this prospectus.

●	Our future success depends significantly on the market’s recognition of our brands, and if we are not able to maintain or enhance our brand recognition, our business, financial condition and results of operations may be materially and adversely affected. See more detailed discussion of this risk factor on page 21 of this prospectus.

●	Our long-term success is highly dependent on our ability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets. See more detailed discussion of this risk factor on page 21 of this prospectus.

●	Our restaurant base is geographically concentrated in Hong Kong, and we could be negatively affected by conditions specific to Hong Kong. See more detailed discussion of this risk factor on page 22 of this prospectus.

●	Our expansion into new markets may present increased risks due in part to our unfamiliarity with the areas and also due to consumer unfamiliarity with our Japanese-inspired fine dining experience and may make our future results unpredictable. See more detailed discussion of this risk factor on page 23 of this prospectus.

●	We rely significantly on certain vendors and suppliers, which could adversely affect our business, financial condition or results of operations. See more detailed discussion of this risk factor on page 25 of this prospectus.

●	Changes in food and supply costs could adversely affect our business, financial condition or results of operations. See more detailed discussion of this risk factor on page 25 of this prospectus.

●	We may not be able to manage our supply chain effectively, which may adversely affect our results of operations. See more detailed discussion of this risk factor on page 25 of this prospectus.

●	Failure to receive frequent deliveries of fresh food ingredients and other supplies could harm our business, financial condition or results of operations. See more detailed discussion of this risk factor on page 26 of this prospectus.

●	Difficulties in recruiting, training and retaining experienced and skilled chefs could adversely affect our business. See more detailed discussion of this risk factor on page 26 of this prospectus.

●	Negative publicity relating to one of our restaurants could reduce sales at some or all of our other restaurants. See more detailed discussion of this risk factor on page 27 of this prospectus.

●	We are substantially dependent on the series of service agreements we entered into with our related parties, and the termination or non-renewal of such service agreements could have adverse effects on our results of operations. See more detailed discussion of this risk factor on page 27 of this prospectus.

●	We have engaged and in the future may engage in transactions with our related parties, and such transactions present possible conflicts of interest that could have an adverse effect on us. See more detailed discussion of this risk factor on page 28 of this prospectus.

●	Our Subsidiaries require various licenses, approvals and permits to operate our business. Any failure in obtaining or renewing any of the licenses, approvals and permits for our operations could materially adversely affect our business, results of operations and financial condition. See more detailed discussion of this risk factor on page 31 of this prospectus.

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We rely on individuals to hold all the liquor licenses of our restaurants and we may have to suspend or cease the sale of liquor in our shops if the relevant employees who hold the relevant liquor licenses fail to transfer the licenses in a timely manner. See more detailed discussion of this risk factor on page 31 of this prospectus.

●	We face risks related to instances of food contamination and food-borne illnesses. See more detailed discussion of this risk factor on page 32 of this prospectus.

Risks Related to Doing Business in Hong Kong (for a more detailed discussion, see “Risk Factors – Risks Related to Doing Business in Hong Kong” beginning on page 36 of this prospectus)

●	All of our operations are in Hong Kong, a special administrative region of the PRC. The regulations, rules and enforcement of laws of the PRC government may change rapidly with little advance notice. Due to the long-arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and the value of our Class A Ordinary Shares could decrease or become worthless. See more detailed discussion of this risk factor on page 36 of this prospectus.

●	The Hong Kong legal system embodies uncertainties that could limit the legal protections available to you and us. See more detailed discussion of this risk factor on page 37 of this prospectus.

●	Uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations, which could change at any time, could limit the legal protections available to us. See more detailed discussion of this risk factor on page 38 of this prospectus.

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong. See more detailed discussion of this risk factor on page 39 of this prospectus.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements. See more detailed discussion of this risk factor on page 39 of this prospectus.

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 44 of this prospectus.

●	We may be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. See more detailed discussion of this risk factor on page 40 of this prospectus.

Risks Related to our Class A Ordinary Shares (for a more detailed discussion, see “Risk Factors – Risks Related to our Class A Ordinary Shares” beginning on page 49 of this prospectus)

●	There has been no public market for our Class A Ordinary Shares prior to this IPO; if an active trading market does not develop, you may not be able to resell our Class A Ordinary Shares at any reasonable price. See more detailed discussion of this risk factor on page 49 of this prospectus.

●	The trading price of our Class A Ordinary Shares could be subject to rapid and substantial volatility. See more detailed discussion of this risk factor on page 49 of this prospectus.

●	Substantial future sales or perceived potential sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline. See more detailed discussion of this risk factor on page 50 of this prospectus.

●	Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company. See more detailed discussion of this risk factor on page 50 of this prospectus.

●	We will incur increased costs as a result of being a public company. See more detailed discussion of this risk factor on page 50 of this prospectus.

●	We rely on dividends and other distributions on equity paid by our Subsidiaries to fund any cash and financing requirements we may have. Any restrictions on the ability of our Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. See more detailed discussion of this risk factor on page 51 of this prospectus.

●	Any lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Class A Ordinary Shares. See more detailed discussion of this risk factor on page 51 of this prospectus.

●	Assuming our Class A Ordinary Shares are listed on the Nasdaq Capital Market, if we fail to meet applicable continued listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline. See more detailed discussion of this risk factor on page 52 of this prospectus.

●	If you purchase our Class A Ordinary Shares in this IPO, you will incur immediate and substantial dilution in the book value of your shares. See more detailed discussion of this risk factor on page 53 of this prospectus.

●	As we do not anticipate distributing dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment. See more detailed discussion of this risk factor on page 54 of this prospectus.

●	Our management has broad discretion to determine how to use the funds raised in this IPO and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares. See more detailed discussion of this risk factor on page 54 of this prospectus.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. See more detailed discussion of this risk factor on page 54 of this prospectus.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline. See more detailed discussion of this risk factor on page 55 of this prospectus.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands or Hong Kong may also be limited. See more detailed discussion of this risk factor on page 55 of this prospectus.

●	As the rights of a shareholder under laws of the Cayman Islands differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation. See more detailed discussion of this risk factor on page 56 of this prospectus.

●	Cayman Islands economic substance requirements may have an effect on our business and operations. See more detailed discussion of this risk factor on page 57 of this prospectus.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies. See more detailed discussion of this risk factor on page 58 of this prospectus.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. See more detailed discussion of this risk factor on page 58 of this prospectus.

●	There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares. See more detailed discussion of this risk factor on page 59 of this prospectus.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See more detailed discussion of this risk factor on page 59 of this prospectus.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.” See more detailed discussion of this risk factor on page 60 of this prospectus.

●	Our Chairman has substantial influence over us and his interests may not be aligned with the interests of our other shareholders. See more detailed discussion of this risk factor on page 60 of this prospectus.

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders. See more detailed discussion of this risk factor on page 60 of this prospectus.

Recent Regulatory Developments in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangement for both direct and indirect overseas listing and clarifies the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an initial public offering and listing shall include, but not be limited to: regulatory opinions, record filing, approval, and other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, as confirmed and advised by our PRC Counsel, China Commercial Law Firm, we are not obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on April 30, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules, because we are incorporated in the Cayman Islands and our operating subsidiary incorporated in Hong Kong and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on CSC’ daily business operations, its ability to accept foreign investments, and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to our Subsidiaries or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our Subsidiaries, the business operation of our Subsidiaries and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Subsidiaries becomes subject to the CAC or CSRC review, we cannot assure you that our Subsidiaries will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our Subsidiaries fail to receive or maintain such permissions or if the required approvals are denied, our Subsidiaries may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, (i) our Subsidiaries have received all requisite permissions and approvals for the operation of our business in Hong Kong namely the business registration certificate issued by the Hong Kong Business Registration Office, which was first issued in September 2022, the general restaurant licenses granted to our Subsidiaries and the licenced liquor premises licenses granted to our staffs on our behalf, all of which remain valid as of the date of this prospectus, and no such permissions and approvals have been denied, (ii) our Subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to issue our Class A Ordinary Shares to foreign investors, and (iii) we are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Class A Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our HKS Subsidiaries were established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

Furthermore, as confirmed and advised by our PRC Counsel, China Commercial Law Firm, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S. Although we have existing and potential customers who are mainland China individuals or companies that have shareholders or directors that are mainland China individuals, since neither we, nor our subsidiaries, are “PRC domestic companies” which are subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong or elsewhere who are not mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our subsidiaries in Hong Kong, none of our business activities are conducted in mainland China, and we have not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

In addition, although our Subsidiaries may collect and store certain data (including certain personal information) from our customers, some of whom may be companies in mainland China, in connection with our business and operations, as confirmed and advised by our PRC Counsel, China Commercial Law Firm, we and our Subsidiaries will not be deemed to be an “operator of critical information infrastructure” or any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for this IPO or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations in Hong Kong, since our Subsidiaries are incorporated and only operating in Hong Kong without any subsidiary or variable interest entity structure in mainland China.

However, if the applicable laws, regulations, or interpretations change and our Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill that, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a special administrative region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how PCAOB fulfills its responsibilities under the HFCA Act.

Our auditor, SRCO, C.P.A., Professional Corporation, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. SRCO, C.P.A., Professional Corporation is headquartered in New York, and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has unfettered ability to transfer information to the SEC. According to the PCAOB, its December 2021 determinations under the HFCA Act remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCA Act may result in the PCAOB reaffirming, modifying or vacating the determination. However, if the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

On December 29, 2022, the CAA was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Implications of Being a Controlled Company

Upon the completion of this IPO, our Controlling Shareholders will collectively own approximately 72.3% of the total issued and outstanding Ordinary Shares, representing approximately 93.3% of the total voting power, both directly and through CSC BVI, assuming the underwriters do not exercise their over-allotment option. As such, we will be deemed to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this IPO. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this IPO. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to this IPO. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion, or we issue more than $1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of the Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. These exemptions include, among others, the following:

●	Exemption from filing quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from Section 16 rules regarding transactions in our securities by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Corporate Information

Our principal executive office is located at 3/F, Cubus, 1 Hoi Ping Road, Causeway Bay, Hong Kong. Our telephone number is +852 2779 7328. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Our website can be found at https://csccollective.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Class A Ordinary Shares being offered by us:	1,500,000 Class A Ordinary Shares.

Assumed IPO Price per Class A Ordinary Share:	We estimate the IPO price will be between $4.00 and $5.00 per Class A Ordinary Share.

Authorized Share Capital:	$100,000,000 divided into 99,000,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares.

Number of Ordinary Shares outstanding before this IPO:	14,125,000 Ordinary Shares, consisting of 13,125,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares.

Number of Ordinary Shares outstanding after this IPO:

15,625,000 Ordinary Shares, consisting of 14,625,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares, assuming no exercise of the over-allotment option.

15,850,000 Ordinary Shares, consisting of 14,850,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares, assuming full exercise of the over-allotment option.

Over-allotment option:

We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the Class A Ordinary Shares sold in the IPO in any combination thereof, or up to 225,000 Class A Ordinary Shares, based on an assumed IPO price of $4.00 per Class A Ordinary Share, which is the low end of the price range stated on the cover page of this prospectus, solely to cover over-allotments, if any, at the IPO price, less the underwriting discounts.

Voting Rights:

Class A Ordinary Shares are entitled to one (1) vote per share.

Class B Ordinary Shares are entitled to fifty (50) votes per share.

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class, unless otherwise required by law or our Memorandum and Articles of Association. Our Controlling Shareholders, being the beneficial holders of our Class B Ordinary Shares, will collectively hold approximately 93.3% of the total voting power attached to our issued and outstanding Ordinary Shares, which votes are attributed to those attached to the 10,295,250 Class A Ordinary Shares owned directly by our Controlling Shareholders, and  those attached to the 1,000,000 Class B Ordinary Shares owned by our Controlling Shareholders through CSC BVI, following the completion of this IPO, assuming no exercise of the underwriters’ over-allotment option, and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Ordinary Shares” for additional information.

Conversion Rights:	Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Use of proceeds:

The primary purpose of this offering is to create a public market for our Class A Ordinary Shares for the benefit of all shareholders, to reduce our debt position by repaying existing loans including the loans we owe to our Controlling Shareholders, related parties and other non-controlling interests of our Subsidiaries and for expanding of our restaurant network in Hong Kong and across the globe.

We plan to use the net proceeds of this IPO as follows:

●	Approximately 30.1%, or $1,272,349, for repayment of existing loans owed to our Controlling Shareholders, related parties and non-controlling interests of our Subsidiaries;

●	Approximately 25.0%, or $1,057,482, for expanding our restaurant network in Hong Kong and across the globe;

● Approximately 30.0%, or $1,268,979, for potential mergers and acquisitions in the future. Currently, we have not identified any target to pursue such acquisitions and we aim to selectively identify suitable targets, such as raw material suppliers, other chains of restaurants, food commentator platforms and other media companies, to pursue acquisitions; and

● Approximately 14.9%, or $631,119, for working capital and other general corporate purposes.

For more information on the use of proceeds, see “Use of Proceeds” on page 65.

Lock-up agreements:	We, and all of our directors, officers, and five percent or greater shareholders, intend to agree with the underwriters, subject to certain exceptions, not to offer, issue, sell, transfer, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing; Proposed Nasdaq symbol:	We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “CSC.” At this time, Nasdaq has not yet approved our application to list our Class A Ordinary Shares. The consummation of this IPO is conditioned upon Nasdaq’s approval of our initial listing application, and there is no guarantee or assurance that our Class A Ordinary Shares will be approved for listing on Nasdaq.

Transfer agent and registrar:	Transhare Corporation

Risk factors:	Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 20.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	the expected or potential impacts of political and economic instability or volatility, geopolitical regional conflicts, terrorist activity, political unrest, civil strife, acts of war, public corruption, expropriation and other economic or political uncertainties;

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	our expectations regarding demand for and market acceptance of our services;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our Class A Ordinary Shares;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

An investment in our Class A Ordinary Shares involves a high degree of risk. You should carefully consider the following information about these risks together with the other information appearing elsewhere in this prospectus before deciding to invest in our Class A Ordinary Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of our Class A Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and the Industry

We operate in a highly competitive industry. Any failure to compete favorably could adversely affect our business, results of operations and financial condition.

The restaurant industry in Hong Kong is highly competitive. Key competitive factors in the industry include type of cuisine, food choice, food quality and consistency, quality of service, price, dining experience, restaurant location and the ambiance of the restaurant. There is a large number of restaurants in Hong Kong that specialize in Japanese cuisine, and our Subsidiaries also face competition from other players in this market including locally-owned restaurants and regional and international chains, particularly within the premium Japanese-styled dining categories. Many of our competitors have greater financial and operational resources and economics of scale, longer operating history, more strategic marketing activities and more established market position and brand recognition than we do. As a result, they may be better positioned to attract customers, identify and respond to their changing preferences and generate greater profits. Any inability to successfully compete with other restaurants in our market segments may prevent us from increasing or sustaining our revenues and profitability and cause us to lose market share, which could have a material adverse effect on our business, results of operations or financial condition. We may also need to modify or refine elements of our food offerings to evolve our concepts in order to compete with popular new restaurant styles or concepts that develop from time to time. There is no assurance that we will be successful in implementing these modifications or that these modifications will have the intended effect.

Further, the level of competition that our Subsidiaries face could also have a material adverse effect on our future growth and profitability if we are not able to maintain our competitive edge and distinguish our restaurants from those of our competitors. Our competitors may develop new restaurants that operate along the same concepts that are similar to those our Subsidiaries operate or intend to operate.

We have a relatively short operating history compared to some of our established competitors and face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our business and future prospects.

We have a relatively short operating history compared to some of our established competitors. We first commenced our business operations in 2022. However, due to our limited operating history, our historical performance and growth rate may not be indicative of our future performance. Our future performance may be more susceptible to certain risks than a company with a longer operating history in a different industry. Our future revenues and cash flows may fluctuate significantly given our short operating history, rendering it difficult to predict our results of operations and prospects. Many of the factors discussed below could adversely affect our business and prospects and future performance, including:

●	our ability to introduce and manage new menu, product or restaurant theme in response to changes in customer demographics and consumer tastes and preferences;

●	the continued growth and development of the restaurant industry;

●	our ability to ensure that the quality of our food and service meets client expectations;

●	our ability to maintain the quality of our service, menu, food, and reputation;

●	our ability to maintain and enhance our relationships with our suppliers;

●	our ability to maintain or improve our operational efficiency;

●	our ability to defend ourselves in any legal or regulatory actions against us;

●	our ability to effectively manage our growth;

●	our ability to anticipate and adapt to changing market conditions and a competitive landscape, to compete effectively with our competitors in the restaurant industry; and

●	our ability to attract and retain qualified and skilled employees.

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected. As our business develops and as we respond to competition, we may continue to introduce new menu items, service offerings, make adjustments to our existing services, or make adjustments to our business operations in general. There is no assurance that we will sustain profitability or positive cash flow from our existing operations or from any expanded or new operations, nor that we will be able, upon the completion of the IPO, to expand operations beyond our current level. Any significant change to our business model that does not achieve expected results could have a material and adverse impact on our financial condition and results of operations. It is therefore difficult to effectively assess our future prospects.

Our future success depends on our ability to meet customer expectations and anticipate and react to evolving customer preferences.

Our continuous introduction of new menu items is a measure to cope with the ever-changing customer preferences and remain competitive in the market. In the past, our Subsidiaries have launched a number of new menus, side dishes and drinks with a view to catering our customers’ changing tastes and dietary habits. We believe our future success depends, to a large extent, on our ability to offer new menu items and refine our existing dishes based on evolving market trends and tastes, dietary habits, expectations, and other preferences of our target customers. We cannot assure that the existing and new menu items of our restaurants will continue to attract and be accepted by our target customers in the future. If we fail to anticipate or react to the latest food trends or customer preferences, we may lag behind our Subsidiaries’ competitors in developing and introducing dishes which appeal to our customers, which could in turn cause us to lose our competitiveness, and our business and results of operations could be adversely affected.

Our future success depends on the popularity of Japanese cuisine and if Japanese cuisine loses popularity or if we fail to identify customers’ changing preferences, our financial conditions and future growth may be adversely affected.

According to the statistics of the Food and Environmental Hygiene Department of Hong Kong (“FEHD”), as of June 2025, there were 12,599 licenced general restaurants in Hong Kong, out of which 2,126 and 1,634 restaurants are approved to sell sashimi and sushi, respectively. These restaurants are predominantly Japanese restaurants. However, we cannot ensure that Japanese cuisine will continue to be well received by our customers or that the Japanese dining market will grow at the expected growth rate.

Similarly, we need to anticipate and respond to customers’ changing preferences in the restaurant industry. If we are unable to identify new trends in terms of new recipes or food ingredients, our business may lose popularity.

If there is a decline in popularity of Japanese cuisine among our customers and if we fail to run our existing restaurants in a profitable manner, or we fail to change our cuisine served to adapt to market changes, our financial performance may be adversely affected.

Our future success depends significantly on the market’s recognition of our brands, and if we are not able to maintain or enhance our brand recognition, our business, financial condition and results of operations may be materially and adversely affected.

We operate two restaurants in four distinctive brands. Our restaurants are branded “Teppanyaki Mihara Goten”, “Sukiyaki Nakagawa”, “Takumi Mixology Salon” and “Nadagogo Yakitori Izakaya”. Our growth and future success depend extensively on the market’s recognition of our brands, however, our ability to maintain our brand recognition depends on a number of factors of which are beyond our control including customer taste and preference. We must therefore continue to distinguish ourselves from other market players in the restaurant industry in Hong Kong and strengthen customers’ preference towards our brands. Our ability to maintain and enhance our brand image depends, to a large extent, on our ability to promote our brands by opening new restaurants. This image depends on our ability to maintain the highest level of food quality and customer service across our restaurants to prevent customers from experiencing any instances of poor hygiene, bad food quality, poor customer service or personal injury which could tarnish our brands and our business. If we are unable to do so, the value of our brand will be diminished, and our business and results of operations may be materially and adversely affected. As we continue to grow in size, expand our food offerings and services and extend our geographic reach, maintaining quality and consistency may be more difficult and we cannot assure you that customers’ confidence in our brand name will not be diminished.

Our long-term success is highly dependent on our ability to successfully identify and secure appropriate sites and timely develop and expand our operations in existing and new markets.

One of the key means of achieving our growth strategies will be through opening and operating new restaurants on a profitable basis for the foreseeable future. We plan to open more restaurants in the coming years.    We identify target markets where we can enter or expand, taking into account numerous factors such as the locations of our current restaurants, demographics, traffic patterns and information gathered from various sources. We may not be able to open our planned new restaurants within budget or on a timely basis, if at all, given the uncertainty of these factors, which could adversely affect our business, financial condition and results of operations. As we operate more restaurants, our rate of expansion relative to the size of our restaurant base will eventually decline.

The number and timing of new restaurants opened during any given period may be negatively impacted by a number of factors including, without limitation:

●	identification and availability of locations with the appropriate size, traffic patterns, local retail and business attractions and infrastructure that will drive high levels of guest traffic and sales per unit;

●	competition in existing and new markets, including competition for restaurant sites;

●	the ability to negotiate suitable lease terms;

●	the lack of development and overall decrease in commercial real estate due to a macroeconomic downturn;

●	recruitment and training of qualified personnel in the local market;

●	our ability to obtain all required governmental permits, including the general restaurant licenses and liquor licenses, on a timely basis;

●	our ability to control construction and development costs of new restaurants;

●	landlord delays;

●	the proximity of potential sites to an existing restaurant, and the impact of cannibalization on future growth;

●	anticipated commercial, residential and infrastructure development near our new restaurants; and

●	the cost and availability of capital to fund construction costs and pre-opening costs.

Accordingly, we cannot assure you that we will be able to successfully expand as we may not correctly analyze the suitability of a location or anticipate all of the challenges imposed by expanding our operations. Our growth strategy, and the substantial investment associated with the development of each new restaurant, may cause our operating results to fluctuate and be unpredictable or adversely affect our business, financial condition or results of operations. If we are unable to expand in existing markets or penetrate new markets, our ability to increase our sales and profitability may be materially harmed or we may face losses.

Our restaurant base is geographically concentrated in Hong Kong, and we could be negatively affected by conditions specific to Hong Kong.

Our restaurants are located in Hong Kong. Adverse changes in demographic, unemployment, economic, regulatory or weather conditions in Hong Kong have had, and may continue to have, material adverse effects on our business, financial condition or results of operations. As a result of our concentration in Hong Kong, we have been, and in the future may be, disproportionately affected by adverse conditions in either of these markets compared to other chain restaurants with a national footprint. For details of the risks related to doing business in Hong Kong, see “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 36 of this prospectus for more detailed discussion of this risk factor.

We may not be able to maintain and increase the sales and profitability of our existing restaurants.

The sales of existing restaurants will also affect our sales growth and will continue to be a critical factor affecting our revenue and profit. Our ability to increase existing restaurant sales depends in part on our ability to successfully implement our initiatives to increase customer traffic, seat turnover and spending per customer. Examples of these initiatives include offering innovative dishes and special beverage options, enhancing dining experience to attract repeat customers, ensuring food quality to enhance customer loyalty. There can be no assurance that we will be able to achieve our targeted sales growth and profitability for our existing restaurants. Also, we cannot ensure that existing restaurant sales will not decrease. If we are unable to achieve our targeted sales and profitability goals in our existing markets, our business, financial condition and results of operations may be materially adversely affected.

In addition, if we open new restaurants in our existing geographic markets, the sales performance and customer traffic of our existing restaurants near such new restaurants may decline as a result of increased competition. This may in turn adversely affect our business, financial condition and results of operations of our existing restaurants.

Our expansion into new markets may present increased risks due in part to our unfamiliarity with the areas and also due to consumer unfamiliarity with our Japanese-inspired fine dining experience and may make our future results unpredictable.

We are a food service company operating high-end luxury brands of restaurants in Hong Kong. We design all our restaurants to create a premium dining experience and exclusive entertaining experience within a destination location. We plan to continue to increase the number of our restaurants in the next several years as part of our expansion strategy. We may in the future open restaurants in markets where we have little or no operating experience. This growth strategy and the substantial investment associated with the development of each new restaurant may cause our operating results to fluctuate and be unpredictable or adversely affect our business, financial condition or results of operations. Restaurants we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than restaurants we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets and there may be little or no market awareness of our brand in these new markets. We may need to make greater investments than we originally planned in advertising and promotional activity in new markets to build brand awareness. We also may find it more difficult in new markets to hire, motivate and keep qualified employees who share our vision, passion and business culture. If we do not successfully execute our plans to enter new markets, our business, financial condition or results of operations could be materially adversely affected.

New restaurants, once opened, may not be profitable, and the increases in average restaurant sales and comparable restaurant sales that we have experienced in the past may not be indicative of future results.

Based on experience, our new restaurants have historically tended to gain recognition and sales as the number of months in operation increases, with no “honeymoon” period during which sales generally rise at the time of opening. In new markets, the length of time before average sales for new restaurants stabilize is less predictable as a result of our limited knowledge of these markets and consumers’ limited awareness of our brand. New restaurants in the future may not be profitable, and their sales performance may not follow historical patterns. In addition, our average restaurant sales and comparable restaurant sales may not increase at the rates achieved over the past several years. Our ability to operate new restaurants profitably and increase average restaurant sales and comparable restaurant sales will depend on many factors, some of which are beyond our control, including:

●	consumer awareness and understanding of our brand and our Japanese-inspired fine dining experience;

●	general economic conditions, which can affect restaurant traffic, local labor costs and prices we pay for the food products and other supplies we use;

●	changes in consumer preferences and discretionary spending;

●	competition, either from our competitors in the restaurant industry or our own restaurants;

●	temporary and permanent site characteristics of new restaurants; and

●	changes in government regulations.

If our new restaurants do not perform as planned, our business and future prospects could be harmed. In addition, if we are unable to achieve our expected average restaurant sales, our business, financial condition or results of operations could be adversely affected.

We may be unable to successfully implement our future business plans and objectives.

Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate; our ability to cope with high exposure to financial risk, operational risk, market risk, and credit risk as our business and customer base expands; and our ability to provide, maintain, and improve the level of human and other resources in servicing our customers. As such, we cannot assure that our future business plans will materialize, that our objectives will be accomplished fully or partially, or that our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance could be materially and adversely affected. As all of our revenue and profit is derived from our restaurant services, to the extent that any diversification efforts into new fields that complement our restaurant business prove unsuccessful, our business performance could be materially adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and it may also present new risks associated with entering additional markets or offering new products or services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial, and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We plan to expand our operations to regions outside of Hong Kong and may have difficulties adapting to their different legal frameworks, economic systems and business practices.

Currently, our operations are in Hong Kong. We plan to expand our operations to other regions, including to jurisdictions where we have limited operating experience and may have difficulties adapting to their different legal frameworks, economic systems and business practices that differ from or are in addition to those faced by our operations in Hong Kong, including:

●	cultural and language differences;

●	limited “brand” recognition;

●	different employment laws and rules, employment or service contracts, compensation methods, and social and cultural factors that could result in employee turnover, lower utilization rates, higher costs and cyclical fluctuations in utilization that could adversely affect financial and operating results;

●	foreign currency disruptions and currency fluctuations between the Hong Kong dollar and foreign currencies that could adversely affect financial and operating results;

●	different legal and regulatory requirements and other barriers to conducting business;

●	greater difficulties in resolving the collection of receivables when legal proceedings are necessary;

●	greater difficulties in managing our global operations, including customer relationships, in certain locations;

●	disparate systems, policies, procedures and processes;

●	failure to comply with the anti-bribery laws of other jurisdictions;

●	higher operating costs;

●	potential restrictions or adverse tax consequences for the repatriation of foreign earnings, such as trapped foreign losses and importation or withholding taxes;

●	different or less stable political and/or economic environments;

●	conflicts between and among Hong Kong and countries in which we conduct business, including those arising from trade disputes or disruptions, the termination or suspension of treaties, or boycotts; and

●	civil disturbances or other catastrophic events that reduce business activity.

If we are not able to quickly adapt to or effectively manage our operations in geographic markets outside Hong Kong, our business prospects and results of operations could be negatively impacted.

Our failure to manage our growth effectively could harm our business and operating results.

Our growth plan includes opening new restaurants. Our existing restaurant management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure which could harm our business, financial condition or results of operations.

Our limited number of restaurants, the significant expense associated with opening new restaurants, and the unit volumes of our new restaurants make us susceptible to significant fluctuations in our results of operations.

Currently, we operate two restaurants under four distinctive brands. We intend to open new restaurants in the coming years. The capital resources required to develop each new restaurant are significant. The costs of store investment may vary significantly depending upon a variety of factors, including the site and size of the restaurant and conditions in the local real estate and labor markets. The combination of our relatively small number of existing restaurants, the significant investment associated with each new restaurant, variance in the operating results in any one restaurant, or a delay or cancellation in the planned opening of a restaurant could materially affect our business, financial condition or results of operations. We may close stores that we deem unprofitable after opening.

We rely significantly on certain vendors and suppliers, which could adversely affect our business, financial condition or results of operations.

Our ability to maintain consistent price and quality throughout our restaurants depends in part upon our ability to acquire specified food products and supplies in sufficient quantities from third-party vendors and suppliers at a reasonable cost. In addition, we make purchases from a few selected suppliers for certain specialized equipment utilized in our restaurants. We consider major service suppliers in each period to be those suppliers that accounted for more than 10% of overall purchases in such period. For the year ended April 30, 2025, three major suppliers accounted for approximately 22.9%, 15.8% and 11.7% of our total purchases, respectively. For the year ended April 30, 2024, two major suppliers accounted for approximately 18.3% and 16.6% of our total purchases, respectively.

We do not control the businesses of our vendors and suppliers and our efforts to specify and monitor the standards by which they perform may not be successful. Furthermore, certain food items are perishable, and we have limited control over whether these items will be delivered to us in appropriate condition for use in our restaurants. If any of our vendors or other suppliers are unable to fulfill their obligations to our standards, or if we are unable to find replacement providers in the event of a supply or service disruption, we could encounter supply shortages and incur higher costs to secure adequate supplies, which could materially adversely affect our business, financial condition or results of operations.

Changes in food and supply costs could adversely affect our business, financial condition or results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs. Shortages or interruptions in the availability of certain supplies caused by unanticipated demand, problems in production or distribution, food contamination, inclement weather or other conditions could adversely affect the availability, quality and cost of our ingredients, which could harm our operations. Any increase in the prices of the food products most critical to our menu, such as rice, fish and other seafood, as well as fresh vegetables, could adversely affect our business, financial condition or results of operations. Although we try to manage the impact that these fluctuations have on our operating results, we remain susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, generalized infectious diseases, product recalls and government regulations. In addition, our supply chain is subject to increased costs caused by the effects of climate change. Increasing weather volatility and changes in global weather patterns can reduce crop size and crop quality, which could result in decreased availability or higher pricing for our produce and other ingredients. These factors are beyond our control and, in many instances, unpredictable. Climate change and government regulation relating to climate change could also result in construction delays for new restaurants and interruptions to the availability or increases in the cost of utilities.

If any of suppliers perform inadequately, or our distribution or supply relationships are disrupted for any reason, our business, financial condition, results of operations or cash flows could be adversely affected. If we cannot replace or engage suppliers who meet our specifications in a short period of time, that could increase our expenses and cause shortages of food and other items at our restaurants, which could cause a restaurant to remove items from its menu. If that were to happen, affected restaurants could experience significant reductions in sales during the shortage or thereafter, if guests change their dining habits as a result. In addition, because we provide moderately priced food, we may choose not to, or may be unable to, pass along commodity price increases to consumers. These potential changes in food and supply costs could materially adversely affect our business, financial condition or results of operations.

We may not be able to manage our supply chain effectively, which may adversely affect our results of operations.

There is risk in our ability to effectively scale production and processing and effectively manage our supply chain requirements. For example, we rely on a limited number of suppliers, and, in some cases, on single-source suppliers, for several ingredients and raw food materials. Some of these suppliers are small family-owned businesses or sole proprietors who may not be able to quickly scale their production to match our growth, or at all. As we continue to grow our business, if we are unable to obtain the desired amount of ingredients or raw food materials from these suppliers, we may be forced to modify our menu offerings or our recipes or obtain ingredients from different suppliers that may be at a higher cost or may be of a lower quality than our original ingredients. Any of these changes could result in changes to our food taste and quality and could be less appealing to our guests, and any increase in costs could have an adverse impact on our profitability and the results of operations. See “—Risks Related to Our Business and Industry — We rely significantly on certain vendors and suppliers, which could adversely affect our business, financial condition or results of operations.”

We must accurately forecast demand for each of our menu offerings to ensure that we have adequate available food supply. Our forecasts are based on multiple assumptions which may cause our estimates to be inaccurate and affect our ability to obtain adequate demands and quantities from our suppliers in order to meet demand, which could prevent us from meeting partner and guest demand and harm our brand and our business.

We must also continuously monitor our inventory against forecasted demand. If we underestimate demand, we risk having inadequate supplies. On the other hand, if we have too much food inventory on hand, it may reach its expiration date and become unusable. If we are unable to manage our supply chain effectively, our operating costs could increase, and our profit margins could decrease.

Failure to receive frequent deliveries of fresh food ingredients and other supplies could harm our business, financial condition or results of operations.

Our ability to maintain our menu depends in part on our ability to acquire ingredients that meet our specifications from reliable suppliers. Shortages or interruptions in the supply of ingredients caused by unanticipated demand, problems in production or distribution, food contamination, inclement weather or other conditions could adversely affect the availability, quality and cost of our ingredients, which could harm our business, financial condition or results of operations. If any of suppliers performs inadequately, or our distribution or supply relationships are disrupted for any reason, our business, financial condition or results of operations could be adversely affected. If we cannot replace or engage suppliers who meet our specifications in a short period of time, that could increase our expenses and cause shortages of food and other items at our restaurants, which could cause a restaurant to remove items from its menu. If that were to happen, affected restaurants could experience significant reductions in sales during the shortage or thereafter, if guests change their dining habits as a result. This reduction in sales could materially adversely affect our business, financial condition or results of operations.

The security of operations of, and fees charged by, third-party payment platforms may have a material adverse effect on our business and results of operations.

Currently, we accept payments of our customers through third-party payment platforms and online food commentator platforms. In all of these payment transactions, secured transmission of confidential information such as the users’ credit card numbers and personal information over public networks and through the payment platforms is essential to maintaining consumer confidence.

We do not have control over the security measures of our third-party payment platforms. Any security breaches of a payment platform that we use could expose us to litigation and possible liability for failing to secure confidential customer information and could, among other things, damage our reputation and the perceived security of the other payment platforms that we use. If a well-publicized Internet or mobile network security breach were to occur, users may become reluctant to purchase our vouchers and coupons, even if such breach did not involve payment systems or methods used by us. In addition, there may be billing software errors that would damage customer confidence in these payment platforms. If any of the above were to occur and damage our reputation or the perceived security of the payment platforms we use, we may lose paying users and users may be discouraged from spending on such platform, which may have a material adverse effect on our business.

Our future success depends on our ability to meet customer expectations and anticipate and react to evolving customer preferences.

Our continuous introduction of new menu items is a measure to cope with the ever-changing customer preferences and remain competitive in the market. In the past, our Subsidiaries have launched a number of new menus, side dishes and drinks with a view to catering our customers’ changing tastes and dietary habits. We believe our future success depends, to a large extent, on our ability to offer new menu items and refine our existing dishes based on evolving market trends and tastes, dietary habits, expectations, and other preferences of our target customers. We cannot assure that our restaurant outlets’ existing and new menu items will continue to attract and be accepted by our target customers in the future. If we fail to anticipate or react to the latest food trends or customer preferences, we may lag behind our Subsidiaries’ competitors in developing and introducing dishes which appeal to our customers, which could in turn cause us to lose our competitiveness, and our Subsidiaries’ business and results of operations could be adversely affected.

Difficulties in recruiting, training and retaining experienced and skilled chefs could adversely affect our business.

Our ability to grow our business through planned expansion in the number of restaurants we operate depends in large part on our ability to recruit, train and retain experienced and Japanese-trained skilled chefs for such restaurants. The restaurant industry has a high turnover rate, and it is very difficult to nurture chefs. Typically, we carry out our recruitment in both Japan and Hong Kong. However, there is no assurance we will be successful in recruiting, training and retaining a sufficient number of experienced and skill chefs to support our existing restaurants as well as our future restaurants from our planned expansion.

In the restaurant industry, specifically Japanese-style dining, competition for qualified chefs is intense and we may be unable to identify and recruit a sufficient number of chefs to meet our growing needs, especially in markets where our brand is less established. As a result, because we aim to hire the experienced sushi artisans and Japanese chefs, we may be required to pay higher wages and provide greater benefits. Our commitment to taking care of our chefs may cause us to incur higher labor costs compared to other restaurant companies. Additionally, we are subject to the minimum wages protection and the Hong Kong government has recently raised the minimum wages in May 2025. Such increase has and may continue to cause an increase to our labor and related expenses and cause the operating profit margins of our restaurants to decline. In the event there are additional minimum wage increases, increases in employee turnover or other legislation related to employee benefits are enacted or changed, we may be required to implement additional pay increases or provide additional benefits in the future in order to continue to recruit, reward and retain the most qualified sushi artisans, which may put further pressure on our operating margins by increasing costs. Overall, we expect wages at all levels to continue to increase in the near term and we expect these rising wages to add pressure to our operating profit.

In addition to the expected increased costs of labor, if we are unable to identify and recruit a sufficient number of skilled chefs to meet our growing needs, we may need to decrease the operating hours of some of our restaurants, which would result in decrease in our revenue.

A decline in visitors to any of the urban city centers where our restaurants are located could negatively affect our restaurant sales.

Our restaurants are primarily located along the street or in prime buildings of high-activity areas. We depend on high visitor rates in these areas to attract guests to our restaurants. Factors that may result in declining visitor rates include economic or political conditions, anchor tenants closing in retail centers or shopping malls in which we operate, changes in consumer preferences or shopping patterns, changes in discretionary consumer spending, increasing petroleum prices, or other factors, which may adversely affect our business, financial condition or results of operations.

Opening new restaurants in existing markets may negatively affect sales at our existing restaurants.

The consumer target area of our restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant in or near markets in which we already have restaurants could adversely affect the sales of these existing restaurants and thereby adversely affect our business, financial condition or results of operations. Existing restaurants could also make it more difficult to build our consumer base for a new restaurant in the same market. Our core business strategy does not entail opening new restaurants that we believe will materially affect sales at our existing restaurants, but we may selectively open new restaurants in and around areas of existing restaurants that are operating at or near capacity to effectively serve our guests. Sales cannibalization between our restaurants may become significant in the future as we continue to expand our operations and could affect our sales growth, which could, in turn, materially adversely affect our business, financial condition or results of operations.

Operating results at our restaurants could be significantly affected by competition in the restaurant industry in general and, in particular, within the dining segments of the restaurant industry in which we compete.

We face significant competition from a variety of restaurants offering both Japanese and non-Japanese cuisine, as well as takeout offerings from grocery stores and other outlets where Japanese food is sold. These segments are highly competitive with respect to, among other things, product quality, dining experience, ambience, location, convenience, value perception, and price. Our competition continues to intensify as competitors increase the breadth and depth of their product offerings and open new locations. These competitors may have, among other things, chefs who are widely known to the public that may generate more notoriety for those competitors as compared to our brand. We also compete with many restaurants and retail establishments for site locations and restaurant-level employees.

Several of our competitors offering Japanese and related choices may look to compete with us on price, quality and service. Any of these competitive factors may materially adversely affect our business, financial condition or results of operations.

Negative publicity relating to one of our restaurants could reduce sales at some or all of our other restaurants.

Our success is dependent in part upon our ability to maintain and enhance the value of our brand and consumers’ connection to our brand. We may, from time to time, be faced with negative publicity relating to food quality, restaurant facilities, guest complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing, employee relationships or other matters, regardless of whether the allegations are valid or whether we are held to be responsible. The negative impact of adverse publicity relating to one restaurant may extend far beyond the restaurant involved to affect some or all of our other restaurants, thereby causing an adverse effect on our business, financial condition or results of operations. A similar risk exists with respect to unrelated food service businesses, if consumers associate those businesses with our own operations.

The considerable expansion in the use of social media over recent years can further amplify any negative publicity that could be generated by such incidents. Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. Information posted on such platforms may be adverse to our interests and/or may be inaccurate. The dissemination of inaccurate or irresponsible information online could harm our business, reputation, prospects, financial condition, or results of operations, regardless of the information’s accuracy. The damage may be immediate without affording us an opportunity for redress or correction.

Additionally, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition or results of operations. Consumer demand for our restaurants and our brand’s value could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode consumer confidence in us or our restaurants, which would likely result in lower sales and could materially adversely affect our business, financial condition or results of operations.

Our marketing programs may not be successful, and our new menu items, advertising campaigns and restaurant designs and remodels may not generate increased sales or profits.

We incur costs and expend other resources in our marketing efforts on new menu items, advertising campaigns and restaurant designs and remodels to raise brand awareness and attract and retain guests. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher sales. Additionally, some of our competitors have greater financial resources, which enables them to spend significantly more on marketing and advertising and other initiatives than we are able to. Should our competitors increase spending on marketing and advertising and other initiatives, or our marketing funds decrease for any reason, or should our advertising, promotions, new menu items and restaurant designs and remodels be less effective than our competitors, there could be a material adverse effect on our business, financial condition or results of operations.

We are dependent on the series of service agreements we entered into with our related parties, and the termination or non-renewal of such service agreements could have adverse effects on our results of operations.

For the financial years ended April 30, 2024 and 2025, we entered into a series of service agreements with certain related parties, one of the service agreements has been terminated between April 2024 and up to the date of this prospectus.

Under and pursuant to these service agreements, these related parties provide us with administration, operation support, financial and accounting, repair and maintenance, marketing and design services from time to time. Furthermore, for the years ended April 30, 2024 and 2025, the related parties were also responsible for the employment of kitchen staff, especially Japanese trained and skilled chefs, both in Hong Kong and abroad, who were then being seconded to our restaurants. As of the date of this prospectus, all of our kitchen staff are employed directly by our Subsidiaries.

These service agreements do not have an expiry date but either party may terminate such agreement upon prior notice. We cannot guarantee that these service agreements will not be terminated. The termination of these service agreements would lead to a temporary impact of the operations of our restaurants, reduce the scale of our operations and business and hence could have adverse effects on our results of operations.

We have engaged and in the future may engage in transactions with our related parties, and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered and may continue to enter into transactions with our related parties in our business and operations through a series of service agreements we enter with them. Specifically, Mr. Chiu our chairman and non-executive director, owns and controls Winner Dragon Limited and, Mr. Tsui, our chief financial officer and executive director, is also a director of Winner Dragon Limited, both of which are our related parties. Such transactions may not have been/may not be, entered into on an arms-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with a related party. This could have a material effect on our business, results of operations and financial condition. Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors.

Although, immediately after this IPO, we will become a stand-alone public company and have an audit committee, consisting of independent directors, to review and approve all proposed related party transactions including those between our related parties and us, we may not be able to resolve all potential conflicts of interest, and even if we do so, the resolution may be less favorable to us than if we were dealing with an Independent Third Party.

New information or attitudes regarding diet and health could result in changes in regulations and consumer consumption habits that could adversely affect our business, financial condition or results of operations.

Changes in attitudes regarding diet and health or new information regarding the adverse health effects of consuming certain foods could result in changes in government regulation and consumer eating habits that may impact our business, financial condition or results of operations. These changes have resulted in, and may continue to result in, laws and regulations requiring us to disclose the nutritional content of our food offerings, and they have resulted in, and may continue to result in, laws and regulations affecting permissible ingredients and menu offerings. Unfavorable publicity about, or guests’ reactions to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our offerings, thereby adversely affecting our business, financial condition or results of operations.

Compliance with current and future laws and regulations regarding the ingredients and nutritional content of our menu items may be costly and time-consuming. Additionally, if consumer health regulations or consumer eating habits change significantly, we may be required to modify or discontinue certain menu items, and we may experience higher costs associated with the implementation of those changes, as well as adversely affect the attractiveness of our restaurants to new or returning guests. We cannot predict the impact of any new nutrition labeling requirements. The risks and costs associated with nutritional disclosures on our menus could also impact our operations, particularly given differences among applicable legal requirements and practices within the restaurant industry with respect to testing and disclosure, ordinary variations in food preparation among our own restaurants, and the need to rely on the accuracy and completeness of nutritional information obtained from third-party suppliers.

We may not be able to effectively respond to changes in consumer health perceptions or successfully implement the nutrient content disclosure requirements and to adapt our menu offerings to trends in eating habits. The imposition of menu labeling laws and an inability to keep up with consumer eating habits could materially adversely affect our business, financial condition or results of operations, as well as our position within the restaurant industry in general.

If we are unable to maintain or increase prices, our margins may decrease.

We strive to use high-quality ingredients that are often more costly than lower quality ingredients and/or ingredients that are farmed through less environmentally conscious methods. Our continued success depends on our ability to persuade our guests that the variety and choice of quality food that we provide is worth the higher prices compared to eating at many of our competitors. If we are unable to persuade our guests about the quality of our food, we may be required to change our pricing, advertising, or promotional strategies to retain existing guests or attract new guests, which could adversely affect the strength of our brand and our business, financial condition, and results of operations.

We rely in part on price increases from time to time to offset cost increases, including the cost of ingredients, commodities, insurance, labor, marketing, taxes, real estate and other key operating costs, and improve the profitability of our business. We have increased the prices of our food over the past few years, and we expect to further increase prices in the future. Our ability to maintain prices or effectively implement price increases may be affected by a number of factors, including competition, the effectiveness of our marketing programs, the continuing strength of our brand, and general economic conditions, including inflationary pressures. During challenging economic times, consumers may be less willing or able to dine out, making it more difficult for us to maintain prices and/or effectively implement price increases. In addition, increasing prices could negatively affect the loyalty of our existing guest base and cause them to reduce their spending with us or impact our ability to attract new guests, particularly as we expand our footprint into new geographies where guests might have greater price sensitivity. If our price increases are not accepted by guests and reduce sales volume, or are insufficient to offset increased costs, our business, financial condition, and results of operations could be adversely affected.

We are subject to all of the risks associated with leasing space subject to long-term non-cancelable leases.

We do not own any real property. Payments under our operating leases account for a significant portion of our operating expenses and we expect the new restaurants we open in the future will similarly be leased. The majority of our operating leases have lease terms of within ten years, inclusive of customary extensions which are the option of the Company. Most of our leases require a fixed annual rent which generally increases each year. Generally, our leases are “net” leases, which require us to pay all of the cost of insurance, taxes, maintenance and utilities. We generally cannot cancel these leases. Additional sites that we lease are likely to be subject to similar long-term non-cancelable leases. If an existing or future restaurant is not profitable, and we decide to close it, we may nonetheless be committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. In addition, as each of our leases expires, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to pay increased occupancy costs or to close restaurants in desirable locations. If we fail to negotiate renewals, we may have to dispose of assets at such restaurant locations and incur closure costs as well as impairment of property and equipment. Furthermore, if we fail to negotiate renewals, we may incur additional costs associated with moving transferable furniture, fixtures and equipment. This potential increased occupancy and moving costs, as well as closures of restaurants, could materially adversely affect our business, financial condition or results of operations.

Macroeconomic conditions, including economic downturns, may cause landlords of our leases to be unable to obtain financing or remain in good standing under their existing financing arrangements, resulting in failures to pay required tenant improvement allowances or satisfy other lease covenants to us. In addition, tenants at shopping centers in which we are located or have executed leases, or to which our locations are near, may fail to open or may cease operations. Decreases in total tenant occupancy in shopping centers in which we are located, or to which our locations are near, may affect traffic at our restaurants. All of these factors could have a material adverse impact on our business, financial condition or results of operations.

Our business is dependent on information technology and is subject to cybersecurity risks. A cyberattack may disrupt our operations and compromise the personal data of our customers.

We rely on information technology to maintain our electronic systems and database in the course of our business operations, including point-of-sale processing in our restaurants for management of our supply chain, payment of obligations, collection of cash, credit and debit card transactions and other processes and procedures. While we take measures to ensure the security of our information technology systems, our systems are susceptible to outages from fire, floods, power loss, telecommunications failures, data leakage, human error, hacking and break-ins, cyber-attacks and similar events. The occurrence of any of these events could disrupt or damage our information technology systems and hamper our internal operations, disable our ability to handle the orders of customers efficiently or at all, and adversely impact our customer service, volumes, and revenues and result in increased cost.

Furthermore, threats to information technology systems, including as a result of cyberattacks and cyber incidents, continue to grow. Cybersecurity risks could include, but are not limited to, malicious software that attempts to gain unauthorized access to our data, and the unauthorized release, corruption, or loss of our data and personal information, interruptions in communication, loss of our intellectual property or theft of our sensitive or proprietary technology, loss or damage to our data delivery systems or other electronic security, including with our property and equipment.

The cybersecurity risks could:

●	Disrupt our operations and damage our information technology systems;

●	Subject us to various penalties and fees by third parties;

●	Negatively impact our ability to compete;

●	Enable the theft or misappropriation of funds;

●	Cause the loss, corruption, or misappropriation of proprietary or confidential information;

●	Expose us to litigation; and

●	Result in injury to our reputation, downtime, loss of revenue, and increased costs to prevent, respond to, or mitigate cybersecurity events.

If a cybersecurity event occurs, it could harm our business and reputation and could result in a loss of customers. Likewise, data privacy breaches by employees and others who access our systems may pose a risk that sensitive customer data may be exposed to unauthorized persons or to the public, adversely impacting our customer service, employee relationships, and our reputation.

While we continue to make efforts to evaluate and improve our systems and particularly the effectiveness of our security program, procedures, and systems, it is possible that our business, financial, and other systems could be compromised, which could go unnoticed for a prolonged period, and there can be no assurance that the actions and controls that we implement, or which we cause third-party service providers to implement, will be sufficient to protect our systems, information, or other property. Additionally, customers or third parties upon whom we rely face similar threats, which could directly or indirectly impact our business and operations. The occurrence of a cyber incident or attack could have a material adverse effect on our business, financial condition, and results of operations.

There is also no assurance that we will be able to successfully keep up with technological improvements in order to meet our customers’ needs or that technology developed by competitors will not have an adverse impact on the competitiveness or attractiveness of our services. In addition, hardware or software failure relating to information technology systems could significantly disrupt customer workflows and cause economic losses for which we could be held liable and that could damage our reputation. We are also subject to hacking or other attacks on our information technology systems.

Our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media could materially adversely impact our business, financial condition or results of operations.

Our marketing efforts rely heavily on the use of social media. In recent years, there has been a marked increase in the use of social media platforms, including weblogs (blogs), mini-blogs, chat platforms, social media websites, and other forms of Internet-based communications which allow individuals access to a broad audience of consumers and other interested persons. Many of our competitors are expanding their use of social media, and new social media platforms are rapidly being developed, potentially making more traditional social media platforms obsolete. As a result, we need to continuously innovate and develop our social media strategies in order to maintain broad appeal with guests and brand relevance. We also continue to invest in other digital marketing initiatives that allow us to reach our guests across multiple digital channels and build their awareness of, engagement with, and loyalty to our brand. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher sales or increased brand recognition.

Our current insurance may not provide adequate levels of coverage against claims.

There are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business, financial condition or results of operations. In addition, our current insurance policies may not be adequate to protect us from liabilities that we incur in our business in areas such as workers’ compensation, general liability, auto and property. In the future, our insurance premiums may increase, and we may not be able to obtain similar levels of insurance on reasonable terms, or at all. Any substantial inadequacy of, or inability to obtain, insurance coverage could materially adversely affect our business, financial condition and results of operations. As a public company, we intend to adjust our existing directors’ and officers’ insurance. While we expect to obtain such coverage, we may not be able to obtain such coverage at all or at a reasonable cost now or in the future. Failure to obtain and maintain adequate directors’ and officers’ insurance would likely adversely affect our ability to attract and retain qualified officers and directors.

Our Subsidiaries require various licenses, approvals and permits to operate our business. Any failure in obtaining or renewing any of the licenses, approvals and permits for our operations could materially adversely affect our business, results of operations and financial condition.

Our Subsidiaries are required to obtain and maintain and have obtained various types of licenses, including general restaurant license, water pollution control license and liquor license, for our operations in Hong Kong. As of the date of this prospectus, all of our Subsidiaries have obtained all applicable licenses and/or fulfilled all applicable licensing requirements and are in compliance with the applicable laws and regulations. For details, see “Regulations” in this prospectus. There is no assurance that our Subsidiaries’ existing licenses, approvals or permits can be successfully renewed upon their expiry, or that our Subsidiaries can obtain all the requisite licenses, approvals or permits for the business operations of our new restaurants which we open. Failure to obtain or renew some or all of the requisite licenses, approvals or permits in a timely manner or at all for factors within or beyond our control may require us to suspend part or all of our operations and delay planned new business operations, hence interrupting our existing restaurant business and expansion plan, which could materially adversely affect our business, results of operations and financial condition.

We rely on individuals to hold all the liquor licenses of our restaurants and we may have to suspend or cease the sale of liquor in our shops if the relevant employees who hold the relevant liquor licenses fail to transfer the licenses in a timely manner.

Liquor license is required to be held by an individual rather than a company according to the relevant laws and regulations in Hong Kong. All holders of the liquor license of each of our restaurants are our employees as of the date of this prospectus. Under the Dutiable Commodities (Liquor) Regulations (Chapter 109B of the Laws of Hong Kong), any transfer of a liquor license must be conducted in the prescribed form with the consent of the liquor license holder. In case of illness or temporary absence of the liquor license holder, the secretary of the Liquor Licensing Board may in his/her discretion authorize any person to manage the licensed premises upon application by the liquor license holder. For details, see “Regulations” in this prospectus.

There is no assurance that our Subsidiaries will be able to retain these liquor license holders as our Subsidiaries’ employees in the future. In the event that these employees leave us, our Subsidiaries will need to apply for their liquor licenses to be transferred to other employees. If any of these liquor license holders refuses to give consent to a transfer application when a transfer is required, fails to make an application in respect of his/her illness or temporary absence, or makes a cancellation application without our consent, or if an application for new issue of a liquor license is required in case of death or insolvency of the relevant employee, the relevant restaurant may have to cease its sale of liquor for the time being, in which case could adversely affect our business and results of operations.

Unforeseeable business interruptions such as health epidemics could adversely affect our business operations.

Our operations are vulnerable to interruption by fires, floods, typhoons, hardware and software failures, computer viruses, power failures and shortages, health epidemics, terrorist attacks and other events beyond our control.

Our business is reliant on prompt delivery and transportation of our food ingredients and other supplies to our restaurants. Certain events, such as adverse weather conditions, public assemblies, severe traffic accidents, travel restrictions and labor strikes, could lead to delayed or lost deliveries of food supplies which may result in loss of revenue or claims by customers. Perishable food supplies, such as fresh or frozen food ingredients, may deteriorate due to delayed deliveries, malfunctioning of refrigeration facilities or poor handling during transportation. This could result in our failure to provide quality food and services to our customers, thereby adversely affecting our business and damaging our reputation.

Unforeseeable business interruptions such as health epidemics could adversely affect our business operations.

Our operations are vulnerable to interruption by fires, floods, typhoons, hardware and software failures, computer viruses, power failures and shortages, health epidemics, terrorist attacks and other events beyond our control.

Our business is reliant on prompt delivery and transportation of our food ingredients and other supplies to our restaurants. Certain events, such as adverse weather conditions, public assemblies, severe traffic accidents, travel restrictions and labor strikes, could lead to delayed or lost deliveries of food supplies which may result in loss of revenue or claims by customers. Perishable food supplies, such as fresh or frozen food ingredients, may deteriorate due to delayed deliveries, malfunctioning of refrigeration facilities or poor handling during transportation. This could result in our failure to provide quality food and services to our customers, thereby adversely affecting our business and damaging our reputation.

Natural disasters such as floods, fires and earthquakes, health epidemics, and terrorist attacks may lead to evacuations and other disruptions to our operations, which could also prevent us from providing quality food and services to our customers for an indefinite period of time, thereby adversely affecting our business and results of operations and damaging our reputation.

We also face risks related to health epidemics. Past occurrences of epidemics or pandemics, depending on their scale of occurrence, have caused different degrees of damage to the economy in Hong Kong. For example, in 2003, certain Asian countries and regions, including Hong Kong, encountered an outbreak of Severe Acute Respiratory Syndrome (“SARS”), a highly contagious form of atypical pneumonia. In 2013 and 2014, human infected cases of influenza A (H7N9) were discovered in Hong Kong. From the end of 2019 to 2022, the outbreak of COVID-19 have spread globally and a series of lockdown and social distancing measures were in place in many countries. A recurrence of SARS, COVID-19 or an outbreak of any other epidemics or pandemics, including without limitation, influenza and avian flu, in the areas where we have restaurants may result in quarantines, temporary closures of our restaurants, travel restrictions or the illness or death of key personnel and our customers. Any of the above may cause material decline in number of customer visits and disruptions to our operations, which in turn could materially adversely affect our business and results of operations.

We face risks related to instances of food contamination and food-borne illnesses.

The restaurant industry is susceptible to food contamination and food-borne illnesses. There is no assurance that our internal controls and training will be completely effective in preventing all food-borne illnesses. Furthermore, our reliance on third-party suppliers of food ingredients and other supplies increases the risk of food contamination or food-borne illness incidents which could be caused by such suppliers beyond our control and could in turn affect multiple of our restaurants. New illnesses resistant to any precautions may develop in the future, or diseases with long incubation periods could arise, such as mad-cow disease, that could give rise to claims or allegations on a retroactive basis. Media reports of instances of food-borne illnesses could, if highly publicized, adversely affect our entire industry and us in particular, impacting our restaurant sales, forcing the closure of some of our restaurants and conceivably having a significant impact on our results of operations. This risk exists even if it is eventually determined that the illness in fact is not caused by our restaurants. Furthermore, other illnesses, such as hand, foot and mouth disease, could adversely affect the supply of some of our important food ingredients and significantly increase our procurement costs.

There is no guarantee that safety measures and procedures implemented at our restaurants could prevent the occurrence of industrial accidents of all kinds, which in turn might lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damages against us.

We have adopted certain work safety measures and procedures for our staff in our restaurants. We rely on our staff to oversee the implementation of safety measures and procedures, and we cannot guarantee that all of the safety measures and procedures are strictly adhered to at any time, nor can we assure you that the safety measures and procedures are sufficient to prevent the occurrence of industrial accidents of all kinds. If the safety measures and procedures implemented at our restaurants are insufficient or not strictly adhered to, it may result in industrial accidents that would in turn lead to claims in respect to employees’ compensation, personal injuries, fatal accidents, and/or property damage against us.

We depend on our senior management team and other key employees, and the loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel could have an adverse effect on our business, financial condition or results of operations.

Our success depends largely upon the continued services of our key executives. We also rely on our leadership team in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities, arranging necessary financing, and for general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The loss or replacement of one or more of our executive officers or other key employees could have a serious adverse effect on our business, financial condition or results of operations.

In addition, the employment agreements we entered into with our executive officers contain non-competition provisions in our favor. However, there is no assurance that such restrictive covenants will be enforceable in court. If one or more of our executive officers attempts to compete with us and the courts refuse to enforce the non-competition agreement entered into by such person or persons, we might be subject to increased competition, which could materially and adversely affect our business, financial position and results of operations.

To continue to execute our growth strategy, we also must identify, hire and retain highly skilled personnel. We might not be successful in continuing to attract and retain qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business, financial condition or results of operations.

Labor disputes may disrupt our operations and affect our profitability, thereby causing a material adverse effect on our business, financial condition or results of operations.

As an employer, we are presently, and may in the future be, subject to various employment-related claims, such as individual or class actions or government enforcement actions relating to alleged employment discrimination, employee classification and related withholding, wage-hour, labor standards or healthcare and benefit issues. The courts in Japan tend to favor employees, and arbitrary dismissals can lead to legal issues. Employers are required to show socially acceptable reasons for any termination of employment, which means providing a valid reason for termination. Advance notice or payment in lieu of notice of termination is also mandatory. Any future actions brought against us and successful in whole or in part, may affect our ability to compete or could materially adversely affect our business, financial condition or results of operations.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our suppliers or employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, anti-corruption or anti-bribery law, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. While we have not experienced any misconduct by our employees and suppliers in the past, we cannot assure you that such misconduct will not occur in future. Any such misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

One of our directors and executive officers is involved in litigations and possible bankruptcy proceedings.

One of our directors and executive officers is involved as a party in ongoing legal proceedings, and an attempt by such director or executive officer to set aside a statutory demand against him has been dismissed. Accordingly, such director or executive officer may face bankruptcy proceedings against him.

While these proceedings do not directly involve us as a party, they may have a material adverse effect on us. Allegations against our directors and executive officers, regardless of merit or eventual outcome, may negatively impact our reputation, divert management’s time and attention from the operation of our business, and impair their effectiveness in carrying out their responsibilities. They may also raise concerns regarding that officer’s financial integrity, judgment, or stability, and could negatively impact investors, customers, and counterparty confidence in our leadership.

The existence of such proceedings may also distract such officer from their management responsibilities, limit their ability to perform certain fiduciary or governance functions, and increase scrutiny from regulators, creditors, and other stakeholders. In addition, this situation could expose us to reputational harm, particularly if adverse publicity arises from the proceedings.

If the bankruptcy proceedings are actually instituted and results in restrictions on the officer’s ability to serve in his current capacity, or if it otherwise impairs his effectiveness, we may be required to make changes to our executive leadership under circumstances not of our choosing. Recruiting and transitioning to new executive leadership could disrupt our business operations and strategy. Any of these outcomes could materially and adversely affect our business, results of operations, financial condition, and share price.

The minimum wage continues to increase and is subject to factors outside of our control.

We have a substantial number of hourly employees who are paid wage rates based on the applicable minimum wage. Prior to May 1, 2025, the minimum wage in Hong Kong was HK$40 (equivalent to approximately US$5.1) per hour. Since May 1, 2025, the minimum wage in Hong Kong increased to HK$42.1 (equivalent to approximately US$5.4) per hour. The continuing increase in minimum wage in the future could have a materially adverse effect on our business, financial condition or results of operations. If menu prices are increased by us to cover increased labor costs, the higher prices could adversely affect sales and thereby reduce our margins and adversely affect our business, financial condition or results of operations.

Changes in employment laws may adversely affect our business, financial condition, results of operations or cash flow.

The employment laws which govern the relationship with our employees may affect operating costs. These laws include employee classification as exempt/non-exempt for overtime and other purposes, minimum wage requirements, tips and gratuity payments, unemployment tax rates, workers’ compensation rates, immigration status and other wage and benefit requirements. Significant additional government-imposed increases in the following areas could materially affect our business, financial condition, operating results or cash flow:

●	minimum wages;

●	tips and gratuities;

●	mandatory health benefits;

●	vacation accruals;

●	paid leaves of absence, including paid sick leave;

●	retirement benefits; and

●	tax reporting.

If we face labor shortages, increased labor costs or unionization activities, our growth, business, financial condition and operating results could be adversely affected.

Labor is a primary component in the cost of operating our restaurants. If we face labor shortages or increased labor costs because of increased competition for employees, higher employee turnover rates, increases in federal, state or local minimum wage rates or other employee benefits costs (including costs associated with health insurance coverage), our operating expenses could increase, and our growth could be adversely affected. In addition, our success depends in part upon our ability to attract, motivate and retain a sufficient number of well-qualified restaurant operators and management personnel, as well as a sufficient number of other qualified employees, to keep pace with our expansion schedule. Qualified individuals needed to fill these positions are in short supply in some geographic areas. In addition, restaurants have traditionally experienced relatively high employee turnover rates. Although we have not yet experienced significant problems in recruiting or retaining employees, our ability to recruit and retain such individuals may delay the planned openings of new restaurants or result in higher employee turnover in existing restaurants, which could have a material adverse effect on our business, financial condition or results of operations.

If we are unable to continue to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected, thereby adversely affecting our business, financial condition or results of operations. Competition for these employees could require us to pay higher wages, which could result in higher labor costs. In addition, increases in the minimum wage would increase our labor costs. Additionally, costs associated with workers’ compensation are rising, and these costs may continue to rise in the future. We may be unable to increase our menu prices in order to pass these increased labor costs on to consumers, in which case our margins would be negatively affected, which could materially adversely affect our business, financial condition or results of operations.

If the benefits of any proposed acquisition do not meet the expectations of investors, shareholders or financial analysts, the market price of our Class A Ordinary Shares may decline.

If the benefits of any proposed acquisition do not meet the expectations of investors or securities analysts, the market price of our Class A Ordinary Shares prior to the closing of the proposed acquisition may decline. The market values of our Class A Ordinary Shares at the time of the proposed acquisition may vary significantly from their prices on the date the acquisition target was identified.

In addition, broad market and industry factors may materially harm the market price of our Class A Ordinary Shares irrespective of our operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We may need to raise additional capital to support our operations.

We may need to procure additional financing over time, the amount and timing of which will depend on a number of factors, including the pace of expansion of our opportunities and customer base, the scope of service offerings to be undertaken by us, the need to respond to customer needs for improvement of our current offerings, the services offered and development efforts, the cash flow generated by its operations, the extent of losses, if any with respect to matters identified as risk factors herein and the extent of other unanticipated areas or amounts of expenditure. We cannot fully predict the extent to which it will require additional financing. There can be no assurance regarding the availability or terms of additional financing we may be able to procure over time. Any new investor may require that any future debt financing or issuance of preferred equity by us be senior to the rights of shareholders, and any future issuance of equity could result in the dilution of the value of our shares.

We may incur significant losses, and there can be no assurance that we will ever become a profitable business.

During the year ended April 30, 2024, we had net losses of $333,861. Despite recording a net profit after taxation of $823,944 during the year ended April 30, 2025, there is no assurance that we may continue to maintain a profit from our operation. Our ability to become and/or remain profitable depends in material part on success in growing and expanding our service offerings. There can be no assurance that this will occur. Unanticipated problems and expenses often encountered in offering new and unique service offerings may impact whether we are successful. Furthermore, we may encounter substantial delays and unexpected expenses related to development, technological changes, marketing, insurance, legal or regulatory requirements and changes to such requirements or other unforeseen difficulties. There can be no assurance that we will remain profitable. If we sustain losses over a period of time, it may be unable to continue in business.

Our future revenue and operating results are unpredictable and may fluctuate significantly.

It is difficult to accurately forecast our revenues and operating results, and they could fluctuate in the future due to several factors. These factors may include acceptance of our service offerings; recent and ongoing inflationary trends impacting our cost of food, labor and other costs: the timing of new restaurant openings and related expense; restaurant operating costs for our newly-opened restaurants, which are often materially greater during the first several months of operation than thereafter; labor availability and costs for hourly and management personnel; profitability of our restaurants, especially in new markets; changes in interest rates; impairment of long-lived assets and any loss on restaurant closures; macroeconomic conditions, both nationally and locally; negative publicity relating to the consumption of raw food or other food products we serve; changes in consumer preferences, spending behavior and competitive conditions; expansion in existing and new markets; increases in infrastructure costs; and fluctuations in commodity prices. Furthermore, our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

Our business is subject to seasonal fluctuations, which may cause our results of operations to fluctuate from term to term, and in turn result in volatility in and adversely affect the price of our Class A Ordinary Shares.

Our results of operations may experience periodic fluctuations due to seasonality relating to several factors beyond our control. We generally record a lower monthly revenue in the second quarter of each calendar year, which we believe is due to the absence of long public holidays in these months that are associated with higher rates of dining out. On the other hand, we generally record higher monthly revenue from October to January, which we believe is due to the cooler weather and holidays. Similarly, our operations may be subject to additional fluctuations during such high or low seasons that are unrelated to public holidays including the timing of other new restaurant openings which are in competition with us; impairment of raw food materials, and any losses incurred on restaurant closures; and fluctuations in food and commodity prices. These fluctuations may result in volatility in and adversely affect the price of our Class A Ordinary Shares.

Natural disasters, acts of war, and other catastrophic events may adversely affect our operations.

Natural disasters, acts of God, wars, epidemics, material interruptions in service, or stoppages in transportation, as well as other events that are beyond our control, can have adverse effects on local economies, infrastructures, airports, port facilities, and international trade. Such events can also result in the closure of ports or airports and disruptions to raw material flows. Major earthquakes, weather events, cyberattacks, heightened security measures (actual or threatened), terrorist attacks, strikes, civil unrest, pandemic, or other catastrophic events may also cause disruption or failure on our part to maintain our language learning centers thereby causing delays and disruption in our offerings. In such an event, our business, financial condition, and results of operations may be adversely affected.

Global economic uncertainty and unfavorable economic conditions in Hong Kong caused by political instability, and conflicts, such as the Gaza and Russia-Ukraine conflicts, could adversely affect our business, financial condition, results of operations or prospects.

We position our restaurants as premium fine dining restaurants. The general spending in our restaurants is higher than the level of spending of other typical restaurants. Our customers are typically of higher disposable income, or net wealth. Hence, our business, financial condition, results of operations or prospects could be adversely affected by general conditions in the global economy and in the economic conditions in Hong Kong. A severe or prolonged economic downturn, economic uncertainties in various global markets caused by political instability and conflict, such as the Gaza and Russia-Ukraine conflicts, or additional global financial crises, could affect the level of income of our customers and hence weaken their affordability of our dining costs. Any of the foregoing could harm our business and we cannot anticipate how the current conflicts, political conditions, economic climate and financial market conditions could adversely impact our business.

Risks Related to Doing Business in Hong Kong

All of our operations are in Hong Kong, a special administrative region of the PRC. The regulations, rules and enforcement of laws of the PRC government may change rapidly with little advance notice. Due to the long-arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and the value of our Class A Ordinary Shares could decrease or become worthless.

CSC is a holding company, and we conduct all our operations in Hong Kong through our Subsidiaries. Hong Kong is a special administrative region of the PRC. Although some of our clients are tourists from mainland China, our Subsidiaries do not have operations in mainland China or are not regulated by any regulator in mainland China. Furthermore, pursuant to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. The PRC government may choose to exercise additional oversight and discretion over Hong Kong, and the policies, regulations, rules, and enforcement of laws of the PRC government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

●	Delay or impede our development;

●	Result in negative publicity or increase our operating costs;

●	Require significant management time and attention; and

●	Subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that the PRC government recently initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation-making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operations and the ability to accept foreign investments and list on a U.S. or other foreign exchange.

All of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong or China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Subsidiaries in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our offerings; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Class A Ordinary Shares could decrease or become worthless.

If the PRC government determines that our corporate structure does not comply with the PRC regulations, or if these regulations change or are interpreted differently in the future, the value of our Class A Ordinary Shares may diminish or become worthless.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on April 30, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

As of the date of this prospectus, our operations in Hong Kong and this proposed initial public offering in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) nor the CSRC, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Subsidiaries are established and operate in Hong Kong and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (x) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (y) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting of our Class A Ordinary Shares in the event that they are listed on a US national exchange. The delisting of our Class A Ordinary Shares upon such listing, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future; however, we cannot provide any assurance that any listing application will be approved by a US national exchange.

The Hong Kong legal system embodies uncertainties that could limit the legal protections available to you and us.

All of our operations are conducted in Hong Kong. Hong Kong is a special administration region of the PRC. On July 1, 1997, the PRC assumed sovereignty of Hong Kong under the “one country, two systems” principle which ensures that Hong Kong has its own governmental and legal system that is independent from mainland China and, as a result, has its own distinct rules and regulations. The constitutional document of Hong Kong, the Basic Law, provides that Hong Kong enjoys the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong continues using the English common law system. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition.

In contrast, the PRC legal system is a civil law system based on written statutes unlike the common law system applicable in Hong Kong; prior court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation, and trade. However, China has not developed a fully integrated legal system. As a result, recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and due to the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, the PRC’s legal system is based in part on government policies and administrative rules and many have retroactive effects. As a result, we cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

We are unable to assure you that Hong Kong will continue to enjoy a high autonomy and the relative political freedoms enjoyed by it in previous years. There has been ignited criticism from many people in Hong Kong, who were of view that the PRC leadership was reneging on its pledge to abide by the “one country, two systems” policy that allows for a democratic, autonomous Hong Kong under Beijing’s rule. For instance, on June 10, 2014, Beijing released a new report asserting its authority over the territory. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. If the autonomy currently enjoyed by Hong Kong is compromised, it could potentially impact Hong Kong’s common law legal system and ma, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. On March 23, 2024, the Hong Kong government enacted the Safeguarding National Security Ordinance (“SNSO”), which is a domestic security legislation under Article 23 of the Basic Law, to prohibit four types of offenses, including secession, subversion, terrorist activities and collusion with a foreign country or with external elements to endanger national security, as well as other offences relating to the endangering of national security, which has been considered as having further significantly undermined the autonomy of Hong Kong.

It is difficult for us to predict the degree of adverse impact of the legislation of the SNSO on Hong Kong or our business in Hong Kong. Since all of our operations are based in Hong Kong, any change of the political arrangements between Hong Kong and the PRC may pose an adverse impact on the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to you.

Uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations, which could change at any time, could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations, and rules, which could change at any time with little advance notice, are not always uniform, and enforcement of these laws, regulations, and rules involves uncertainties.

We may have to resort to administrative and court proceedings to enforce our legal rights from time to time. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based partly on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property), and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

It may be difficult for overseas regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a mutual and practicable cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within mainland China. While the detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability of an overseas securities regulator to directly conduct investigations or evidence collection activities within mainland China may further increase the difficulties faced by you in protecting your interests.

In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation or collect evidence in mainland China, U.S. regulators may not be able to carry out such investigation or evidence collection directly in mainland China under the PRC laws. U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels, or a regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

Our principal business operations are conducted in Hong Kong. Hong Kong has a legal system separate from mainland China. Our Hong Kong counsel advised that the Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”), which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO, which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize or, if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital-raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with PRC-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of such companies and the recent regulatory development in China and that both countries should strengthen communications on regulating China-related issuers. Since we mainly operate in Hong Kong, we cannot guarantee that we will not be subject to a tightened regulatory review, and we could be exposed to government interference from China.

We may be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and it stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and a hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within mainland China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in the PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC, as approved by the State Council, released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on April 30, 2023. Under the CSRC Filing Rules, a filing-based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirements within three business days after the completion of the offering.

Although our Subsidiaries may collect and store certain data (including certain personal information) from our customers, some of whom may be companies in mainland China, in connection with our business and operations, as confirmed and advised by our PRC Counsel, China Commercial Law Firm, we and our Subsidiaries will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC for the IPO or required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since our Subsidiaries are incorporated and operating in Hong Kong only without any subsidiary or variable interest entity structure in mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Subsidiaries have not in aggregate collected and stored the personal information of less than one thousand individuals in mainland China only and we have acquired the customers’ separate consents for collecting and storing of their personal information and data; (iii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Subsidiaries have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we nor our Subsidiaries have been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Further, as confirmed and advised by our PRC Counsel, China Commercial Law Firm, based on PRC laws and regulations effective as of the date of this prospectus, we are not subject to the CSRC Filing Rules or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S., although we have existing and potential clients who are mainland China individuals or companies that have shareholders or directors that are mainland China individuals, since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our officers and all members of the board of directors based in Hong Kong or elsewhere who are not mainland China citizens; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in mainland China, nor is it controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we only operate in Hong Kong, all of our revenues and profits are generated by our subsidiaries in Hong Kong, none of our business activities are conducted in mainland China, and we have not generated revenues or profits from mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in mainland China; (v) pursuant to the Basic Law of the Hong Kong Special Administrative Region of the PRC, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However,  as further advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Subsidiaries and the listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how they will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering applies to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities; specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and the relevant PRC governmental authority may not take a view that is consistent with our PRC counsel. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling the personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties which could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Subsidiaries in Hong Kong, our operation and the listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest in mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this IPO before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this IPO, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not subject to cybersecurity review by the CAC nor any other PRC authorities for this IPO or required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our subsidiaries’ operations in Hong Kong, because all of our operations take place in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (the “PDPO” or the “Personal Data (Privacy) Ordinance”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfillment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfillment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commissions to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO and we have not encountered any investigations involving a breach of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this IPO. However, if we or our Operating Subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

Failure to comply with Hong Kong Competition Law may result in material and adverse effects on our business, financial condition and results of operations.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which came into force on December 14, 2015, which laid down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies where an undertaking that directly or indirectly holders a “carrier license” within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) is involved in a merger, and is therefore not applicable to our business.

The Competition Commission is a statutory body in Hong Kong established to investigate any contravention against and enforce the provisions of the Competition Ordinance, and the Competition Tribunal is a tribunal set up under the Competition Ordinance, as part of the Hong Kong judiciary, to hear and decide cases connected with competition law in Hong Kong. Under the guidelines and policies published by the Competition Commission, possible outcomes of investigation of a contravention of the Competition Ordinance may include the acceptance of commitment given by the infringer, the issuing of a warning notice or infringement notice, commencement of proceedings in the Competition Tribunal, applying for a consent order, referral of the complaint to a government agency and the conduct of a market study. The Competition Tribunal may order remedies including a pecuniary penalty, disqualification or other orders under the Competition Ordinance. The guidelines and policies published by the Competition Commission in Hong Kong did not mention any remedies which may impact the Company’s ability to accept foreign investment or list on a U.S./foreign exchange as a result of the non-compliance of the Competition Ordinance.

The Company confirms that we have not adopted any anti-competitive conduct described in the Competition Ordinance and will continue to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on April 30, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Subsidiaries. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be issued by auditors inspectable by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three and, thus, reduced the time before our Class A Ordinary Shares may be prohibited from trading or delisted.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, SRCO, C.P.A., Professional Corporation is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. SRCO, C.P.A., Professional Corporation is currently inspectable by the PCAOB, and we have no operations in mainland China. However, if there is a significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong like us may face similar regulatory risks as those operated in mainland China, and we cannot assure you that our current auditor’s work will continue to be able to be inspected by the PCAOB.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB, or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Class A Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC MOF in respect to cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it had completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in mainland China and Hong Kong, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

Our current auditor is based in the United States and has been inspected by the PCAOB on a regular basis. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our current auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act and ultimately result in a determination by a securities exchange to delist our securities. In the event that we complete this IPO and Nasdaq approves our initial listing of or Class A Ordinary Shares on the Nasdaq Capital Market, delisting of our Class A Ordinary Shares would force holders of our Class A Ordinary Shares to sell their Class A Ordinary Shares. The market price of our Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance. The SEC is assessing how to implement other requirements of the AHFCAA, including the listing and trading prohibition requirements described above. Future developments in respect to increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures. Furthermore, we cannot provide any assurance that any listing application will be approved by Nasdaq.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or that have substantial operations in emerging markets, including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice, and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirements for companies primarily operating in a “Restrictive Market,” (ii) prohibit Restrictive Market companies from directly listing on the Nasdaq Capital Market and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, our business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time-consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law (the “Hong Kong National Security Law”). This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on 11 individuals, including then-HKSAR chief executive Carrie Lam and John Lee, who later replaced Carrie Lam as chief executive on July 1, 2022. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong.

The PRC government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in PRC-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. Additionally, governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this IPO, and our reputation and could result in a loss of your investment in our Class A Ordinary Shares, in particular, if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the stocks of many U.S.-listed Chinese companies that have been the subject of such scrutiny have sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our stock price could decline because of such allegations, even if the allegations are false.

A downturn in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and mainland China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and mainland China are sensitive to global economic conditions. Although we mainly operate our business in Hong Kong, our customers principally comprise corporate clients of the equity markets as well as their advisors in Hong Kong. As such, the demand for financial communications services may be dependent on the global economy. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected. Rising tension between the U.S. and China may have an adverse effect on global economic conditions. On August 9, 2023, an executive order was issued by President Biden to direct the Department of Treasury to issue regulations to restrict outbound investment in key technology sectors by U.S. persons to China, with a view to bolster U.S. national security and to curtail investment in sectors that may advance China’s military, intelligence, surveillance or cyber-enabled capabilities. Major market disruptions and adverse changes in market conditions and uncertainty in the regulatory climate worldwide may adversely affect our business and industry or impair our ability to borrow or make any future financial arrangements. The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. The conflict is expected to have further global economic consequences, including, but not limited to, the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates, and uncertainty about economic and political stability. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but they could be substantial, even though we do not have any direct exposure to Russia or the adjoining geographic regions. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could, in turn, have a material adverse effect on the business outlook of our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Shares.

Our business is conducted in Hong Kong through our Subsidiaries; our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and the U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would, in turn, adversely affect the operations and profitability of our business.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, our raw material suppliers and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to a trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to Our Class A Ordinary Shares

There has been no public market for our Class A Ordinary Shares prior to this IPO; if an active trading market does not develop, you may not be able to resell our Class A Ordinary Shares at any reasonable price.

The offering under this prospectus is an IPO of our Class A Ordinary Shares. Prior to the closing of this IPO, there was no public market for our Class A Ordinary Shares. While we plan to list our Class A Ordinary Shares on the Nasdaq Capital Market, our initial listing application may not be approved. If our initial listing application to the Nasdaq Capital Market is not approved by Nasdaq or we otherwise determine that we will not be able to secure the listing of the Class A Ordinary Shares on the Nasdaq Capital Market, this IPO will not be consummated and will be terminated. In addition, an active trading market may not develop following the closing of this IPO or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Class A Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Class A Ordinary Shares and may impair our ability to acquire other companies by using our Class A Ordinary Shares as consideration.

The trading price of our Class A Ordinary Shares could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The trading prices of volatility and wide fluctuations could be due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies with operations based in Hong Kong and China. For example, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence the prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low-volume trading. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors toward U.S.-listed companies with part or all of their operations in Hong Kong, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	Regulatory developments affecting us or our industry;

●	Variations in our revenues, profit, and cash flow;

●	Changes in the economic performance or market valuations of other financial services firms;

●	Actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	Changes in financial estimates by securities research analysts;

●	Detrimental negative publicity about us, our offerings, our officers, our directors, our Controlling Shareholders, our business partners, or our industry;

●	Announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	Additions to or departures of our senior management;

●	Litigation or regulatory proceedings involving us, our officers, our directors, or our Controlling Shareholders;

●	Release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares;

●	Sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all. In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition.

Substantial future sales or perceived potential sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

Sales of our Class A Ordinary Shares in the public market after this IPO, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. All Class A Ordinary Shares sold in this IPO will be freely transferable without restriction or additional registration under the Securities Act. The remaining Class A Ordinary Shares issued and outstanding after this IPO will be available for sale, upon the expiration of the lock-up periods after the commencement of sales of this IPO, subject to volume and other restrictions as applicable provided in Rules 144 and 701 under the Securities Act. Our existing shareholders not participating in this IPO may be able to sell their Class A Ordinary Shares under Rule 144 within a certain period after the closing of this IPO. Because these shareholders have paid a lower price per Class A Ordinary Share than participants in this IPO, when they are able to sell their Class A Ordinary Shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the Class A Ordinary Shares following the completion of this IPO, to the detriment of participants in this IPO. Under Rule 144, before these shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of our Class A Ordinary Shares could decline.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this IPO, we were a private company operating our businesses in Hong Kong. As a result of this IPO, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations, and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business.

We will incur increased costs as a result of being a public company.

Once we become a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company prior to our IPO. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC and Nasdaq, have required changes in the corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting, and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we incur ongoing additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We rely on dividends and other distributions of equity paid by our Subsidiaries to fund any cash and financing requirements we may have. Any restrictions on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

CSC is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from CSC to our Subsidiaries or from our Subsidiaries to CSC, our shareholders, and U.S. investors. However, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of the jurisdictions to which our operating subsidiaries are located, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of such jurisdiction. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of such jurisdictions and may affect our ability to receive funds from our operating subsidiaries. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our offerings; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition, and results of operations could be adversely affected, and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Class A Ordinary Shares.

Prior to this IPO, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. As of April 30, 2025, we have identified a material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

The material weakness identified relates to the lack of sufficient competent financial reporting and accounting personnel with an appropriate understanding of U.S. GAAP and SEC rules and regulations to address complex technical accounting issues and SEC reporting requirements. To remedy the identified material weakness, we have implemented and will continue to implement several measures to improve our internal control over financial reporting, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and SEC financial reporting requirements within our finance and accounting department; (ii) setting up a comprehensive accounting policy, checklists, and procedure manual in accordance with U.S. GAAP and SEC financial reporting requirements; (iii) implementing new closing and reporting procedures to ensure the accuracy and adequacy of financial data for the preparation of financial statements; (iv) conducting regular and continuous U.S. GAAP training programs and webinars for our financial reporting and accounting personnel; (v) improving financial oversight function for handling complex accounting issues under U.S. GAAP; and (vi) continuously developing and enhancing our internal audit function for the financial reporting matters. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

Upon completion of this IPO, we will become a public company in the United States subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Nasdaq Capital Market. Section 404 of the Sarbanes-Oxley Act, or Section 404, will require us to include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending September 30, 2025. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue an adverse report if it is not satisfied with our internal control or the level at which our control is documented, designed, operated, or reviewed, or if it interprets relevant requirements differently from us.

In addition, our internal control over financial reporting will not prevent or detect all errors and fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

Assuming our Class A Ordinary Shares are listed on the Nasdaq Capital Market, if we fail to meet applicable continued listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our Class A Ordinary Shares are listed on the Nasdaq Capital Market, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	A limited availability of market quotations for our Class A Ordinary Shares;

●	Reduced liquidity for our Class A Ordinary Shares;

●	A determination that our Class A Ordinary Shares are “penny stock,” which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	A limited amount of news about us and analyst coverage of us; and

●	A decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The U.S. National Securities Markets Improvement Act of 1996 prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, this statute does allow the states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities, and we would be subject to regulations in each state in which we offer our securities.

CSC has a dual-class share capital structure and our Controlling Shareholders will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.

Our authorized and issued Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares.

As of the date of this prospectus, there are currently 13,125,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares issued and outstanding. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Class A Ordinary Share has one (1) vote and each Class B Ordinary Share has fifty (50) votes. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

The Class B Ordinary Shares outstanding are beneficially owned by our Controlling Shareholders, representing approximately 79.2% of the aggregate voting power of our currently outstanding Ordinary Shares as of the date hereof. Upon the completion of this IPO, our Controlling Shareholders will collectively hold approximately 93.3% of the aggregate voting power, both directly and through CSC BVI, assuming that the underwriters do not exercise its over-allotment option. Because of the fifty-to-one voting ratio between our Class B Ordinary Shares and Class A Ordinary Shares, our Controlling Shareholders will continue to control a majority of the combined voting power of our Ordinary Shares and therefore be able to control all matters submitted to our shareholders for approval. This concentrated control will limit the ability of holders of Class A Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Class B Ordinary Shares in the future, the fifty-to-one voting ratio between the two classes of our Ordinary Shares will result in a further dilutive effect on the holders of Class A Ordinary Shares.

As a result, for so long as our Controlling Shareholders own a controlling or significant voting interest in our Ordinary Shares, she generally may be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including:

●	the election of directors;

●	determinations with respect to corporate transactions, such as the disposition of assets of more than 50% in value;

●	approving liquidation plan; and

●	amendment of the memorandum and articles of association of our Company.

Furthermore, the disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.

Even if our Controlling Shareholders were to dispose of certain shares of our Class A Ordinary Shares such that they would control less than a majority of the voting power of our outstanding Ordinary Shares, they may be able to influence the outcome of certain corporate actions so long as they retain the Class B Ordinary Shares. During the period of our Controlling Shareholders’ controlling or significant ownership of our Ordinary Shares, investors in this IPO may not be able to affect the outcome of such corporate actions.

Our Controlling Shareholders may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders, including those who purchase shares in this IPO, oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their shares of Class A Ordinary Shares as part of a sale or other liquidity event and might ultimately affect the market price of our Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

If you purchase our Class A Ordinary Shares in this IPO, you will incur immediate and substantial dilution in the book value of your shares.

If you purchase our Class A Ordinary Shares in this IPO, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of approximately $3.70 per share, representing the difference between our as-adjusted net tangible book value per share of approximately $0.01 as of April 30, 2025, after giving effect to the net proceeds to us from this IPO, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus, and an assumed IPO price of $4.00 per share, which is the low end of the price range stated on the cover page of this prospectus. See “Dilution” for a more complete description of how the value of your investment in our Class A Ordinary Shares will be diluted upon the completion of this IPO.

If a limited number of participants in this IPO purchase a significant percentage of this IPO, the effective public float may be smaller than anticipated and the price of our Class A Ordinary Shares may be more volatile than it otherwise would be.

As a company conducting a relatively modest public offering, we are subject to the risk that a small number of investors may hold a high percentage of Class A Ordinary Shares sold in this IPO, even if the initial sales by the underwriters are designed to comply with the Nasdaq listing requirements. If this were to happen, investors could find our shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their stock price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares and we may cease to meet the Nasdaq public shareholder requirements.

As we do not anticipate distributing dividends in the foreseeable future, you must rely on the price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends under our Memorandum and Articles. The declaration and payment of all dividends are subject to certain restrictions under the laws of the Cayman Islands. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. At this stage, we do not anticipate distributing dividends in the foreseeable future. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value after this IPO or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares, and you may even lose your entire investment in our Class A Ordinary Shares.

Our management has broad discretion to determine how to use the funds raised in this IPO and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

To the extent (i) we raise more money than required for the purposes explained in the section headed “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this IPO. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this IPO in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Upon the closing of this IPO, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people, or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Class A Ordinary Share price or trading volume to decline.

If a trading market for our shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage, and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our share price, our share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which, in turn, could cause our share price or trading volume to decline and result in the loss of all or a part of your investment in us.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing original actions in the Cayman Islands or Hong Kong based on U.S. or other foreign laws, and the ability of U.S. authorities to bring actions in the Cayman Islands or Hong Kong may also be limited.

We are a company incorporated under the laws of the Cayman Islands. We conduct all our operations in Hong Kong and all of our assets are located in Hong Kong. In addition, all of our directors and executive officers named in this prospectus reside in Hong Kong and outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these individuals or to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Ogier, our counsel as to the laws of the Cayman Islands, has advised us there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers to impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Caymans Islands against us or our directors or officers predicated upon the federal securities laws of the United States or the securities law of any state in the United States.

Ogier has informed us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for the performance of contracts and injunctions.

K M Lai & Li, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, and (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

As the rights of a shareholder under the laws of the Cayman Islands differ from those under U.S. law, you may have fewer protections than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Memorandum and Articles of Association and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of shareholders and the fiduciary duties of our directors and officers under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands-exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. A Cayman Islands-exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of members, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (Revised) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

A Cayman Islands-exempted company like us is required to identify its beneficial owners and provide details of these beneficial owners to its corporate service provider which maintains its beneficial ownership register in the Cayman Islands. A beneficial owner is defined as an individual who (a) ultimately owns or controls, whether through director or indirect ownership or control of 25% or more of the shares, voting rights, or partnership interests in the company, (b) otherwise exercises ultimate effective control over the management of the company, or (c) is identified as exercising control of the company through other means.  The beneficial ownership register is not a public document and is only accessible by a designated competent authority of the Cayman Islands though the Cayman Islands government may introduce regulations to allow for public access in the future. An exempted company with its shares listed on an approved stock exchange, which includes Nasdaq, may provide its corporate service provider with details of its listed status as an alternative compliance route instead of providing details of its beneficial owners. Accordingly, as long as the shares of our Company remain listed on the Nasdaq, our Company may opt for this alternative compliance route rather than maintaining a beneficial ownership register.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions, such as the United States. To the extent we choose to follow home country practices with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors, or our Controlling Shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act, (Revised) of the Cayman Islands (“ES Act”) that came into force on January 1, 2019, a “relevant entity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is the Company. Based on the current interpretation of the ES Act, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. Accordingly, for so long as our Company is a “pure equity holding company”, it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. The ES Act has continued to evolve after its enactment and it is anticipated that its operation and application will be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and we may have to make changes to our operations in order to comply with all requirements under the ES Act.

Cayman Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The Cayman Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Cayman Islands laws may provide less protection for minority shareholders than those under U.S. law, and therefore minority shareholders who are dissatisfied with the conduct of our affairs may not have the same options as to recourse in comparison to the shareholders of a U.S. corporation.

Under the laws of the Cayman Islands, there is limited statutory law for the protection of minority shareholders in the form of the provisions of the Companies Act dealing with shareholder remedies. In principle, the Company will normally be the proper plaintiff to sue for a wrong done to it as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	The rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	The sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	The selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this IPO. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Class A Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

The definition of foreign private issuer may change in near future.

The SEC is currently reviewing the definition of “foreign private issuer” and may impose additional requirements, including foreign trading volume thresholds, major foreign exchange listing requirements, or enhanced regulatory assessments. If implemented, these changes could result in us losing our status as a foreign private issuer, which would require us to comply with more stringent U.S. domestic issuer reporting requirements, including quarterly reporting, shorter filing deadlines, U.S. GAAP financial statements, and additional disclosure obligations. Loss of our status as a foreign private issuer would significantly increase our compliance costs and administrative burden, and could adversely affect our business operations and financial condition. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this IPO), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS will not successfully challenge our position. Fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Class A Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this IPO. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such a U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

As a company with less than $1.235 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. Therefore, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, if we elect not to comply with such reporting and other requirements, in particular the auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

In addition to our status as an emerging growth company, we also report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this IPO, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds $700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Our Chairman has substantial influence and control over us and his interests may not be aligned with the interests of our other shareholders.

Mr. Chiu, our chairman of the Board and as one of the Controlling Shareholders, is currently the beneficial owner of 7,827,625 Ordinary Shares, including 6,827,625 Class A Ordinary Shares that are owned by Mr. Chiu directly and 1,000,000 Class B Ordinary Shares that are owned through CSC BVI, an entity jointly owned and controlled by our Controlling Shareholders. Collectively these represent approximately 55.4% of the total issued and outstanding Ordinary Shares and approximately 90.0% of the total voting power. Mr. Chiu will beneficially own approximately 50.1% of the total issued and outstanding Ordinary Shares and 87.9% of the total voting power following the completion of this IPO (assuming no over-allotment option is exercised), assuming an IPO price per share of $4.00, which is the low end of the price range stated on the cover page of this prospectus. As a result, Mr. Chiu may be able to exert significant voting influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. These actions may be taken even if he is opposed by our other shareholders, including those who purchased the Class A Ordinary Shares in our IPO. Moreover, this concentration of ownership may discourage, delay or prevent a change in control of us, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of us and might reduce the price of our Class A Ordinary Shares.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders.

As of the date of this prospectus, our Controlling Shareholders collectively hold approximately 80.0% of our total issued and outstanding Ordinary Shares, representing 95.5% of the total voting power. We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this IPO, our Controlling Shareholders will collectively own approximately 72.3% of our total issued and outstanding Ordinary Shares, representing approximately 93.3% of the total voting power, both directly and through CSC BVI, assuming that the underwriters do not exercise their over-allotment option.

Under Rule 4350(c) of Nasdaq Capital Market Rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

In addition, the interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

INDUSTRY AND MARKET DATA

The information presented in this section has been derived from an industry report commissioned by us and prepared by IPA Advisory Limited, an independent research firm, regarding our industry and our market position in Hong Kong. We refer to this report as the “IPA Report”. We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

1.	Overview of the Macroeconomic Environment in Hong Kong

In the first quarter of 2025, Hong Kong’s economy expanded by 3.1% year-on-year, aligning with earlier official estimates. This growth was driven by increased exports of goods and services and a rebound in investment expenditure. On a seasonally adjusted quarterly basis, GDP rose 1.9% from the previous quarter. In monetary terms, Hong Kong’s GDP for Q1 2025 amounted to approximately HK$790 billion.

For the full year of 2024, Hong Kong’s real gross domestic product (GDP) increased by 2.5%, following a 3.2% expansion in 2023. In value terms, the total GDP for 2024 reached approximately HK$3,180 billion, up from about HK$2,980 billion in 2023. This growth was supported by a 4.7% rise in goods exports and a 4.8% increase in services exports, reflecting the resilience of Hong Kong’s international trade sector.

Despite these positive trends, private consumption expenditure declined by 0.6% in 2024, amounting to approximately HK$1,825 billion, largely due to changing consumer behavior and ongoing economic uncertainties. Inflation remained mild, with the composite consumer price index (CPI) rising by 2.0% year-on-year in April 2025, up from a 1.4% increase in March 2025.

Over the past five years, Hong Kong’s GDP has maintained a compound annual growth rate (CAGR) of approximately 2.2%, increasing from around HK$2,860 billion in 2019 to about HK$3,180 billion in 2024, indicating a gradual recovery from the disruptions caused by the COVID-19 pandemic. However, the domestic market still faces challenges, particularly in household spending and consumer sentiment.

Source: IPA Report

The economic outlook for Hong Kong in the second half of 2025 remains cautiously optimistic, supported by continued regional economic recovery and the sustained implementation of government measures to stimulate domestic demand.

2.	Overview of the Restaurant Industry in Hong Kong

The restaurant industry plays a pivotal role in Hong Kong’s service-driven economy, accounting for approximately 2.2% of the city’s Gross Domestic Product (GDP) in 2024. As one of Asia’s most cosmopolitan cities, Hong Kong features an exceptionally diverse dining landscape, encompassing everything from quick-service outlets and casual dining chains to fine dining establishments and cutting-edge culinary concepts. This diversity not only caters to local residents but also serves the city’s substantial influx of international visitors, reinforcing Hong Kong’s position as a premier destination for food and hospitality.

Within this dynamic ecosystem, the high-end restaurant segment—including luxury dining venues, chef-driven concepts, and award-winning establishments—holds a particularly distinguished position. These restaurants are renowned for their uncompromising standards in food quality, service, and ambiance, frequently sourcing premium ingredients and delivering meticulously curated dining experiences that appeal to discerning customers, business professionals, and affluent travelers.

Despite its strong appeal and global reputation, Hong Kong’s restaurant industry faces significant operational challenges. Chief among these are the city’s exceptionally high rental and labor costs. Hong Kong consistently ranks among the world’s most expensive cities for commercial leases, especially in prime areas favored by upscale dining establishments. Additionally, a chronic shortage of skilled hospitality staff has contributed to rising wage pressures, further increasing operating expenses across the sector—particularly for restaurants that require specialized skills or intensive service standards.

Nevertheless, the industry’s resilience is evident in its ongoing capacity for innovation, adaptability, and attraction of investment, even amid shifting consumer preferences and broader economic uncertainties. High-end restaurants, in particular, have harnessed digitalization, personalized service, and experiential dining trends to distinguish themselves and foster strong customer loyalty. The sector is well positioned to benefit from Hong Kong’s status as a regional financial and tourism hub, as well as its enduring reputation for culinary excellence and international gastronomy.

3.	Market Size of the Restaurant Industry in Hong Kong

Hong Kong’s restaurant industry is a cornerstone of the city’s service sector, reflecting both its vibrant local dining scene and its international reputation as a culinary destination. According to the Census and Statistics Department of the HKSAR Government, the total receipts of the restaurant sector in the first quarter of 2025 were provisionally estimated at HK$28.0 billion, representing a slight decrease of 0.6% compared to the same period in 2024. Purchasing costs for the industry in first quarter of 2025 amounted to HK$8.8 billion, down 1.5% year-on-year, suggesting a modest easing in input cost pressures.

For the full year of 2024, total restaurant receipts reached approximately HK$109.4 billion, representing a marginal decrease of 0.1% compared to 2023. The industry’s performance in 2024 and early 2025 was characterized by fluctuating consumer sentiment and dynamic market conditions, shaped by ongoing economic uncertainties, a gradual recovery in inbound tourism, and evolving consumer preferences. These factors contributed to marginal changes in total restaurant receipts, with nominal declines recorded in both late 2024 and early 2025, reflecting the sector’s sensitivity to broader economic and social trends.

Source: IPA Report

Segment performance in early 2025 demonstrated considerable divergence. Non-Chinese restaurants, fast food outlets, and bars recorded year-on-year growth in receipts, whereas traditional Chinese restaurants and miscellaneous eating and drinking places experienced declines. This divergence underscores the dynamic and rapidly evolving nature of Hong Kong’s restaurant market, highlighting the necessity for operators to remain agile and responsive to shifting consumer preferences.

For non-Chinese restaurants segment in Hong Kong (inclusive of Japanese and other international cuisines), the total restaurant receipts have increased from approximately HK$24,556 million in 2020 to approximately HK$34,770 million in 2024, representing a compound annual growth rate (CAGR) of approximately 9.1%. This upward trend reflects a growing appetite among Hong Kong residents and visitors alike for diverse international dining experiences.

While receipts for bars demonstrated a fluctuating trend, increasing from approximately HK$834 million to HK$1,205 million between 2020 and 2024, representing a compound annual growth rate (CAGR) of approximately 9.6%. Notably, receipts rebounded sharply in 2023, reflecting post-pandemic recovery momentum in the bar and nightlife sector.

Source: IPA Report

Looking ahead, the restaurant industry is expected to maintain steady growth, supported by the return of international visitors, the increasing adoption of digital and delivery platforms, and continued innovation in dining concepts. Nonetheless, the industry is likely to remain challenged by persistently high operating costs, ongoing labor shortages, and intense competitive pressures.

4.	Overview of the Japanese cuisine restaurants and bars in Hong Kong

Market information continued to evidence the sustained popularity of Japanese cuisine in the city. The number of Japanese cuisine restaurants in Hong Kong increased from 3,028 in 2020 to 3,434 in 2024, representing a 13.4% increase year-over-year. As of June 2025, there were 3,375 Japanese cuisine restaurants. Meanwhile, the number of bars in Hong Kong remained relatively stable, standing at 1,019 in 2020, 1,011 in 2024, and 980 as of June 2025.

Source: IPA Report

Regarding fine-dining Japanese cuisine restaurants in Hong Kong (defined as those with an average spending per person exceeding HK$400), the number increased from 290 in 2020 to 362 in 2024, with 341 restaurants recorded as of June 2025. These figures indicate that fine-dining Japanese restaurants accounted for approximately 9.6% of all Japanese cuisine restaurants in 2020, increasing to 10.5% in 2024 and 10.10% as of June 2025, reflecting a steady growth in the share of high-end Japanese dining within the overall market.

Source: IPA Report

5.	Market Size of the Fine-Dining Market in Hong Kong

The fine-dining segment in Hong Kong represents a significant and influential portion of the city’s restaurant industry, sustained by both a robust local affluent clientele and the city’s longstanding position as a premier international tourist destination. While precise figures for the fine-dining market are not always separately disclosed, trends can be inferred from overall restaurant sector revenues and the continued strong performance of high-end establishments.

Gross Value:

●	The total revenue of Hong Kong’s restaurant industry for the fourth quarter of 2024 was HK$27.6 billion, reflecting a 0.4% year-on-year increase. For the full year 2024, the industry recorded receipts of HK$109.4 billion. Although the fine-dining segment represents a smaller share of the overall market, its absolute value remains substantial. Fine-dining establishments—particularly those in luxury hotels, offering international cuisines, and holding Michelin stars—command a premium price point and enjoy higher average spending per customer.

●	Specific categories, like premium Chinese restaurants, international fine-dining, and hotel-based dining, continue to demonstrate resilience and growth, even amidst challenges such as the pandemic or broader economic uncertainty. Government and private sector investment in tourism and hospitality further support the expansion and appeal of the fine-dining market.

Future Growth:

●	The fine-dining market is expected to see steady growth over the next few years, driven by the return of international tourism, the rising number of local wealthy individuals, and increasing consumer preferences for luxury experiences.

●	The segment is anticipated to grow at a rate slightly exceeding that of the broader restaurant industry. Over the next 3–5 years, growth will be propelled by increased disposable incomes, the resurgence of international tourist arrivals, expansion of premium food delivery services, and the rising prevalence of fine-dining establishments offering unique and bespoke culinary experiences.

USE OF PROCEEDS

Based upon the assumed IPO price of $4.00 per Class A Ordinary Share, which is the low end of the price range stated on the cover page of this prospectus, we estimate that we will receive net proceeds from this IPO, after deducting the estimated underwriting discounts, non-accountable expense allowance, and other estimated offering expenses payable by us, of approximately $4,229,929 if the underwriters do not exercise their over-allotment option, or $5,057,929 if the underwriters exercise their over-allotment option in full.

Each $1.00 increase (decrease) in the assumed IPO price of $4.00 per Class A Ordinary Share would increase (decrease) the net proceeds to us from this IPO by $1,380,000, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of 1 million in the number of Class A Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this IPO by $3,680,000, assuming the assumed IPO price remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us.

The primary purpose of this IPO is to create a public market for our Class A Ordinary Shares for the benefit of all shareholders and to reduce our debt position by repaying existing loans including the loans we owe to our Controlling Shareholders, related parties and other non-controlling interests of our Subsidiaries. As of April 30, 2025 and the date of this prospectus, we are indebted to our Controlling Shareholders, related parties and other non-controlling interests of our Subsidiaries in the sums of $839,779 and $1,272,349, respectively, which were advanced to us to finance our operating cash flow and are interest-free and repayable on demand. We plan to use the net proceeds of this IPO as follows:

●	Approximately 30.1%, or $1,272,349, for repayment of existing loans owed to our Controlling Shareholders, related parties and non-controlling interests of our Subsidiaries;

●	Approximately 25.0%, or $1,057,482, for expanding our restaurant network in Hong Kong and across the globe;

●	Approximately 30.0%, or $1,268,979, for potential mergers and acquisitions in the future. Currently, we have not identified any target to pursue such acquisitions. We aim to identify suitable targets, such as raw material suppliers, other restaurant chains, food commentator platforms and other media companies; and

●	Approximately 14.9%, or $631,119, for working capital and other general corporate purposes

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this IPO. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this IPO. If an unforeseen event occurs or business conditions change, we may use the proceeds of this IPO differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

To the extent that the net proceeds we receive from this IPO are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects, other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. In addition, our ability to pay dividends would depend on cash distributions from our Subsidiaries, which could be affected by applicable laws, regulations and restrictions.

During the years ended April 30, 2024 and 2025 and as of the date of this prospectus, CSC and our Subsidiaries have not distributed any cash dividends or made any other cash distributions. There have not been any cash transfers, dividends and distributions between CSC, our Subsidiaries, or to any of our shareholders, during the years ended April 30, 2024 and 2025 and as of the date of this prospectus.

Subject to the Companies Act and our Articles, the holders of our Class A Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of our Memorandum and Articles, CSC may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on company level.

We are an exempted company incorporated in the Cayman Islands as a holding company with no operating revenue or profit of our own. We rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2025, on:

●	an actual basis; and

●

an as adjusted basis to give effect to the sale of 1,500,000 Class A Ordinary Shares in this IPO at the assumed IPO price of $4.00 per Class A Ordinary Share, which is the low end of the price range stated on the cover page of this prospectus after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of April 30, 2025
	Actual(1)	As adjusted(2)
	$	$
Ordinary Shares, $0.001 par value per share: 100,000,000 shares authorized comprising (i) 13,125,000 Class A Ordinary Shares and (ii) 1,000,000 Class B Ordinary Shares as of April 30, 2025; 15,625,000 Ordinary Shares issued and outstanding, comprising 14,625,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares issued and outstanding, as adjusted;	14,125	15,625
Retained earnings	245,881	245,881
Accumulated other comprehensive income/(loss)	(805)	(805)
Additional paid-in capital	-	4,229,929
Total equity attributable to equity holders of the Company	259,201	4,490,630
Non-controlling interest	33,992	33,992
Total Equity	293,193	4,524,622

Indebtedness
Amount due to beneficial owners	527,620	527,620
Amount due to related parties	101,493	101,493
Amount due to non-controlling interest	210,666	210,666
Total Indebtedness	839,779	839,779

Total Capitalization	1,132,972	5,364,401

(1)	Represents the actual basis after the reclassification of our Ordinary Shares into Class A Ordinary Shares and issuance of 1,000,000 Class B Ordinary Shares, see “Corporate History and Structure.”

(2)

Reflects the sale of Class A Ordinary Shares in this IPO at an assumed IPO of $4.00 per Class A Ordinary Share, which is the low end of the price range stated on the cover page of this prospectus after deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses payable by us. The as adjusted information is illustrative only, and we will adjust this information based on the actual IPO price and other terms of this IPO determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive after deducting the underwriting discounts (underwriting discount equal to 7.0% per Ordinary Share), non-accountable expense allowance (1.0% of the gross proceeds of this IPO), estimated offering expenses payable by us ($1,040,071) and the maximum aggregate reimbursement of $250,000 of the underwriter’s accountable expenses. We estimate that such net proceeds will be approximately $4,229,929 if the underwriters do not exercise any over-allotment option or approximately $5,057,929 if the over-allotment option is exercised in full. For an itemization of an estimation of the total offering expenses payable by us, see “Expenses Related to this Offering.”

DILUTION

If you invest in our Class A Ordinary Shares in this IPO, your interest will be immediately diluted to the extent of the difference between the IPO price per Class A Ordinary Share in this IPO and the net tangible book value per Class A Ordinary Share after this IPO. Dilution results from the fact that the IPO price per Class A Ordinary Share is substantially in excess of the net tangible book value per Class A Ordinary Share. As of April 30, 2025, we had a historical net tangible book value of $193,819, or approximately $0.01 per Class A Ordinary Share. Our net tangible book value per Class A Ordinary Share represents total assets of $2,165,412 less intangible asset of $30,639, goodwill of $68,735 and total liabilities of $1,872,219, all divided by the number of Ordinary Shares outstanding before this IPO.

After giving effect to the sale of Class A Ordinary Shares in this IPO at the assumed IPO price of $4.00 per Class A Ordinary Share, which is the low end of the price range stated on the cover page of this prospectus, we will have 14,625,000 Class A Ordinary Shares outstanding, and after deducting the underwriting discounts, non-accountable expense allowance, estimated offering expenses payable by us and maximum aggregate reimbursement of the underwriter’s accountable expenses, our as adjusted net tangible book value at April 30, 2025, would have been $4,423,748, or approximately $0.30 per Class A Ordinary Share, assuming that the underwriters’ over-allotment option has not been exercised. This represents an immediate increase in as adjusted net tangible book value of approximately $0.29 per Class A Ordinary Share to existing investors and immediate dilution of approximately $3.70 per Class A Ordinary Share to new investors. The following table illustrates such dilution to new investors purchasing Class A Ordinary Shares in this IPO:

Assumed IPO price per Class A Ordinary Share	$4.00
Net tangible book value per Class A Ordinary Share as of April 30, 2025	$0.01
Increase in as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this IPO	$0.29
As adjusted net tangible book value per Class A Ordinary Share after this IPO	$0.30
Dilution per Class A Ordinary Share to new investors in this IPO	$3.70

The above table assumes $4,229,929 in net proceeds from the offering of 1,500,000 Class A Ordinary Shares, and assumes that the underwriters’ over-allotment option has not been exercised.

Each $1.00 increase (decrease) in the assumed IPO price of $4.00 per Class A Ordinary Share would increase (decrease) our as adjusted net tangible book value as of April 30, 2025, after this IPO by approximately $0.38 per Class A Ordinary Share, and would increase (decrease) dilution to new investors by $4.60 per Class A Ordinary Share, assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts, non-accountable expense allowance, estimated offering expenses payable by us and the maximum aggregate reimbursement of the underwriter’s accountable expenses.

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value after this IPO would have been $5,251,748, or $0.35 approximately per Class A Ordinary Share, the increase in net tangible book value per Class A Ordinary Share to existing shareholders would be approximately $0.34, and the immediate dilution in net tangible book value per Ordinary Share to new investors in this IPO would be approximately $3.65.

The table and discussion above are based on 14,125,000 Ordinary Shares, including 13,125,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares outstanding on as adjusted basis as of April 30, 2025, and assumes no conversion of any outstanding Class B Ordinary Shares.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this IPO.

The following table summarizes, as of April 30, 2025, the differences between the existing shareholders and the new investors with respect to the number of Class A Ordinary Shares purchased from us in this IPO, the total consideration paid, and the average price per Class A Ordinary Shares paid at the assumed IPO price of $4.00 per Class A Ordinary Share, which is the low end of the price range stated on the cover page of this prospectus before deducting estimated underwriting discounts, non-accountable expense allowance, estimated offering expenses and the maximum aggregate reimbursement of the underwriter’s accountable expenses. The total number of Class A Ordinary Shares does not include Class A Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriters and assumes no conversion of any outstanding Class B Ordinary Shares.

	Class A Ordinary Shares purchased		Total consideration		Average price per Class A Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	13,125,000	89.74%	$13,125	0.22%	$0.00
New investors	1,500,000	10.26%	6,000,000	$99.78%	$4.00
Total	14,625,000	100.00%	6,013,125	$100.00%	$0.41

EXCHANGE RATE INFORMATION

CSC is a holding company with operations conducted in Hong Kong through the Subsidiaries. The functional currency of the Subsidiaries is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader.

CSC is a holding company with operations conducted in Hong Kong through the Subsidiaries using Hong Kong dollars. The reporting currency of the Subsidiaries is Hong Kong dollars. The Hong Kong dollar is pegged to the U.S. dollar at a range of HK$7.75 to HK$7.85 to US$1. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated the noon middle rate of US$1 — HK$7.8210 and US$1 — HK$7.7548, as published in the H.10 statistical release of the Board of Governors of the Federal Reserve System on April 30, 2024 and April 30, 2025, respectively. No representation is made that the HK$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate, respectively.

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We commenced our operations with the establishment of Sunny Luck, a company incorporated under the laws of Hong Kong on September 11, 2022. As part of the reorganization in contemplation of this IPO (the “Reorganization”), Sunny Luck was acquired by and became a non-wholly-owned subsidiary of CSC, our ultimate holding company, in April 2025. Immediately prior to the Reorganization, Sunny Luck was owned and controlled by the spouse of Mr. Chiu and Mr. Chau owned and controlled 75% of Sunny Luck. The remaining 25% of the equity interests of Sunny Luck were, and still are, owned by certain Independent Third Parties.

On October 2, 2024, our ultimate holding company, CSC, was incorporated under the laws of the Cayman Islands as an exempted company with limited liability, with an authorized share capital of $100,000 divided into 100,000,000 ordinary shares (“Ordinary Shares”), par value $0.001 each, with 6,875,625 Ordinary Shares then held by Mr. Chiu after the initial one subscriber share held by Harneys Fiduciary (Cayman) Limited was transferred to Mr. Chiu and 6,827,624 Ordinary Shares were issued and allotted to Mr. Chiu on the same day. Concurrently, 3,467,625 Ordinary Shares were issued and allotted to Mr. Chau and 2,829,750 Ordinary Shares were issued and allotted to Mr. So, our chief executive officer. On January 31, 2025, Mr. So transferred an aggregate of 2,829,750 Ordinary Shares to seven individuals. On June 18, 2025, the Ordinary Shares were re-designated and re-classified as Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares were issued and allotted to CSC BVI. See “Principal Shareholders” for the beneficial ownership of our Class A Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares.

In October 2024, we subscribed for 59% of the equity interests of Hero Dynasty and acquired 1% of its equity interests from an Independent Third Party both at nominal consideration. The acquisition was not a material acquisition. In the meantime, certain Independent Third Parties have subscribed for 40% of the equity interests of Hero Dynasty and advanced certain loans to Hero Dynasty as its working capital.

Our principal executive office is located at 3/F, Cubus, 1 Hoi Ping Road, Causeway Bay, Hong Kong. Our telephone number is +852 2779 7328. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, George Town, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Our website can be found at https://csccollective.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The charts below illustrate our corporate structure and identify all of our subsidiaries as of the date of this prospectus and upon completion of this IPO (assuming the underwriters do not exercise their over-allotment option):

As of the date of this prospectus

Mr. Chiu
Mr. Chau
Other Existing <5% Shareholders
52.0% of issued and outstanding Class A Ordinary Shares; 0% of issued and outstanding Class B Ordinary Shares; 48.3% of total issued and outstanding Ordinary Shares; 10.8% of total voting rights (1)
52.0%
48.0%
CSC Collective Investment Limited
British Virgin Islands
0% of issued and outstanding Class A Ordinary Shares; 100% of issued and outstanding Class B Ordinary Shares; 7.1% of total issued and outstanding Ordinary Shares; 79.2% of total voting rights (2)
26.4% of issued and outstanding Class A Ordinary Shares; 0% of issued and outstanding Class B Ordinary Shares; 24.6% of total issued and outstanding Ordinary Shares; 5.5% of total voting rights (3)
21.6% of issued and outstanding Class A Ordinary Shares; 0% of issued and outstanding Class B Ordinary Shares; 20% of total issued and outstanding Ordinary Shares; 4.5% of total voting rights
CSC Collective Holdings Limited
Cayman Islands
75%
60%
100%
Sunny Luck Investment Limited
Hong Kong
Hero Dynasty Limited
Hong Kong
Joy Trader Limited
Hong Kong

Notes:

(1) Reflects the Class A Ordinary Shares directly held by Mr. Chiu and excludes Mr. Chiu's interest in the Class B Ordinary Shares held through CSC BVI.
(2) Reflects the Class B Ordinary Shares directly held by CSC BVI and excludes the interest in the Class A Ordinary Shares held by Mr. Chiu and/or Mr. Chau directly.
(3) Reflects the Class A Ordinary Shares directly held by Mr. Chau and excludes Mr. Chau's interest in the Class B Ordinary Shares held through CSC BVI.

Immediately after completion of this IPO (assuming that the underwriters do not exercise their over-allotment options)

Name	Date of Incorporation	Place of Incorporation	Percentage of effective ownership	Principal activities
Parent company
CSC Collective Holdings Limited	October 2, 2024	Cayman Islands	100%	Investment holding

Subsidiaries
Sunny Luck Investment Limited	September 11, 2022	Hong Kong	75%	Restaurant operations
Hero Dynasty Limited	December 20, 2023	Hong Kong	60%	Restaurant operations
Joy Trader Limited	December 5, 2024	Hong Kong	100%	Dormant

We are offering 1,500,000 Class A Ordinary Shares, our holding company, representing approximately 9.6% of our total issued and outstanding Ordinary Shares following completion of the IPO, assuming the underwriters do not exercise their over-allotment option.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this IPO, our Controlling Shareholders will collectively own approximately 72.3% of our total issued and outstanding Ordinary Shares, representing approximately 93.3% of the total voting power, both directly and through CSC BVI, assuming the underwriters do not exercise their over-allotment option. Therefore, we may elect not to comply with certain corporate governance requirements of Nasdaq. Currently, we do not plan to utilize the “controlled company” exemptions with respect to our corporate governance practice after we complete this IPO. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders” on page 60 of this prospectus.

At each general meeting, each shareholder who is holder of Ordinary Shares and is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Class A Ordinary Share and fifty votes for each Class B Ordinary Share that such shareholder holds. There are no prohibitions to cumulative voting under the laws of the Cayman Islands, but our Memorandum and Articles of Association do not provide for cumulative voting.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a food service company operating high-end luxury brands of restaurants in Hong Kong. We design our restaurants to create a premium experience and exclusive entertaining experience within a destination location. Currently, we operate two restaurants under four distinctive brands, each delivering a unique Japanese-inspired fine dining experience and steadily building strong reputations across social media platforms for quality, service, and atmosphere. We believe that this design and operating philosophy distinguishes ourselves from traditional restaurants and other foodservice competitors.

We currently operate two restaurants, namely, “Teppanyaki Mihara Goten” and “Nadagogo Yakitori Izakaya”. “Teppanyaki Mihara Goten” is a composite Japanese restaurant in Causeway Bay, a popular shopping district and tourism spot in Hong Kong with three seating areas offering teppanyaki, sukiyaki and cocktail bar and lounge at customers’ choice. The teppanyaki section under the brand name of “Teppanyaki Mihara Goten” provides an intimate teppanyaki dining experience, where chefs prepare seasonal dishes with precision in front of guests, emphasizing craftsmanship and personalization. The sukiyaki section under the brand name of “Sukiyaki Nakagawa” specializes in traditional Japanese sukiyaki, offering a refined hotpot experience with premium ingredients and attentive tableside service in an elegant setting. The cocktail bar and lounge section under the brand name of “Takumi Mixology Salon” is a boutique cocktail bar and lounge focusing on handcrafted mixology and tailor-made small plates. Designed for a high-end clientele, it offers a personalized bar experience in an intimate setting. “Nadagogo Yakitori Izakaya” is a full-service Japanese restaurant in Wan Chai, a traditional business district in Hong Kong offering a wide-ranging menu, including à la carte items, tempura, and lunch sets, in a spacious indoor-outdoor environment catering to casual and social dining.

Founded in 2022, we first commenced our business operations with the establishment of Sunny Luck, the operating entity of “Teppanyaki Mihara Goten”. In October 2024, we subscribed for 59% of the interests in Hero Dynasty, the operating entity of “Nadagogo Yakitori Izakaya” and acquired 1% of its equity interests from an Independent Third Party both a nominal consideration. In 2023 and 2024, “Teppanyaki Mihara Goten” received the Tatler Dining Award and in 2025 it was named as a “Michelin selected” restaurant in the MICHELIN Guide Hong Kong & Macau 2025, which demonstrated the recognition of the quality of our food and services. In the same year, “Takumi Mixology Salon” was also recognized as one of South China Morning Post’s 100 Top Tables 2025.

We believe the premium dining culture of Japan is widely accepted by customers in Hong Kong. To this end, we strategically immerge premium high-end dining experiences in our restaurants, in which we offer an exclusive dining experience for individuals who seek a premium, intimate, one-on-one experience with the chef in a traditional Japanese atmosphere with desires to savor the Michelin-quality food artistry.

As of the date of this prospectus, our venues are located in Causeway Bay and Wan Chai—two of Hong Kong’s most vibrant dining districts. Since commencing operations in 2022, we have built strong relationships with reliable suppliers and service partners to support our operations. Our revenue is primarily generated from dine-in food and beverage services offered through our restaurants.

Acquisition of Hero Dynasty

In October 2024, we subscribed for 59% of the equity interests in Hero Dynasty, the operating entity of “Nadagogo Yakitori Izakaya” and acquired 1% of its equity interests from an Independent Third Party both at nominal consideration. The acquisition was not material to the Group. In the meantime, certain Independent Third Parties have subscribed for 40% of the equity interests of Hero Dynasty. This acquisition has been accounted for using the acquisition method. After the acquisition, Hero Dynasty became our subsidiary . The goodwill of $68,542 arising from the acquisition related to certain expected synergies. No impairment of goodwill was recognized during year ended April 30, 2025.

Key Factors that Affect Our Results of Operations

Our results of operations and financial position have been and will continue to be affected by a number of factors, many of which may be beyond the control of our Group, including those factors set out in “Risk Factors” in this prospectus and those set out below.

Macroeconomic conditions in Hong Kong

We generate our revenue from operating high-end restaurants in Hong Kong, the performance of which is closely related to the macroeconomic conditions of Hong Kong. Any worsening of the Hong Kong economy may lead to contraction of consumer expenditure on food, fear of a recession and decrease in consumer confidence. These factors may lead to a reduction in customer traffic and average spending per dine-in customer per visit at our restaurants, which could materially and adversely affect our financial condition and results of operations.

Our business is also significantly affected by discretionary customer spending, which is influenced by general economic conditions. Accordingly, we may experience a decline in business turnover during economic downturns or prolonged periods of high unemployment rates. Any material decline in the amount of discretionary spending in Hong Kong may have a material adverse effect on our business, results of operations and financial conditions.

Our future success depends on our ability to meet customer expectations and anticipate and react to evolving customer preferences.

Our continuous introduction of new menu items is a measure to cope with the ever-changing customer preferences and remain competitive in the market. In the past, our Subsidiaries have launched a number of new menus, side dishes and drinks with a view to catering our customers’ changing tastes and dietary habits. We believe our future success depends, to a large extent, on our ability to offer new menu items and refine our existing dishes based on evolving market trends and tastes, dietary habits, expectations, and other preferences of our target customers. We cannot assure that the existing and new menu items of our restaurants will continue to attract and be accepted by our target customers in the future. If we fail to anticipate or react to the latest food trends or customer preferences, we may lag behind our Subsidiaries’ competitors in developing and introducing dishes which appeal to our customers, which could in turn cause us to lose our competitiveness, and our business and results of operations could be adversely affected.

Exposure to risks associated with food safety which may subject us to liability claims and damages to our reputation

We are exposed to risks associated with food safety which may subject us to liability claims, damage our reputation and/or affect our relationship with our customers. Such liability claims happen in the restaurant industry and may require costly measures to investigate and resolve. Even if such claims are without merit, any negative publicity as a result of allegations of unsafe food service can have a significant impact on our reputation.

We may be unable to effectively control key operating costs, including food, labor, and rental expenses

Our profitability depends significantly on our ability to manage key operating costs, particularly food ingredients, labor, and rental expenses.

We rely on our ability to source quality food ingredients and prepare meals on a cost-efficient basis. However, food costs are subject to fluctuations due to inflation and supply chain instability. At the same time, we are required to maintain a consistent and qualified workforce to operate our restaurants and ensure service quality. Accordingly, our business is sensitive to changes in labor costs, which may increase due to market competition or regulatory requirements such as minimum wage adjustments.

Additionally, our restaurants are operated on leased premises. Rental expenses may fluctuate due to changes in market and economic conditions. We place a high priority on securing locations that are accessible and well-suited to our target customer base. If we are unable to secure desirable restaurant locations at reasonable rental rates or on favorable renewal terms, we may be forced to relocate to less favorable locations or cease operations at certain sites, which could disrupt our business and growth strategy.

If we are unable to manage these cost components effectively while maintaining competitive pricing, food quality, and service standards, our financial condition and results of operations may be materially and adversely affected.

Our future success depends significantly on the market’s recognition of our brands, and if we are not able to maintain or enhance our brand recognition, our business, financial condition and results of operations may be materially and adversely affected.

We operate two restaurants in four distinctive brands. Our restaurants are branded “Teppanyaki Mihara Goten”, “Sukiyaki Nakagawa”, “Takumi Mixology Salon” and “Nadagogo Yakitori Izakaya”. Our growth and future success depend extensively on the market’s recognition of our brands, however, our ability to maintain our brand recognition depends on a number of factors of which are beyond our control including customer taste and preference. We must therefore continue to distinguish ourselves from other market players in the restaurant industry in Hong Kong and strengthen customers’ preference towards our brands. Our ability to maintain and enhance our brand image depends, to a large extent, on our ability to promote our brands by opening new restaurants. This image depends on our ability to maintain the highest level of food quality and customer service across our restaurants to prevent customers from experiencing any instances of poor hygiene, bad food quality, poor customer service or personal injury which could tarnish our brands and our business. If we are unable to do so, the value of our brand will be diminished, and our business and results of operations may be materially and adversely affected. As we continue to grow in size, expand our food offerings and services and extend our geographic reach, maintaining quality and consistency may be more difficult and we cannot assure you that customers’ confidence in our brand name will not be diminished.

Description and Analysis of Principal Components of Our Results of Operations

The following discussion is based on our Company’s historical results of operations and may not be indicative of our Company’s future operating performance.

Key Components of Results of Operations

For the years ended April 30, 2025 and 2024

	Years Ended April 30,		Variance
	2025	2024	Amount	Percentage
	$	$	$
Revenues	5,176,441	1,804,648	3,371,793	186.84%

Cost of revenues (exclusive of depreciation and amortization expenses shown separately below)	(3,454,706)	(1,671,646)	(1,783,060)	106.66%

Gross profit	1,721,735	133,002	1,588,733	1,194.52%

Operating expenses:
Selling and marketing expenses	(73,491)	(199,705)	126,214	(63.20)%
Depreciation and amortization expenses	(135,674)	(86,682)	(48,992)	56.52%
Other general and administrative expenses	(541,284)	(389,981)	(151,303)	38.80%
Total operating expenses	(750,449)	(676,368)	(74,081)	10.95%

Income/(expenses) from operations	971,286	(543,366)	1,514,652	(278.75)%

Other income
Other income, net	4,356	10,591	(6,235)	(58.87)%
Total other income, net	4,356	10,591	(6,235)	(58.87)%

Income before income taxes	975,642	(532,775)	1,508,417	(283.12)%

Income tax (expense)/credit	(121,492)	87,902	(209,394)	(238.21)%
Net income/(loss)	854,150	(444,873)	1,299,023	(292.00)%
Less: Net (income)/loss attributable to non-controlling interest	(228,858)	111,219	(340,077)	(305.77)%
Net income/(loss) attributable to the Group	625,292	(333,654)	958,946	(287.41)%
Other comprehensive expenses
Foreign currency translation adjustment	(512)	(210)	(302)	143.81%
Comprehensive income/(expenses)	624,780	(333,864)	958,644	(287.14)%

Revenue

Our revenue increased significantly from approximately $1.80 million for the year ended April 30, 2024 to approximately $5.18 million for the year ended April 30, 2025, representing a year-over-year growth of 186.8%.

This substantial increase was primarily driven by the gradual ramp-up in customer awareness and popularity of “Sukiyaki Nakagawa”, “Teppanyaki Mihara Goten”, and “Takumi Mixology Salon”, as well as the addition of “Nadagogo Yakitori Izakaya” in October 2024. Given the nature of the fine dining business, revenue growth typically takes time as customer loyalty, brand reputation, and word-of-mouth build progressively. The strong performance during the year reflects the successful positioning of our brands and our expanding presence in the market.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the years ended April 30, 2024 and 2025:

	Years Ended April 30,
	2025	2024
	$	$
(i) Food and beverages	1,445,317	600,452
(ii) Payroll and employee benefits expenses	616,902	111,432
(iii) Lease expenses	124,248	61,829
(iv) Subcontractor costs	805,700	667,447
(v) Utilities expenses	87,417	47,738
(vi) Others	375,122	182,748
Total	3,454,706	1,671,646

Our cost of revenue primarily consists of the cost of food ingredients, beverages, lease expenses for restaurant premises, payroll and employee benefits expenses and subcontractor costs of operation personnel, utility expenses for restaurant operation and other expenses.

Our cost of revenue increased by approximately 106.7% or $1.78 million to $3.45 million for the year ended April 30, 2025 from approximately $1.67 million in the year ended April 30, 2024, which was in line with the increase in our revenue.

Our cost of food and beverages increased significantly from approximately $0.60 million for the year ended April 30, 2024 to approximately $1.45 million for the year ended April 30, 2025. Such cost accounted for approximately 33.3% and 27.9% of our total revenue for the years ended April 30, 2024 and 2025, respectively. The decrease in proportion was primarily driven by improved operational efficiency and economies of scale resulting from our business expansion and increased customer demand across our restaurant portfolio, including the addition of “Nadagogo Yakitori Izakaya” in October 2024.

 Our subcontractor costs, payroll and employee benefits expenses recorded under cost of revenue increased from approximately $0.67 million and $0.11 million for the year ended April 30, 2024 to approximately $0.81 million and $0.62 million for the year ended April 30, 2025. This increase was primarily attributable to the recruitment of additional kitchen and service staff to support the expansion of our food and beverage operations, including the addition of “Nadagogo Yakitori Izakaya” in October 2024 and upon termination of the related party service agreements. As our restaurant operations scaled, we expanded our workforce to maintain service quality and operational consistency, both of which are critical in the fine dining segment.

Our other lease expenses for restaurant premises increased from approximately $0.06 million for the year ended April 30, 2024 to approximately $0.12 million for the year ended April 30, 2025. The increase was primarily attributable to the expansion of our restaurant portfolio, including the addition of “Nadagogo Yakitori Izakaya” in October 2024, which resulted in higher rental expenses.

Our utilities expenses for restaurant operations primarily consist of electricity, gas, and water charges. These expenses increased from approximately $0.05 million for the year ended April 30, 2024 to approximately $0.09 million for the year ended April 30, 2025.The increase was mainly due to the addition of new restaurants and higher operational activity during the year. As our business continues to expand, we expect utility expenses to grow in line with the scale of our restaurant operations.

Our other expenses primarily represent depreciation of right-of-use assets related to restaurant premises, bank charges, cleaning fees, repair and maintenance and tableware expenses incurred in the ordinary course of operation of our restaurants. Our other expenses increased from $0.18 million for the year ended April 30, 2024 to $0.38 million for the year ended April 30, 2025, which was in line with the increase in our revenue.

Gross Profit and Gross Profit Margin

During the financial years ended April 30, 2024 and 2025, our gross profit and gross profit margin were approximately $0.13 million and 7.4%, and $1.72 million and 33.3%, respectively.

The substantial improvement in gross profit margin was primarily attributable to the strong revenue growth, which outpaced the increase in cost of revenue. While we incurred higher costs in food and beverages, payroll, and leases to support our expanded operations, these costs grew at a proportionally slower rate compared to revenue.

The improvement also reflects the natural ramp-up effect of fine dining businesses, where customer traction and brand loyalty typically take time to develop. In fiscal year 2025, as “Sukiyaki Nakagawa”, “Teppanyaki Mihara Goten”, and “Takumi Mixology Salon” became more established and with the addition of “Nadagogo Yakitori Izakaya” operations, we saw higher customer traffic and better cost efficiency, which helped us improve our profitability.

Selling and marketing expenses

Selling and marketing expenses primarily consist of promotion expenses. During the years ended April 30, 2025 and 2024, the Company recognized promotion expenses of approximately $0.73 million and $0.2 million, respectively, more targeted promotional strategy following the initial brand-building phase.

General and administrative expenses

Our general and administrative expenses primarily consist of (i) management fee expenses paid to a related party; (ii) depreciation expenses; and (iii) administrative and miscellaneous expenses.

The following table set forth the breakdown of our general and administrative expenses for the years ended April 30, 2025 and 2024:

	Years Ended April 30,
	2025	2024
	$	$
(i) Management fee	277,340	167,979
(ii) Depreciation and amortization expenses	135,674	86,682
(iii) Administrative and miscellaneous expenses	263,944	221,972
Total	676,958	476,633

Our general and administrative expenses amounted to approximately $0.68 million and $0.48 million for the years ended April 30, 2025 and 2024, respectively, representing an increase of $0.2 million, or approximately 29.6%. The increase was primarily attributable to higher depreciation and amortization expenses resulting from capital investments to support our expanded operations, as well as an increase in management fees aligned with the growth of our business.

Taxation

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”) imposes profits tax on persons, including corporations, carrying on a trade, profession, or business in Hong Kong, in respect of profits arising in or derived from Hong Kong, excluding capital gains. As of the date of this prospectus, the applicable profits tax rate for corporations is 8.25% on the first HK$2,000,000 of assessable profits and 16.5% on any excess. The IRO also provides for deductions of allowable expenses, loss set-offs, and depreciation allowances.

We are incorporated in the Cayman Islands, which does not impose any income, corporate, capital gains, or withholding taxes on us.

Our Hong Kong subsidiaries are subject to Hong Kong profits tax in accordance with the IRO. Profits not arising in or derived from Hong Kong are not subject to profits tax, even if remitted to Hong Kong.

Net Income/Loss

As a result of the foregoing, we reported net income of approximately $0.85 million and net loss of approximately $0.44 million for the years ended April 30, 2025 and 2024, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements mainly represent the payments for purchases of food ingredients and beverages, staff costs, rental expenses and other operating expenses incurred for our business operations.

Historically, we have met our working capital and other liquidity requirements primarily through cash generated from operating activities and other available sources of financing from banks in Hong Kong. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including cash generated from operations, loans from banking facilities, the net proceeds from this Offering and other equity and debt financings as and when appropriate. In light of the above, we believe that we have sufficient funds to meet our operating and capital expenditure needs and obligations in the next 12 months.

Cash flows

The following table summarizes our cash flows for the fiscal years ended April 30, 2025 and 2024:

	For the Years Ended April 30,
	2025	2024
	$	$
Cash at the beginning of the period	3,617	3,217

Net cash provided by (used in) operating activities	1,090,014	(294,564)
Net cash provided by/(used in) investing activities	251,383	(342,696)
Net cash (used in)/provided by financing activities	(691,132)	641,143
Net increase (decrease) in cash	650,265	3,883
Effect on exchange rate change on cash	1,146	(3,483)

Cash at the end of the period	655,028	3,617

Net cash provided by/used in operating activities

During the financial years ended April 30, 2024 and 2025, our cash flows generated from/used in operating activities were primarily driven by receipts from our restaurant operations, while cash used in operations mainly related to payments for food and beverage ingredients, staff costs, rental payments, and other day-to-day operating expenses.

Our net cash used in operating activities was approximately $0.29 million for the year ended April 30, 2024, primarily derived from the net loss of approximately $0.44 million, adjusted for (i) non-cash items such as depreciation and amortization of approximately $0.18 million, and (ii) deferred income tax credit of approximately $0.09 million, partially offset by net cash inflows of approximately $0.55 million from an increase in account and other receivables of approximately $0.01 million and an increase in accounts payables and accrued expenses of approximately $0.19 million, and an increase in inventories of approximately $0.03 million along with a decrease in operating lease liabilities of approximately $0.10 million.

 Our net cash provided by operating activities increased to approximately $1.10 million for the year ended April 30, 2025, mainly resulting from net income of approximately $0.85 million, adjusted for (i) depreciation and amortization of approximately $0.35 million, and (ii) deferred tax of approximately $0.08 million. These were partially offset by net cash outflows of approximately $0.21 million to an increase in account and other receivables of approximately $0.04 million and a decrease in trade and other payables of approximately $0.05 million and a decrease in operating lease liabilities of $0.21 million. The overall improvement reflects our Group’s turnaround from a net loss to profitability, supported by operating leverage from increased restaurant-level revenues and enhanced cost efficiency.

Net cash provided by/used in investing activities

Our investing activities primarily include the acquisition of a subsidiary and purchases of property and equipment, and advanced from/repayment to beneficial owners, non-controlling interest and related parties to support the expansion of our restaurant operations.

For the year ended April 30, 2024, our net cash used in investing activities was approximately $0.34 million, primarily attributable to capital expenditures for the purchases of property and equipment of approximately $0.35 million offset with approximately of $0.01 million net advance to related parties related to the setup and enhancement of our restaurant locations.

For the year ended April 30, 2025, our investing activities resulted in a net cash inflow of approximately $0.25 million, mainly due to the cash acquired of $0.14 million resulting from the acquisition of Hero Dynasty in October 2024 and net cash of approximately $0.14 million net repayment from related parties, partially offset by purchases of property and equipment of approximately $0.02 million. The net outflow reflects the strategic acquisition and integration of a new restaurant brand that contributed positively to our business scale.

Net cash provided by/used in financing activities

Our financing activities primarily reflect changes in bank-related party balances and advance from or repayment to beneficial owners, non-controlling interests and related parties.

For the year ended April 30, 2024, we recorded net cash inflow of approximately $0.64 million, mainly due to approximately $0.02 million proceed from bank, which helped support our short-term working capital needs, and approximately $0.63 million advanced from beneficial owners, non-controlling interests, and net repayment to related parties to strengthen business operations and create synergies between related entities.

For the year ended April 30, 2025, we recorded net cash outflow of approximately $0.02 million for repayment to bank and approximately $0.68 million for net repayment to beneficial owners, non-controlling interests, and advance from related parties during the year.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Commitments

Capital commitments

As of April 30, 2024 and 2025, we did not have any capital commitments.

Contingencies

In the ordinary course of business, we may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. We record contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of April 30, 2025 and up through the date of this prospectus.

Capital Expenditures

For the years ended April 30, 2025 and 2024, we purchased $352,142 and $22,881, respectively, of property and equipment, respectively, mainly for use in our operations.

Contractual Obligations

As of April 30, 2024 and 2025, we did not have any significant contractual obligations that would require substantial future cash outflows.

Impact of Inflation

The types of inflationary pressures that affected our Company are primarily related to costs of food and beverages, rental expenses, staff salaries and related costs. Inflation in Hong Kong has not materially affected our profitability and operating results. However, we cannot assure that we will be unaffected by higher inflation rates in Hong Kong or globally in the future.

Seasonality

Our results of operations may experience periodic fluctuations due to seasonality relating to several factors beyond our control. We generally record a lower monthly revenue in the second quarter of each calendar year, which we believe is due to the absence of long public holidays in these months that are associated with higher rates of dining out. On the other hand, we generally record higher monthly revenue from October to January, which we believe is due to the cooler weather and holidays. Similarly, our operations may be subject to additional fluctuations during such high or low seasons that are unrelated to public holidays including the timing of other new restaurant openings which are in competition with us; impairment of raw food materials, and any losses incurred on restaurant closures; and fluctuations in food and commodity prices.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our profitability, liquidity, or capital resources, or that would cause reported financial information to not be indicative of future operating results or financial condition.

Quantitative and Qualitative Disclosures about Market Risk

Customer Concentration Risk

For the years ended April 30, 2024 and 2025, no individual customer accounted for more than 10% of our total revenue. As a restaurant group serving the mass market, our revenue is derived from a broad and diversified customer base through dine-in services.

Our accounts receivable as of April 30, 2024 and 2025 primarily comprised settlement amounts due from credit card companies and online payment platforms. Given the nature of our business and payment methods, we are not exposed to significant customer concentration risk.

Vendor concentrations risk

For the year ended April 30, 2024, 2 vendors accounted for 34.8% of total purchases. For the year ended April 30, 2025, 3 vendors accounted for 50.3% of total purchases, respectively. No other vendors accounted for more than 10% of total purchases for the years ended April 30, 2024 and 2025.

Critical Accounting Policies and Estimates

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could vary from the estimates and assumptions that were used.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements. You should read the following description of critical accounting policies, judgments and estimates in conjunction with our consolidated financial statements and other disclosures included in this prospectus.

Recent accounting pronouncements

Our Company considers the applicability and impact of all Accounting Standards Updates (“ASU”). Management periodically reviews new accounting standards that are issued. Under the JOBS Act, our Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”) to improve the disclosures regarding a public entity’s reportable segments and address requests from investors for additional, more detailed information about a reportable segment’s expenses. The Company is required to adopt the guidance in the fourth quarter of fiscal 2025, though early adoption is permitted. The Company adopted the new standard during the current year and concluded that there is no material impact.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. We are evaluating the effect this guidance will have on our tax disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated balance sheets, statements of operations and comprehensive income (loss) and cash flows.

In December 2016, the FASB issued ASU No. 2016-20, Technical Corrections and Improvements to ASC 606, Revenue from Contracts with Customers, which makes minor corrections or minor improvements to ASC 606 that are not expected to have a significant effect on current accounting practice or to create a significant administrative cost to most entities. The amendments are intended to address implementation and provide additional practical expedients to reduce the cost and complexity of applying the new revenue standard.

The amendments in ASU No. 2017-13 are effective for annual reporting periods beginning after December 15, 2018, including interim periods within annual reporting periods beginning after December 15, 2019. We adopted ASC 606 on July 1, 2020 using the modified retrospective transition method and there is no material impact as of the date of adoption of ASC 606.

In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform (Topic 848). ASU No. 2021-01 is an update of ASU No. 2020-04, which is in response to concerns about structural risks of interbank offered rates, and particularly the risk of cessation of LIBOR. Regulators have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. ASU No. 2020-04 provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting. ASU No. 2020-04 is elective and applies to all entities, subject to meeting certain criteria, that have contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The ASU No. 2021-01 update clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The amendments in this update are effective immediately through December 31, 2022, for all entities. On December 21, 2022, the FASB issued a new Accounting Standards Update ASU No. 2022-06, Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848, that extends the sunset (or expiration) date of ASC Topic 848 to December 31, 2024. This gives reporting entities two additional years to apply the accounting relief provided under ASC Topic 848 for matters related to reference rate reform. We do not expect the cessation of LIBOR to have a material impact on the financial position, results of operations, cash flows or disclosures.

In September 2022, the FASB issued ASU No. 2022-04, Liabilities — Supplier Finance Programs (Subtopic 450-50) which requires entities that use supplier finance programs in connection with the purchase of goods and services to disclose the key terms of the programs and information about obligations outstanding at the end of the reporting period, including a rollforward of those obligations. The new standard does not affect the recognition, measurement or financial statement presentation of supplier finance program obligations. The standard’s requirement to disclose the key terms of the programs and information about obligations outstanding is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The standard’s requirement to disclose a roll forward of obligations outstanding will be effective for fiscal years beginning after December 15, 2023. Early adoption is permitted. We are currently evaluating the impact of adopting this standard on the consolidated financial statements.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Operating lease

We adopted ASC 842 on January 1, 2021. We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, current and operating lease liability, and non-current liabilities in our consolidated balance sheets. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, we include options to extend or terminate the lease when it is reasonably certain that it will be exercised, if any. As our leases do not provide an implicit rate, we used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. We have elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, we elected not to apply ASC 842 recognition requirements; and (ii) we elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2021 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

Revenue recognition — food and beverage

We recognize revenue from providing food and beverage to customers in accordance with ASC Topic 606, Revenue from Contracts with Customers, and subsequently issued additional related Accounting Standards Updates (collectively, “ASC 606”).

We primarily generate revenue from the operations of restaurants which provide food and beverage to customers. We recognize revenue when payment is tendered at the point of sale as the performance obligation has been satisfied. The single performance obligation is satisfied at a point in time when the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and we are reasonably assured that funds have been or will be collected from the customer, i.e., customers have settled the amount by cash or credit card. The transaction price is identifiable on the food menu and revenue is recognized net of discounts and incentives collected from customers. We have no obligations for returns, refunds or similar obligations with customers. We require customers to pay noncancelable upfront deposits to confirm a reservation for organizing events, which is recorded as deferred revenues (or contract liabilities) and recognized once the performance obligations are satisfied.

Right-of-use Assets, Net and Lease Liabilities

As of April 30, 2024 and 2025, we did not own any properties, and all of our restaurants operated on leased premises. In accordance with ASC 842, we recognized a right-of-use (“ROU”) asset and a corresponding operating lease liability for all tenancy agreements in which we are the lessee at the lease commencement date.

As of April 30, 2024 and 2025, the carrying value of our ROU assets in respect of property leases was approximately $0.48 million and $0.68 million, respectively, with corresponding total operating lease liabilities of approximately $0.48 million and $0.68 million. The increase primarily reflects the lease agreements through an acquisition of Hero Dynasty to support the expansion of our restaurant portfolio.

Accounts Receivable

Our accounts receivable primarily represent amounts due from credit card companies and third-party aggregator platforms in the normal course of our restaurant operations. These balances are typically settled within 30 days or less. As of April 30, 2024 and 2025, our accounts receivable amounted to approximately $10,975 and $34,397, respectively. The increase was mainly due to higher transaction volume in line with the growth in our restaurant sales. sales.

Inventory

Our inventory primarily consists of food and beverage items, including non-perishable goods such as canned ingredients and bottled beverages. As of April 30, 2024 and 2025, our inventory amounted to $44,135 and $57,306, respectively. The increase was mainly due to the scale-up of our restaurant operations and the need to maintain a higher level of inventory to support increased customer demand and the opening of new outlets.

Inventory is stated at the lower of cost or net realizable value. Cost is computed using actual purchase cost. We also review our inventory to determine whether its carrying value exceeds the net amount realizable upon the ultimate sale of the inventory. During the financial years as of April 30, 2024 and 2025, no indication of write-downs or impairment was required.

Accounts Payable

Our trade payables primarily relate to the purchases of food ingredients and beverages used in our restaurant operations. As of April 30, 2024 and 2025, our accounts payable amounted to approximately $46,779 and $103,993, respectively. The increase was mainly attributable to the expansion of our restaurant portfolio and the corresponding rise in procurement volume during the year.

BUSINESS

Overview

We are a food service company operating high-end luxury brands of restaurants in Hong Kong. We design all our restaurants to create a premium dining experience and exclusive entertaining experience within a destination location. Currently, we operate under four distinctive brands, each delivering a unique Japanese-inspired fine dining experience and steadily building strong reputations across social media platforms for quality, service, and atmosphere. We believe that this design and operating philosophy distinguishes ourselves from traditional restaurants and other food service competitors.

We currently operate two restaurants, namely, “Teppanyaki Mihara Goten” and “Nadagogo Yakitori Izakaya”.

“Teppanyaki Mihara Goten” is a composite Japanese restaurant in Causeway Bay, a popular shopping district and tourism spot in Hong Kong with three seating areas offering teppanyaki, sukiyaki and cocktail bar and lounge at customers’ choice. The teppanyaki section under the brand name of “Teppanyaki Mihara Goten” provides an intimate teppanyaki dining experience, where chefs prepare seasonal dishes with precision in front of guests, emphasizing craftsmanship and personalization. The sukiyaki section under the brand name of “Sukiyaki Nakagawa” specializes in traditional Japanese sukiyaki, offering a refined hotpot experience with premium ingredients and attentive tableside service in an elegant setting. The cocktail bar and lounge section under the brand name of “Takumi Mixology Salon” is a boutique cocktail bar and lounge focusing on handcrafted mixology and tailor-made small plates. Designed for high-end clientele, it offers a personalized bar experience in an intimate setting.

“Nadagogo Yakitori Izakaya” is a full-service Japanese restaurant in Wan Chai, a traditional business district in Hong Kong offering a wide-ranging menu, including à la carte items, tempura, and lunch sets, in a spacious indoor-outdoor environment catering to casual and social dining.

 Founded in 2022, we first commenced our business operations with the establishment of Sunny Luck, the operating entity of “Teppanyaki Mihara Goten”. In October 2024, we subscribed for 59% of the equity interests in Hero Dynasty, the operating entity of “Nadagogo Yakitori Izakaya” and acquired 1% of its equity interest from an Independent Thid Party both at nominal consideration. In 2023 and 2024, “Teppanyaki Mihara Goten” achieved Tatler Dining Awards and in 2025, it was named as a “Michelin selected” restaurant in the MICHELIN Guide Hong Kong & Macau 2025, which demonstrated the recognition of the quality of our food and services. In the same year, “Takumi Mixology Salon” was also recognized as one of South China Morning Post’s 100 Top Tables 2025.

We believe the premium dining culture of Japan is widely accepted by customers in Hong Kong. To this end, we strategically immerge premium high-end dining experiences in our restaurants, in which we offer an exclusive dining experience for individuals who seek a premium, intimate, one-on-one experience with the chef in a traditional Japanese atmosphere with desires to savor the Michelin-quality food artistry.

Our Mission

Guided by an overriding ethos of the four As: authenticity, affordability, accessibility and atmosphere, our mission is to provide genuine, welcoming and immersive Japanese premium dining experience of fine quality to our customers, encouraging joyful discovery and shared celebration in our restaurants. We aim to strike a balance between premium dining on one hand and affordability spending on the other hand.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

We Operate a “Michelin Selected” Restaurant and Have Received a Number of Awards and Recognitions

 We place great emphasis on the quality of our food and services. Our head chef at each restaurant is responsible for ensuring the quality of the food on a daily basis. We also constantly review the quality of our food and obtain customers’ feedback. The quality of our restaurants is widely recognized across the industry. Specifically, in 2025, “Teppanyaki Mihara Goten” was named as a “Michelin selected” restaurant in the MICHELIN Guide Hong Kong & Macau 2025. It also achieved Tatler Dining Awards in 2023 and 2024 and “Takumi Mixology Salon” was also recognized as one of the South China Morning Posts’ 100 Top Tables 2025. We believe the reputation we earned, alongside with the awards and recognition that we have gained, allow us to operate on a competitive edge with our competitors.

We Provide Genuine, Welcoming and Immersive Japanese Dining Experience of Fine Quality

According to the statistics of the Food and Environmental Hygiene Department of Hong Kong (“FEHD”), as of June 2025, there were 12,599 licenced general restaurants in Hong Kong, out of which 2,126 and 1,634 restaurants are approved to sell sashimi and sushi, respectively. They are predominately Japanese cuisine restaurants, taking up approximately 16.9% of the licenced general restaurants in Hong Kong. The demands for Japanese cuisine in Hong Kong remain at a high level. To capture the demands of Japanese cuisine restaurants in Hong Kong, we are committed to provide genuine, welcoming and immersive Japanese dining experience of fine quality to our customers. We hire experienced, Japanese trained and skilled chefs (known as Itamae) to master and supervise our kitchen operations, ensuring that our food and beverage are offered with traditional Japanese style and standards. We customize our menus to offer traditional Japanese cuisine. Our restaurants are specifically designed with Japanese elements such that our customer can enjoy immersive Japanese dining experience. In addition, we believe our commitment to high-quality raw materials in our food is at the forefront of current dining trends.

We Are Located at Prime Locations in Central Business Districts

Our mission is to provide genuine, welcoming and immersive Japanese premium dining experience of fine quality to our customers. Our customers are typically individuals and families primarily from the older generation and those in well-paying jobs or enjoying retirement, who values and have a taste for the authenticity of Japanese cuisines and enjoy dining out for the unique niche Japanese-styled dining experience.

We strategically target regions with a high concentration of individuals who align with the mentioned demographics. Our restaurants are therefore located at Causeway Bay and Wan Chai, which are prime locations in central business districts where the higher spending group is more populated. It is also more visible to tourists, recognizing the opportunity to cater to both the local population and tourists seeking the authentic, Japanese dining experience. Furthermore, “Nadagogo Yakitori Izakaya” is located on the ground floor which is visible to the general public and is able to attract pedestrians and walk-in customers. We believe the geographical locations at which our restaurants are situated distinguish ourselves from our competitors.

We Have Established and Stable Relationship with Our Suppliers

Our suppliers are predominantly food material and beverage suppliers. We carefully select suppliers based on product quality and authenticity and their understanding of our brand, and we seek to develop long-term relationships with them. We identify and procure high-quality ingredients at competitive prices. We make a portion of our food purchases daily at market prices, and we do not engage in any hedging agreements to manage our exposure to fluctuations in the price of seafood or other food commodities.

We have established long-standing partnerships with our suppliers. Our years of established operations in the food and beverage industry have facilitated the development of relationships with key vendors renowned for their reputation and quality. Our strong relationship with our food material suppliers enables us to secure a stable supply of high-quality raw materials at a stable cost.

Our Strategies

We intend to pursue the following strategies to further expand our business:

Foster Brand Awareness and Image Through Different Marketing Initiatives

Currently, we use digital/social media channels, targeted local media such as lifestyle magazines, food and beverage publications, billboards and other out-of-home advertising, paid adversarial with key opinion leaders (“KOLs”) and a strong network of public relations teams to increase the frequency with which our existing customers visit our restaurants and to attract new customers.

In addition, we expect to broaden our marketing reach by leveraging additional regional social media platforms that are popular among travelers from Asia. These platforms offer access to a wider audience of potential customers planning visits to Hong Kong who seek for premium Japanese cuisine during their visits. In parallel, we plan to increase our participation in high-profile culinary events, corporate hospitality engagements, and other brand-aligned promotional activities to further enhance brand awareness and reinforce our premium positioning in the restaurant, bar and lounge market.

Focus on Growth and Expansion into Local and New Markets

We design all our restaurants to create a premium dining experience and exclusive entertaining experience within a destination location. Currently, we operate two restaurants in Hong Kong under four distinctive brands, each delivering a unique Japanese-inspired fine dining experience and steadily building strong reputations across social media platforms for quality, service, and atmosphere.

We have a two-pronged expansion strategy by opening new restaurants in both new and existing markets. We believe this expansion is crucial to executing our growth strategy and building awareness, and to capture the demands of Japanese cuisine. Expansion into new markets occurs in parallel with ongoing growth in existing markets, with the goal of maintaining a pipeline of top-tier development opportunities. With the trending demands of Japanese cuisine in Asia and across the globe, we intend to set up additional restaurants in other part of Hong Kong and internationally. We intend to carry out detailed and in-depth market research to assess the feasibility of such expansion.

Develop New Business Lines for Diversification

Currently, our restaurants are high-end luxury brands of restaurants in Hong Kong providing premium high-end dining experiences in our restaurants in Japanese cuisine. We intend to develop new business lines, such as new brands with reduced levels of pricing offering casual dining experience while keeping to the same spirit and quality of food expected from our current brands. We also intend to expand our business horizontally into other spectrums of the restaurant industry, such as take-away shops and the sales and delivery of other food products. We believe that by developing new business lines, we can generate more value embedded in our brands and will be beneficial to our shareholders and investors as a whole.

Pursue Selective Strategic Investments, Relationships and Acquisition Opportunities

We aim to selectively form additional strategic alliances with raw material suppliers, other restaurant chains, food commentator platforms and other partners that bring synergies with our business, so as to lower the costs of our supplies, boost up our brand awareness and increase our revenue. We also plan to selectively pursue acquisitions, investments, joint ventures, and partnerships that are complementary to our business and operations. We will continue to work with domestic and international business partners or service providers to increase our global coverage and broaden our service offerings in international markets. We plan to further penetrate our existing markets by expanding our service offerings and expanding into other countries and regions.

Our Challenges

We face risks and uncertainties in achieving our business objectives and executing our strategies, including those relating to:

●	our ability to maintain the recognition as a “Michelin selected” restaurant and other industry awards;

●	our ability to continue and provide high quality dining experience;

●	our ability to recruit and retain sufficient experienced and skilled chefs; and

●	our ability to maintain business relations with our suppliers.

See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for detailed discussions of these and other risks and uncertainties associated with our business and investing in our Class A Ordinary Shares.

Our Operations

Overview

Currently, we operate two restaurants under four distinctive brands in Hong Kong, each delivering a unique Japanese-inspired fine dining experience and steadily building strong reputations across social media platforms for quality, service, and atmosphere. “Teppanyaki Mihara Goten”, “Sukiyaki Nakagawa” and “Nadagogo Yakitori Izakaya” are the brands for our restaurant section and “Takumi Mixology Salon” is the brand for our bar and lounge section. The following table sets out the general information of our operations:

Restaurants/ Brands	Style	Address	Approximate gross floor area (sq. m.)	Approximate seating capacity (person)
“Teppanyaki Mihara Goten”, “Sukiyaki Nakagawa” and “Takumi Mixology Salon”	Composite Japanese restaurant offering teppanyaki, sukiyaki and cocktail bar and lounge	3/F, Cubus, 1 Hoi Ping Road, Causeway Bay, Hong Kong	210	53
“Nadagogo Yakitori Izakaya”	Full-service Japanese restaurant	Shop 4, G/F, J Residence, 60 Johnston Road, No.18 Ship Street, Wan Chai, Hong Kong	90	48

Restaurant Design

Our restaurants are designed to provide genuine, welcoming and immersive Japanese premium dining experience. We adopt the interior design concepts that are widely adopted by the traditional luxury restaurants in Japan. The interior of our restaurants is reminiscent of a hideout away from the hustle and bustle of the city. In addition, “Nadagogo Yakitori Izakaya” provides outdoor sitting areas which is a distinctive feature of the restaurants in the vicinity.

The photos below demonstrate the interior designs of our restaurants.

“Teppanyaki Mihara Goten”

Teppanyaki section

Sukiyaki section

Cocktail bar and lounge section

“Nadagogo Yakitori Izakaya”

Restaurant management and employees

Our restaurants typically employ one restaurant manager, one assistant manager, and approximately three to five additional team members depending on the restaurant size. If our restaurant contains a bar and lounge section, such section typically employs one bar manager and two bar tenders. Managers, assistant managers, and management trainees are cross-trained throughout the restaurants to create competency across critical restaurant functions, both in the dining area and the kitchen.

In addition, our operations team monitors our establishments in real-time from our headquarters using our remote management system of approximately two to four cameras installed in each restaurant. These team members are responsible for different components of the restaurant: cleanliness, service, and food quality. We believe that establishing the operations team has enabled our restaurant managers to focus on guest service and efficient operations in our restaurants and has permitted a smaller regional management structure.

Food quality and safety

While we have not adopted the food safety management system developed by the International Organization for Standardization (ISO), we have developed our own food safety management system so as to ensure the hygiene and sanitation of the premises at which our restaurants are situated. We also have our internal protocol to ensure the personal hygiene of our staff, and in the food storage and handling. In addition, as “Teppanyaki Mihara Goten” is licenced to sell oyster to be eaten in raw state, sushi and sashimi, we have extra internal protocol to comply with the additional guidelines published by the Food and Environmental Hygiene Department of Hong Kong.

Site Selection Process

Our mission is to provide genuine, welcoming and immersive Japanese premium dining experience of fine quality to our customers. Our customers are typically individuals and families with high disposable income, primarily from the older generation and those in well-paying jobs or enjoying retirement, who values and have a taste for the authenticity of Japanese cuisines and enjoy dining out for the unique niche Japanese-styled dining experience.

We strategically target regions with a high concentration of individuals who align with the mentioned demographics. Our restaurants are therefore located at prime locations in central business districts where the high-income group is more populated. It is also more visible to tourists, recognizing the opportunity to cater to both the local population and tourists seeking the authentic, Japanese dining experience. As we continue to expand our footprint, we aim to leverage our high-end image cultivated to attract the existing clientele and maximize interest and customer engagement at our strategically located restaurants.

Related Party Service Agreements

We entered into a series of service agreements with certain related parties, pursuant to which these related parties agreed to provide us with administration, operation support, financial and accounting, repair and maintenance, marketing and design services from time to time, so as required by us. See “Related-Party Transactions – Related Party Service Agreements” at page 108 of this prospectus for details.

Sales and Marketing

The primary focus of our sales and marketing is to increase awareness of our brands and our overall reputation for quality, service and delivering a high-energy experience. Our marketing efforts are designed to strengthen our brand recognition. We use digital/social media channels, targeted local media such as magazines, billboards and other out-of-home advertising, paid adversarial with key opinion leaders (“KOLs”) and a strong network of public relations teams to increase the frequency with which our existing customers visit our restaurants and to attract new customers. We conduct frequent promotional programs. We utilize a network of local public relations firms to support these promotional programs. Additional marketing functions include the use of our websites, social media and restaurant forums to facilitate online reservations and to-go/delivery orders. Additionally, we also cooperate with online food commentator platforms to advertise our brands who also receive payment and pre-booking deposits on our behalf.

Pricing Strategy

Our pricing strategy is guided by menu engineering, value-based pricing and competition. Menu items are priced strategically based on popularity and profitability, considering ingredient costs and desired profit margins. We assess the perceived value of our offerings to set prices, taking into account factors such as quality, expertise, flavors, and dining experience. We also analyze competitors’ prices and may adjust our prices to position ourselves effectively. Depending on our desired market positioning, we may offer lower prices to attract price-sensitive customers or higher prices for a premium dining experience targeting customers who value exclusivity and superior service. This involves consideration in relation to ingredient sourcing, portion sizes, and waste reduction efforts while ensuring that quality standards are upheld.

Customers

Due to the nature of our business, our customers are mainly retail customers from the general public. As such, we consider that it is not practicable to identify the five largest customers or the largest customer for the years ended April 30, 2024 and 2025. In line with the industry practice, during the years ended April 30, 2024 and 2025 and up to the date of this prospectus, we have not entered into any long-term contract with any of our customers.

Suppliers

Our suppliers are predominantly food material and beverage suppliers. We carefully select suppliers based on product quality and authenticity and their understanding of our brand, and we seek to develop long-term relationships with them. We identify and procure high-quality ingredients at competitive prices. Our procurement activities are driven by the actual demand of our restaurants, menu design, and operational requirements. We maintain an adequate level of food inventory to support ongoing operations and accommodate fluctuations in customer traffic. Prices of key ingredients such as seafood and frozen meat are subject to market volatility, yet we do not engage in any hedging agreements to manage our exposure to fluctuations in the price of seafood or other food commodities.

We do not have formal contracts with most of our suppliers, our years of established operations in the food and beverage industry have facilitated the development of relationships with key vendors renowned for their reputation and quality.

Our ability to maintain consistent price and quality throughout our restaurants depends in part upon our ability to acquire specified food products and supplies in sufficient quantities from third-party vendors and suppliers at a reasonable cost. In addition, we make purchases from a few selected suppliers for certain specialized equipment utilized in our restaurants. We consider major service suppliers in each period to be those suppliers that accounted for more than 10% of overall purchases in such period. For the year ended April 30, 2025, three major suppliers accounted for approximately 22.9%, 15.8% and 11.7% of our total purchases, respectively. For the year ended April 30, 2024, two major suppliers accounted for approximately 18.3% and 16.6% of our total purchases, respectively.

Competition

We face significant competition from a variety of locally owned restaurants and national chain restaurants offering both Asian and non-Asian cuisine, as well as takeaway options from grocery stores. We believe that we compete primarily based on product quality, dining experience, ambience, location, convenience, value perception, and price. Our competition continues to intensify as competitors increase the breadth and depth of their product offerings and open new restaurants.

Seasonality

Our results of operations may experience periodic fluctuations due to seasonality relating to several factors beyond our control. We generally record a lower monthly revenue in the second quarter of each calendar year, which we believe is due to the absence of long public holidays in these months that are associated with higher rates of dining out. On the other hand, we generally record higher monthly revenue from October to January, which we believe is due to the cooler weather and holidays. Similarly, our operations may be subject to additional fluctuations during such high or low seasons that are unrelated to public holidays including the timing of other new restaurant openings which are in competition with us; impairment of raw food materials, and any losses incurred on restaurant closures; and fluctuations in food and commodity prices.

Insurance

We currently maintain insurance policies for, among others, work-related injury insurance for our employees and property all risks insurance for restaurants. Our business is, however, susceptible to risks arising from losses we sustain during the course of our business operations, and we cannot assure you that the insurance policies we have taken out are always able to cover all losses we sustain. In the case of an uninsured loss or a loss in excess of insured limits, including those caused by natural disasters and other events beyond our control, we may be required to pay for losses, damages, and liabilities out of our own funds. We review our insurance policies from time to time for adequacy in the breadth of coverage. For details regarding such risks, refer to “Risk Factors — Risks Related to Our Business and the Industry — Our insurance coverage may be inadequate to protect us from potential losses” on page 30 of this prospectus.

Employees

For the years ended April 30, 2024 and 2025, we entered into service agreements with our related parties who were responsible for the employment of kitchen staff, especially Japanese trained and skilled chefs, both in Hong Kong and abroad, who were then being seconded to our restaurants. As of the date of this prospectus, all of our kitchen staff are employed directly by our Subsidiaries.

As of April 30, 2024 and 2025 and the date of this prospectus, we had a total of 2, 27 and 32 employees, respectively, all of which were based in Hong Kong. The following table sets out a breakdown of our employees by function:

	As of April 30, 2024		As of April 30, 2025	As of the date of this prospectus
Management	2		1	1
Restaurant managers	0		3	3
Kitchen staff	0		14	16
Waiter/Waitress	0		6	8
Bartender	0		2	3
Finance, accounting and human resources	0		1	1
Total	2	(1)	27	32

Note:

(1)	Excluding kitchen staff employed by our related parties and seconded to us.

We believe we maintain a good working relationship with our employees and have not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel during the years ended April 30, 2024 and 2025.

Facilities

As of the date of this prospectus, we do not own any real property.

During the years ended April 30, 2024 and 2025, we leased the following properties to support our business activities and operations:

No	Location	Gross floor area (sq. m.)	Rent
1.	3/F, Cubus, 1 Hoi Ping Road, Causeway Bay, Hong Kong(1)	210 (approximate)	HK$123,060 (approximately US$15,868 per month)
2.	Shop 4, G/F, J Residence, 60 Johnston Road, No.18 Ship Street, Wan Chai, Hong Kong (2)	90 (approximate)	HK$140,000 (approximately US$18,053 per month

Notes:

(1)	Sunny Luck entered into a license agreement, lease agreement and supplemental lease agreements with an Independent Third Party, pursuant to which Sunny Luck leased the premises with a lease term from April 1, 2023 to May 31, 2027.

(2)	Hero Dynasty entered into a lease agreement with an Independent Third Party, pursuant to which Hero Dynasty leased the premises with a lease term from March 28, 2024 to March 27, 2027, with an option to renew from March 28, 2027 to March 27, 2029.

Intellectual Property

As of the date of this prospectus, we have registered three trademarks in Hong Kong, which we consider to be material to our business:

Trademark	Place of Registration	Trademark number	Owner	Class	Expiry Date
	Hong Kong	306874372	Sunny Luck	43	April 16, 2035
	Hong Kong	306874363	Sunny Luck	43	April 16, 2035
	Hong Kong	306874345	Sunny Luck	43	April 16, 2035

As of the date of this prospectus, we own one internet domain name, which is held by us:

No.	Domain Name	Web site name	Registration Date	Expiry Date
1.	csccollective.com	https://www.csccollective.com/	July 9, 2024	July 9, 2026

Save as disclosed above, we do not own any other intellectual property.

Licenses and Regulatory Approvals

A summary of the laws and regulations applicable to our business and industry is set out in the section headed “Regulation” in this prospectus. We have obtained all the necessary licenses, permits, and approvals that are material to our business during the years ended April 30, 2024 and 2025, and up to the date of this prospectus, with details set forth below:

Licence/Permit/Approval	Holding Entity	Issuing Authority	Date of Grant	Date of Expiry
General Restaurant Licence	Hero Dynasty (in the business name of “Nadagogo Yakitori Izakaya”)	Food and Environmental Hygiene Department of Hong Kong	April 28, 2025	April 27, 2026
General Restaurant Licence (with approval to sell oyster to be eaten in raw state, sashimi and sushi)	Sunny Luck (in the business name of “Teppanyaki Mihara Goten”)	Food and Environmental Hygiene Department of Hong Kong	January 18, 2025	January 17, 2026
Licenced Liquor Premises	Chi Wai Lai (in the business name of “Nadagogo Yakitori Izakaya”)	Liquor Licensing Board of Hong Kong	September 4, 2025	September 3, 2027
Licenced Liquor Premises	Lai To Tsui (in the business name of “Teppanyaki Mihara Goten”)	Liquor Licensing Board of Hong Kong	June 5, 2025	June 4, 2026

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

REGULATIONS

Regulations Related to Our Business Operations in Hong Kong

Regulations Related to Business Registration

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be. For the year ended April 30, 2024 and 2025 and as of the date of this prospectus, the Subsidiaries have obtained such business registration certificate.

Regulations Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$42.10 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment. As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong) regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property lawfully on the land. The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitors will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for protection to employees with respect to their safety and health in workplaces. It applies not only to industrial workplaces but also non-industrial.

Under the Occupational Safety and Health Ordinance, every employer must, as far as reasonably practicable, ensure the safety and health at work for all employees by: (a) providing and maintaining plant and systems of work that are safe and without risks to health; (b) making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances; (c) providing such information, instruction, training and supervision as may be necessary to ensure the safety and health at work of the employees; (d) as regards any workplace under the employer’s control, (i) maintaining the workplace in a condition that is safe and without risks to health; and (ii) providing or maintaining means of access to and egress from the workplace that are safe and without any such risks; and (e) providing and maintaining a working environment for the employees that is safe and without risks to health. An employer who fails to comply with the above provisions commits an offence and is liable, on summary conviction, to a fine of HK$3,000,000 and on conviction on indictment, to a fine of HK$10,000,000. Further, an employer who intentionally, knowingly or recklessly fails to comply with these provisions commits an offence and is liable, on summary conviction, to a fine of HK$3,000,000 and to imprisonment for six months, and on conviction on indictment, to a fine of HK$10,000,000 and to imprisonment for two years.

The Commissioner for Labour may serve improvement notices on an employer or an occupier of the workplace against contravention of this ordinance or the Factories and Industrial Undertakings Ordinance (Cap 59 of the Laws of Hong Kong), or suspension notices against an activity or condition or use of workplace where there is an imminent risk of death or serious bodily injury. An employer or occupier who fails to comply with such improvement notices without reasonable excuse commits an offence and is liable on conviction to a fine of HK$400,000 and imprisonment of up to twelve months. An employer or occupier who fails to comply with such suspension notices without reasonable excuse commits an offence and is liable on conviction to a fine of HK$1,000,000, to imprisonment for twelve months, and to a further fine of HK$100,000 for each day or part of a day during which such employer or occupier knowingly and intentionally continues the contravention.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

Under the Immigration Ordinance, a person is lawfully employable if he holds the requisite visa or entry permit to work in Hong Kong, or has the right of abode or right to land in Hong Kong. Section 17I of the Immigration Ordinance stipulates that (i) any person who employs an individual who is not a prohibited employee commits an offence and is liable to a fine of HK$350,000 and to imprisonment for three years; and (ii) any person who employs an individual who is a prohibited employee commits an offence and is liable to a fine of HK$500,000 and to imprisonment for ten years.

Regulations Related to our Business Operations

Public Health and Municipal Services Ordinance (Cap. 132 of the Laws of Hong Kong) (“PHMSO”) and Food Business Regulation (Chapter 132X of the Laws of Hong Kong) (“FBR”)

General restaurant licence

The PHMSO provides that any person operating a restaurant in Hong Kong must obtain a general restaurant license from the Food and Environmental Hygiene Department of Hong Kong (“FEHD”). Under section 31(1) of the FBR, except under and in accordance with a license granted by the FEHD under the FBR, no person shall carry on or cause, permit or suffer to be carried on any food factory or restaurant business. Before a general restaurant license is granted, the FEHD will also consult other governmental departments, such as the Buildings Department and the Fire Services Department to assess the suitability of the premises for use as a restaurant or food factory (as the case may be), and the fulfilment of the Buildings Department’s structural standard and the Fire Services Department’s fire safety requirements will then be considered.

Under section 33C of the FBR, the FEHD may grant a provisional restaurant license or provisional food factory license (as the case may be) to a new applicant who has fulfilled the basic requirements under the FBR but is pending fulfillment of the remaining outstanding requirements for the issue of a full restaurant license or a full food factory license (as the case may be). A provisional restaurant license or provisional food factory license is valid for six months (from and including the date of issue) and can only be renewed once for another six months (from and including the date of renewal) or a lesser period, whereas, a full restaurant license or a full food factory license is typically valid for one year and can be renewed annually, both of which are subject to the payment of the respective prescribed license fees and continuous compliance with the requirements under the relevant laws and regulations.

Under section 35 of the FBR, any person who carries on a restaurant or a food factory business without a valid license shall be liable on summary conviction to a maximum fine of HK$50,000, imprisonment for six months and, HK$900 for each day where the offence is a continuing offence.

All of the restaurants that we operate as of the date of this prospectus have obtained a general restaurant license and our central kitchen has obtained a food factory license.

Demerit points system

The FEHD operates a penalty system that sanctions food businesses for repeated violation of relevant hygiene and food safety legislations. Under the system:

(a)	if within a period of 12 months, a total of 15 demerit points or more have been registered against a licensee in respect of any licensed premises, the license in respect of such licensed premises will be suspended for seven days (“First Suspension”);

(b)	if, within a period of 12 months from the date of the last offence leading to the First Suspension, a total of 15 demerit points or more have been registered against the licensee in respect of the same licensed premises, the license will be suspended for 14 days (“Second Suspension”); and

(c)	thereafter, if within a period of 12 months from the date of the last offence leading to the Second Suspension, a total of 15 demerit points or more have been registered against the licensee in respect of the same licensed premises, the license will be cancelled.

Hygiene Manager and Hygiene Supervisor Scheme

To strengthen food safety supervision in licensed food premises, the FEHD has introduced the Hygiene Manager and Hygiene Supervisor Scheme (“Scheme”). Under the Scheme, all large food establishments and food establishments producing high-risk food and general restaurants which accommodate over 100 customers are required to appoint a hygiene manager and a hygiene supervisor; and all other food establishments are required to appoint a hygiene manager or a hygiene supervisor.

Food business operators are required to train up their staff or appoint qualified persons to take up the post of hygiene manager and/or hygiene supervisor. According to “A Guide to Application for Restaurant Licences (February 2024 Edition)” published by the FEHD, one of the criteria for the issuance of a provisional restaurant license or full general restaurant license is the submission of a duly completed nomination form for hygiene manager and/or hygiene supervisor together with a copy of the relevant course certificate(s).

Dutiable Commodities Ordinance (Chapter 109 of the Laws of Hong Kong) (“DCO”) and Dutiable Commodities (Liquor) Regulations (Chapter 109B of the Laws of Hong Kong) (“DCR”)

Under section 17(3B) of the DCO, where regulations prohibit the sale or supply of any liquor except with a liquor license, no person shall sell, or advertise or expose for sale, or supply, or possess for sale or supply, such liquor except with a liquor license. Any person who intends to operate a business which involves the sale of liquor for consumption at any premises must also obtain a liquor license from the Liquor Licensing Board (“LLB”) under the DCR before commencement of such business. Regulation 25A of the DCR prohibits the sale of liquor at any premises for consumption on those premises or at a place of public entertainment or a public occasion for consumption at the place or occasion except with a liquor license. Regulation 17 of the DCR also provided that a liquor license shall not be granted unless Liquor Licensing Board of Hong Kong is satisfied that the applicant is a fit and proper person. A liquor license will only be issued when the relevant premises have also been issued with a full or provisional restaurant license. Except where exempted, a liquor license will only be valid if the relevant premises remain licensed as a restaurant. Under regulation 20 of the DCR, a liquor license is valid for a period of two years or a lesser period, subject to the continuous compliance with the requirements under the relevant legislations and regulations. Regulation 24 of the DCR empowers the LLB to authorize another person to manage the relevant premises in case of illness or temporary absence of the liquor license holder.

Under section 46 of the DCO, any person who contravenes section 17(3B) of the DCO commits an offence and is liable on conviction to a fine of HK$1,000,000 and to imprisonment for two years.

All of the restaurants that we operate as of the date of this prospectus have obtained a liquor license.

Sale of Goods Ordinance (Chapter 26 of the Laws of Hong Kong)

The Sale of Goods Ordinance provides the statutory framework in relation to sale of goods. Section 16 of Sale of Goods Ordinance provides, inter alia, that where a seller sells goods in the course of a business, there is an implied condition that (a) where the goods are purchased by description, the goods must correspond with the description; (b) the goods supplied are of merchantable quality; and (c) the goods must be fit for the purpose for which they are purchased. Otherwise, a buyer has the right to reject defective goods unless he or she has a reasonable opportunity to examine the goods.

Regulations Related to Environmental Protection

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong) (“WPCO”)

Discharges of trade effluents into specific water control zones are subject to the control of Environmental Protection Department (“EPD”) under the WPCO. Under section 8(1) of the WPCO, a person who discharges (i) any waste or polluting matter into the waters of Hong Kong in a water control zone; or (ii) any matter into any inland waters in a water control zone which tends (either directly or in combination with other matter which has entered those waters) to impede the proper flow of the water in a manner leading or likely to lead to substantial aggravation of pollution, commits an offence and under section 8(2) of the WPCO, where any such matter is discharged from any premises, the occupier of the premises also commits an offence.

Under section 9(1) of the WPCO, a person who discharges any matter into a communal sewer or communal drain in a water control zone commits an offence and under section 9(2) of the WPCO, where any such matter is discharged into a communal sewer or communal drain in a water control zone from any premises, the occupier of the premises also commits an offence.

Under section 11 of the WPCO, a person who commits an offence under sections 8(1), 8(2), 9(1) or 9(2) of the WPCO is liable to imprisonment for one year and a fine of HK$200,000 for a first offence, imprisonment for two years and a fine of HK$400,000 for a second or subsequent offence and HK$40,000 for each day where the offence is a continuing offence.

However, section 12(1)(b) of the WPCO provides that a person does not commit an offence under sections 8(1), 8(2), 9(1) or 9(2) of the WPCO if the discharge or deposit in question is made under, and in accordance with, a water pollution control license. Under section 15(4) of the WPCO, the EPD may grant a water pollution control license on terms and conditions that are relevant to the discharge as he thinks fit, such as the discharge location, provision of wastewater treatment facilities, maximum allowable quantity, effluent standards, self-monitoring requirements and keeping records. Under section 20(5) of the WPCO, a water pollution control license may be granted for a period of not less than two years, subject to payment of the prescribed license fee and continuous compliance with the requirements under the relevant laws and regulations.

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong) (“APCO”) and Air Pollution Control (Furnaces, Ovens and Chimneys) (Installation and Alteration) Regulations (Chapter 311A of the Laws of Hong Kong) (“APCR”)

Section 30 of the APCO provides that where it appears to the EPD that any chimney, relevant plant or other machinery or equipment may evolve any air pollutant by reason of (i) unsuitable design, defective construction or lack of maintenance; (ii) excessive wear and tear; (iii) the use of unsuitable fuel or other material; or (iv) improper operation, the DEP may serve a notice on the owner of the premises in which the chimney, relevant plant or other machinery or equipment is found (i) requiring him, within a reasonable time specified in the notice, to modify, replace, clean or repair the chimney, relevant plant or other machinery or equipment specified in the notice or to take the other steps specified in the notice; (ii) requiring him, within a reasonable time specified in the notice, to install control equipment or a control system or additional control equipment or an additional control system specified in the notice; (iii) requiring him, after a reasonable time specified in the notice, to operate the chimney, relevant plant or other machinery or equipment in the manner specified in the notice; (iv) prohibiting him from using or permitting the use in the relevant plant or other machinery or equipment, after a reasonable time specified in the notice, the fuel, or other material, or mixture of fuels, or other materials specified in the notice. Further, under regulation 11 of the APCR, no occupier shall carry out or cause or permit to be carried out any work in relation to the installation, alteration or modification of any furnace, oven, chimney or flue on his premises unless approval in respect of all the plans and specifications of the same is obtained in accordance with the relevant regulations.

Under section 30(2) of the APCO, any owner who fails, without reasonable excuse, to comply with any of the requirements of a notice duly served upon him under section 30(1) of the APCO commits an offence and is liable to a fine of HK$100,000 on conviction for a first offence and HK$200,000 and imprisonment for six months for a second or subsequent offence and in addition, if the offence is a continuing offence, to a fine of HK$20,000 for each day during which it is proved to the satisfaction of the court that the offence has continued.

Under regulation 12 of the APCR, an occupier who contravenes regulation 11 of the APCR shall be guilty of an offence and shall be liable on conviction to a fine of HK$50,000 and, in addition, shall be liable to a fine of HK$500 for each day during which the offence has continued.

Product Eco-responsibility Ordinance (Chapter 603 of the Laws of Hong Kong) (“PEO”)

The PEO and its subsidiary legislation, among others, prohibit the manufacture, supply or display of certain plastic products.

Under section 68 of the PEO, a person must not, in the course of the supplier’s business, supply to another person certain disposable tableware made of non-EPS plastic, including but not limited to, straw, stirrer, cutlery, plate, cup, and food container unless it is, or forms part of the packaging of any unprepared food or drinks or prepared food or drink that is not ready for immediate consumption or any other exceptions as stipulated in section 68(2) of the PEO. Under sections 69, 70 and 72 of the PEO, a person must also not supply the aforementioned disposable tableware at the time of providing a dine-in or catering service, or takeaway service, nor display any such products, or information relating to such products, to potential customers of the products for the purpose of providing or distributing the products to such potential customers.

Under section 73 of the PEO, a person who contravenes section 68(1), 69(1) or 70(1) of the PEO commits an offence and is liable on conviction to a fine of HK$100,000. It is, however, a defense to establish that the relevant person exercised due diligence to avoiding committing the offence. If the DEP has reason to believe that a person is committing or has committed an offence under section 73(1) of the PEO, he may give the person a notice in the specified form offering the person an opportunity to discharge the person’s liability for the offence by paying a fixed penalty of HK$2,000 within 21 days after the date on which the notice is given.

Regulations Related to Intellectual Property

Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong)

The Trade Marks Ordinance provides for the registration, use and protection of trademarks. Under section 18 of the Trade Marks Ordinance, it is provided that a person infringes a registered trademark if the person uses in the course of trade or business a sign which is:

(a)	identical to the trademark in relation to goods or services which are identical to those for which it is registered;

(b)	identical to the trademark in relation to goods or services which are similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(c)	similar to the trademark in relation to goods or services which are identical or similar to those for which it is registered; and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)	identical or similar mark in relation to goods or services which are not identical or similar to those for which the trademark is registered; the trademark is entitled to protection under the Paris Convention as a well-known trademark; and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of a trademark.

A person shall be treated as a party to any use of the material which infringes the registered trademark if he:

(a)	applies or causes to be applied a registered trademark or a sign similar to a registered trademark to material which is intended to be used for labelling or packaging goods; as a business paper; or for advertising goods or services; and

(b)	at the time the trademark or sign was applied to the material, he knew or had reason to believe that its application to the material was not authorized by the owner of the registered trademark or by a licensee.

Trademarks registered in other countries or regions are not automatically entitled to protection in Hong Kong unless they are also registered under the Trade Marks Ordinance. Nevertheless, trademarks which are not registered under the Trade Marks Ordinance may still obtain protection by the common law action of passing off, which requires proof of the owner’s reputation in the unregistered trademark and that use of the trademark by third parties will cause damages to the owner.

Regulations and Notices Related to Hong Kong Taxation

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong)

Under the Inland Revenue Ordinance, where an employer commences to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than three months after the date of commencement of such employment. Where an employer ceases or is about to cease to employ in Hong Kong an individual who is or is likely to be chargeable to tax, or any married person, the employer shall give a written notice to the Commissioner of Inland Revenue not later than one month before such individual ceases to be employed in Hong Kong.

Tax on dividends

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by the Company.

Capital gains and profit tax

No tax is imposed in Hong Kong in respect to capital gains from the sale of shares. However, trading gains from the sale of shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong, will be subject to Hong Kong profits tax, which is imposed at the rates of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000 on corporations from the year of assessment commencing on or after April 1, 2018. Certain categories of taxpayers (for example, financial institutions, insurance companies, and securities dealers) are likely to be regarded as deriving trading gains rather than capital gains unless these taxpayers can prove that the investment securities are held for long-term investment purposes.

Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong)

Under the Stamp Duty Ordinance, the Hong Kong stamp duty currently charged at the ad valorem rate of 0.13% on the higher of the consideration for or the market value of the shares will be payable by the purchaser on every purchase and by the seller on every sale of Hong Kong shares (in other words, a total of 0.26% is currently payable on a typical sale and purchase transaction of Hong Kong shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of Hong Kong shares. Where one of the parties is a resident outside Hong Kong and does not pay the ad valorem duty due by it, the duty not paid will be assessed on the instrument of transfer (if any) and will be payable by the transferee. If no stamp duty is paid on or before the due date, a penalty of up to ten times the duty payable may be imposed.

Regulations Related to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The key prohibitions include (i) prohibition of agreements between businesses which have the object or effect of preventing, restricting or distorting competition in Hong Kong; and (ii) prohibiting companies with a substantial degree of market power from abusing their power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong. The penalties for breaches of the Competition Ordinance include, but are not limited to, financial penalties of up to 10% of the total gross revenues obtained in Hong Kong for each year of infringement, up to a maximum of three years in which the contravention occurs.

Regulations Related to the China’s Enterprises Income Tax Law

On March 16, 2007, the National People’s Congress of the PRC enacted an Enterprise Income Tax Law (“EIT Law”), under which Foreign Investment Enterprises (“FIEs”) and domestic companies would be subject to EIT at a uniform rate of 25%. The EIT law became effective on January 1, 2008.

The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The implementing Rules of the EIT Law merely define the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, we do not believe that it is likely that our operations outside of the PRC should be considered a resident enterprise for PRC tax purposes.

The EIT Law also imposes a withholding income tax of 10% on dividends distributed by a FIE to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. The Cayman Islands, where the Company incorporated, does not have such tax treaty with China. According to the arrangement between the Mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by an FIE in China to its immediate holding company in Hong Kong will be subject to withholding tax at a rate of no more than 5% (if the foreign investor owns directly at least 25% of the shares of the FIE).The Company did not record any dividend withholding tax, as it has no retained earnings for any of the periods presented.

Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

Data Protection Act (As Revised) of the Cayman Islands

Cayman Islands Data Protection Laws

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands (the “DPA”), based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment you will be required to provide us with certain personal information which constitutes personal data within the meaning of the DPA.

Investor Data

We will collect, process, use, disclose, retain and secure personal data only to the extent necessary and for lawful purposes to the extent legitimately required to conduct our activities of on an ongoing basis, in order to protect the vital interests of shareholders, as data subjects, for the administration of justice or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate shareholder (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transmit the content of this privacy notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory, tax and governmental authorities. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

You have the right to request access to, and correction of, your personal data which we hold which can be exercised by contacting the Company as set out below.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://csccollective.com/ or through phone number +852 2779 7328.

MANAGEMENT

Directors and Executive officers	Age	Position
Lon Ronald Chiu	38	Chairman of the Board and Non-executive Director
David Tat Man So	41	Chief Executive Officer and Executive Director
Lai To Tsui	38	Chief Financial Officer and Executive Director
Chung Yan Linda Ng*	50	Independent Director Nominee
Ka Wing Tong*	33	Independent Director Nominee
Wang Ho Tin (formerly known as Kenneth Liu)*	38	Independent Director Nominee

*	Appointment to take effect on the effective date of the registration statement of which this prospectus forms a part.

Lon Ronald Chiu (“Mr. Chiu”), Chairman of the Board and Non-executive Director

Mr. Chiu has been the chairman of the Board and a non-executive director since inception. Mr. Chiu has over 15 years of experience in equity, real estate and business investment. Mr. Chiu has been the founding partner of Avatar Capital Partners, a real estate investment company based in Tokyo, Japan since 2024. During the period between 2010 and 2021, Mr. Chiu has been serving CLSA Capital Partners, am Asia private equity platform with his latest position as the Country Head of Hong Kong. He also serves as a director of a number of other companies in which he invested in, including Bauhinia Healthcare Holdings Limited, an investment holding company incorporated in Hong Kong.

Mr. Chiu received a Bachelor of Science degree in Finance from the University of Southern California and a Master of Science degree in Finance from the Singapore Management University in 2008 and 2010, respectively.

David Tat Man So (“Mr. So”), Chief Executive Officer and Executive Director

Mr. So has been our chief executive officer and executive director since inception. Mr. So has been a professional member of the Royal Institution of Chartered Surveyors since 2012 and has over 12 years of experience in property investment. Mr. So current serves as an executive director of CCIAM Future Energy Limited, a company listed on the Hong Kong Stock Exchange (stock code 145) since May 2025. During the period between January 2014 and August 2024, he served as successively in China Eco-Farming Limited, a company formerly listed on the Hong Kong Stock Exchange (stock code 8166), with his latest position as an executive director. During the period between April 2014 and December 2016, Mr. So also served as a non-executive director of Chinese Food and Beverage Group Limited, a company formerly listed on the Hong Stock Exchange (stock code 8272). During the period between July 2012 and December 2013, he served as an executive director in Shenzhen Seton Investment Company Limited. During the period between July 2008 and June 2012, he successively served in Savills (Hong Kong) Limited with his latest position as an investment department manager.

Mr. So received a Bachelor of Science Degree in Surveying from the Hong Kong Polytechnic University in 2008.

Lai To Tsui (“Mr. Tsui”), Chief Financial Officer and Executive Director

Mr. Tsui has been our chief financial officer and executive director since inception. He is a Certified Public Accountant, or CPA, in Hong Kong since 2014. Prior to the joining of our Company, Mr. Tsui served as a financial controller and finance director in Pong Group, a food and beverage operator in Hong Kong since February 2021. During the period between December 2019 and December 2020, between November 2019 and December 2019, and between July 2015 and November 2019, he successively served as a finance manager in Human Health Holding Limited, a company listed on the Hong Kong Stock Exchange (stock code 1419), in Bless International Group Limited and in Li Bao Ge Group Limited, a company listed on the Hong Kong Stock Exchange (stock code 1869), respectively. During the period between October 2020 and July 2015, he served Ting Ho Kwan & Chan CPA Limited with his last position as an assistance supervisor (assurance).

Mr. Tsui received a Bachelor of Science in Accounting and Finance from the University of Warwick, United Kingdom in 2009.

Chung Yan Linda Ng (“Ms. Ng”), Independent Director Nominee and Chair of Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee

Ms. Ng will begin serving as an independent director immediately upon the effectiveness of the registration statement on Form F-1, of which this prospectus forms part. Ms. Ng will serve as the chair of the audit committee, the compensation committee as well as the nominating and corporate governance committee.

Ms. Ng is a Certified Public Accountant, or CPA, in Hong Kong since 2005, an fellow member of The Association of Charted Certified Accountants since 2005, an associate member of The Taxation Institute of Hong Kong since 2010 and an full member of CPA Australia since 2017. She has over 20 years of experience in providing accounting and auditing services as well as tax advisory services. Ms. Ng current serves as a director in Linda C.Y. Ng (CPA) Limited (previously known as Tseung & Ng (CPA) Limited), a director in Maxi Strategy Limited and a manager in Maxi-Solution Accounting & Taxation Limited since July 2012, April 2017 and October 2005, respectively. During the period between January 2008 and June 2012, she was the sole proprietor of Linda C.Y. Ng & Co. During the period between October 2002 and September 2005, Ms. Ng served as an accounting manager in Futurelink Limited. During the period between September 2000 and October 2002 and between June 1997 and August 2000, she successively served as an audit senior in Ernst & Young and Charles Mar Fan & Co., respectively.

Ms. Ng received a Master in Professional Accounting from the Hong Kong Polytechnic University and a Bachelor of Business Administration with Major in Financial Accounting from the Hong Kong University of Science and Technology in August 2009 and June 1997, respectively. We believe Ms. Ng is qualified to serve as our director based on her extensive accounting and auditing experience as well as tax advisory background.

Ms. Ka Wing Tong (“Ms. Tong”), Independent Director Nominee

Ms. Tong will begin serving as an independent director immediately upon the effectiveness of the registration statement on Form F-1, of which this prospectus forms part. Ms. Tong will serve as a member of the audit committee, compensation committee as well as the nominating and corporate governance committee.

Ms. Tong served successively with FDB Holdings Limited, a company listed on the Hong Kong Stock Exchange (Stock Code 1826) and its associated company FDB Assets Limited, with her last position as a corporate strategy and development manager, during the period between October 2019 and July 2025. She currently serves as a director of FDB Property Agency Limited since December 2021 and the independent director of Monkey Tree Investment Limited, a U.S. public company. During the period between May 2017 and October 2019, Ms. Tong served as a branding officer of GT Land Holdings Limited. During the period between October 2015 and May 2017, Ms. Tong served as an advertisement executive of MingPao Newspaper Limited.

Ms. Tong has received a bachelor of arts degree in communication studies from the University of Western Australia and a master of arts degree in public policy and management from the City University of Hong Kong in September 2015 and June 2022. We believe Ms. Tong is qualified to serve as our director based on her extensive experience in corporate strategy and development.

Mr. Wang Ho Tin (formerly known as Kenneth Liu) (“Mr. Tin”), Independent Director Nominee

Mr. Tin will begin serving as an independent director immediately upon the effectiveness of the registration statement on Form F-1, of which this prospectus forms part. Mr. Tin will serve as a member of the audit committee, compensation committee as well as the nominating and corporate governance committee.

Mr. Tin has over 10 years of experience in corporate strategy and management. Mr. Tin has been an independent director of Intelligent Living Application Group, a public company listed on Nasdaq (Stock Symbol: ILAG) since July 2023. During the period between February 2022 and August 2024, he served as the chairman and executive director in China Eco-Farming Limited, a company formerly listed on the Hong Kong Stock Exchange (stock code 8166). During the period between August 2020 and April 2022, Mr. Tin served as an executive director in InvesTech Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code 1087). During the period between November 2018 and April 2022, he served as a director in Blue Sky Solar Energy Management Limited. During the period between November 2016 and June 2019, Mr. Tin served as an executive director of CEFC Hong Kong Financial Investment Company Limited, a company listed on the Hong Kong Stock Exchange (stock code 1520). During the period between October 2013 and June 2016, he served as a manager in FT Corporate Strategy Limited. During the period between August 2011 and October 2013, Mr. Tin served as a paralegal in P.C. Woo & Co., Solicitors.

We believe Mr. Tin is qualified to serve as our director based on his corporate management experience.

Family Relationships

None of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We entered into employment agreements with our executive officers. Under these agreements, each of our executive officers will be employed for a period of three years. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon at any time with a 1-month prior written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with three months advance written notice.

Each executive officer will agree to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

In addition, we intend to enter into agreements with all other directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the board and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board.

We intend to enter into indemnification agreements with each of directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of six directors, comprising our two executive directors, one non-executive director and three independent directors, upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to the Nasdaq listing rules (if applicable) and disqualification by the chairman of the relevant board meeting, a director may vote with respect to any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction; and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. A director may exercise all the powers of the company to borrow money; mortgage its business, property, and uncalled capital; and issue debentures or other securities whenever money is borrowed or as security for any obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We will have three independent directors with different industry backgrounds, representing a majority of the members of our board. Our board is well balanced and diversified in alignment with our business development and strategy.

Committees of the Board of Directors

We plan to establish an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. We will adopt a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee

Concurrent with the planned listing of our Class A Ordinary Shares on Nasdaq, our audit committee will consist of Ms. Ng, Ms. Tong and Mr. Tin, and it will be chaired by Ms. Ng. We have determined that each of these three director nominees satisfies the “independence” requirements of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Ms. Ng qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the board.

Compensation Committee

Concurrent with the planned listing of our Class A Ordinary Shares on Nasdaq, our compensation committee will consist of Ms. Ng, Ms. Tong and Mr. Tin, and it will be chaired by Ms. Ng. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs, or other similar arrangements; and

●	selecting a compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Concurrent with the planned listing of our Class A Ordinary Shares on Nasdaq, our nominating and corporate governance committee will consist of Ms. Ng, Ms. Tong and Mr. Tin, and it will be chaired by Ms. Ng. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, expertise, diversity, and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law, practice of corporate governance, and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of the board as a whole.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined under Rule 3b-4(c) of the Exchange Act. As a result, we are exempt from some of the requirements under the Exchange Act applicable to domestic issuers, and in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. These exemptions include, among others, the following:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), but we are required to comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. You should refer to “Description of Shares Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under the laws of the Cayman Islands.

Compensation of Directors and Executive Officers

For the year ended April 30, 2025, we paid an aggregate of $26,564 in cash (including salaries, bonus and mandatory provident fund) to our directors. Our Subsidiaries are required by law to contribute amounts equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of April 30, 2025, we had no outstanding equity awards.

RELATED-PARTY TRANSACTIONS

Before the completion of this IPO, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the audit committee.

Employment Agreements

See “Management – Employment Agreements and Indemnification Agreements” for a description of the employment agreements and indemnification agreements we have entered into with our senior executive officers.

Securities Issuances

See “Description of Share Capital – History of Ordinary Shares Issuance” for a description of our securities issuances in the past three years.

Related Party Service Agreements

We entered into a series of service agreements with certain related parties, pursuant to which these related parties agreed to provide us with administration, operation support, financial and accounting, repair and maintenance, marketing and design services from time to time, so as required by us. Furthermore, in the past, the related parties were also responsible for the employment of kitchen staff, especially Japanese trained and skilled chefs, both in Hong Kong and abroad, who were then being seconded to our restaurants. The following sets forth the salient terms of the service agreements we entered into:

Service Agreement A (1)
Parties:	(a) Wealthy Express Management Limited, a Hong Kong incorporated company (as service provider); and (b) Sunny Luck
Term:	Commencing on the date of service agreement of April 1, 2023, and continuing until terminated in accordance with the agreement.
Fees:	Actual direct and indirect costs of providing the services
Termination:	Either party may unilaterally terminate the agreement by giving thirty (30) days’ prior written notice

Service Agreement B
Parties:	(a) Winner Dragon Limited, a Hong Kong incorporated company (as service provider); and (b) Sunny Luck
Term:	Commencing on the date of service agreement May 1, 2024, and continuing until terminated in accordance with the agreement.
Fees:	Actual direct and indirect costs of providing the services
Termination:	Either party may unilaterally terminate the agreement by giving thirty (30) days’ prior written notice

Service Agreement C
Parties:	(a) Winner Dragon Limited, a Hong Kong incorporated company (as service provider); and (b) Hero Dynasty
Term:	Commencing on the date of service agreement October 28, 2024, and continuing until terminated in accordance with the agreement.
Fees:	Actual direct and indirect costs of providing the services
Termination:	Either party may unilaterally terminate the agreement by giving thirty (30) days’ prior written notice

Note:

(1)	This service agreement was terminated effective from September 1, 2024.

A form of the related party service agreement is filed as Exhibit 10.4 to the registration statement of which this prospectus is part.

Other Related Party Transactions

In addition to the employment agreements, indemnification agreements and the securities issuances, set forth below are the related party transactions of our company that occurred during the past three fiscal years up to the date of this prospectus.

Name and relationship of related parties

Name of related parties	Relationship with our Company
C Head Limited	An entity controlled by Mr. Chiu
Ho Shing Samson Wong	Former director of Sunny Luck (Resigned on October 29, 2024)
Ho Terry Ng	Shareholder of the Company
Koon Tak Ting	Former director of Hero Dynasty (Resigned on July 31, 2024)
Mo Chung Wan	Shareholder of the Company
Mr. Chau	Controlling shareholder of the Company
Mr. Chiu	Director and controlling shareholder of the Company
Mr. So	Chief executive officer and director of the Company and Sunny Luck
Mr. Tsui	Chief financial officer and director of the Company, Sunny Luck, Hero Dynasty and Joy Trader
Wealthy Express Management Limited	Entity controlled by Mr. Chiu
Winner Dragon Limited	Entity controlled by Mr. Chiu and where Mr. Tsui is a director

Balances with related parties

	As of April 30,			As of the date of this
	2023	2024	2025	prospectus
Amounts due from related parties
Koon Tak Ting(2) (3)	$-	$80	$-	$-
Mr. So(2) (3)	2,812	4,308	7,404	-

	As of April 30,			As of the date of this
	2023	2024	2025	prospectus
Amounts due to related parties
C Head Limited(2)	$236,638	$98,813	$-	$-
Winner Dragon Limited(2)	-	-	101,493	74,510

Notes:-

(2)	The balances primarily consist of direct costs and administrative expenses charged by related parties, service income billed to related parties, expenses paid by related parties on behalf of the Company, and advances from or repayments to related parties. Amounts due from or to related parties are partly of a trade nature, unsecured, non-interest bearing, and repayable on demand.
(3)	The amounts due from Koon Tak Ting and Mr. So have been fully settled.

	As of April 30,			As of the date of this
	2023	2024	2025	prospectus
Amounts due to beneficial owners
Ho Terry Ng(4)	$-	$80,552	$25,590	$5
Mo Chung Wan(4)	-	88,608	129,563	146,075
Mr. Chau(4)	-	55,642	62,250	146,075
Mr. Chiu(4)	-	418,900	310,217	555,173

Note:-

(4)	The balances mainly represented advances from beneficial owners. Amounts due to beneficial owners are non-trade, unsecured, non-interest bearing and repayable on demand.

	As of April 30,			As of the date of this
	2023	2024	2025	prospectus
Amounts due to non-controlling interests
Non-controlling interests(5)	$-	$120,829	$210,665	$147,029

Note:-

(5)	The balances mainly represented advances from non-controlling interest. Amounts due to non-controlling interests are non-trade, unsecured, non-interest bearing and repayable on demand.

Transactions received from related parties:

	Nature of	For the years ended April 30,
Related party	Transaction	2023	2024	2025
Ho Shing Samson Wong	Revenue(6)	-	352	7,484
Koon Tak Ting	Revenue(6)	-	637	167
Mr. Chau	Revenue(6)	-	4,190	1,595
Mr. Chiu	Revenue(6)	7,931	49,497	32,900
Mr. So	Revenue(6)	-	1,879	826

Note:-

(6)	The revenue represents spendings by the related party in our restaurants.

Transactions paid to related parties:

	Nature of	For the years ended April 30,
Related party	Transaction	2023	2024	2025
C Head Limited	Subcontractor costs	12,622	667,447	-
Ho Shing Samson Wong	Entertainment expenses	-	352	193
Mr. So	Entertainment expenses	-	394	-
Wealthy Express Management Limited	Management fee	76,227	180,548	84,871
Winner Dragon Limited	Management fee	-	-	275,818
Winner Dragon Limited	Subcontractor costs	-	-	805,700

Policies and Procedures for Related-Party Transactions

Our board of directors intends to create an audit committee in connection with this IPO that will be tasked with review and approval of all related-party transactions.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors, or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this IPO. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Holders of our Class B Ordinary Shares are entitled to fifty (50) votes per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

We have based percentage ownership in the table below on 14,125,000 Ordinary Shares, comprising 13,125,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares, outstanding as of the date of this prospectus.

	Ordinary Shares beneficially owned prior to this IPO				Ordinary Shares beneficially held immediately after this IPO
Name of Beneficial Owner	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of outstanding Ordinary Shares	Approximate percentage of voting power	Number of Class A Ordinary Shares	Number of Class B Ordinary Shares	Approximate percentage of outstanding Ordinary Shares(3)	Approximate percentage of Voting rights(3)
Directors, director nominees, and executive officers
Lon Ronald Chiu(1) (2)	6,827,625	1,000,000	55.4%	90.0%	6,827,625	1,000,000	50.1%	87.9%
David Tat Man So(1)	—	—	—	—	—	—	—	—
Lai To Tsui(1)	—	—	—	—	—	—	—	—
Chung Yan Linda Ng(1)(3)	—	—	—	—	—	—	—	—
Ka Wing Tong(1)(3)	—	—	—	—	—	—	—	—
Wan Ho Tin(1)(3)	—	—	—	—	—	—	—	—

Total of Directors, director nominees, and executive officers	6,827,625	1,000,000	55.4%	90.0%	6,827,625	1,000,000	50.1%	87.9%

5% or Greater Shareholders
Lon Ronald Chiu(1) (2)	6,827,625	1,000,000	55.4%	90.0%	6,827,625	1,000,000	50.1%	87.9%
CSC Collective Investment Limited(2)	—	1,000,000	7.1%	79.2%	—	1,000,000	6.4%	77.4%
Chun Pong Jonathan Chau(2)	3,467,625	1,000,000	31.6%	84.7%	3,467,625	1,000,000	28.6%	82.7%

(1)	Except as otherwise indicated below, the business address for all directors and executive officers is at 3/F, Cubus, 1 Hoi Ping Road, Causeway Bay, Hong Kong.

(2)	CSC Collective Investment Limited directly holds 1,000,000 Class B Ordinary Shares and is owned by Mr. Chiu as to 52% and Mr. Chau as to 48%. Each of Mr. Chiu and Mr. Chau is deemed to have a beneficial interest over 1,000,000 Class B Ordinary Shares owned by CSC Collective Investment Limited under the Securities and Exchange Act. Each of Mr. Chiu and Mr. Chau disclaims beneficial ownership of the 1,000,000 Class B Ordinary Shares held by CSC Collective Investment Limited, except as to his pecuniary interest therein. The registered address of CSC Collective Investment Limited is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, VG 1110, British Virgin Islands.

(3)	Have agreed to act as our independent directors on the effective date of the registration statement of which this prospectus forms a part.

(4)	Based on 14,625,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares outstanding immediately after the completion of this offering, assuming the underwriters do not exercise their over-allotment option.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is $10,000,000 divided into 99,000,000 Class A Ordinary Shares, par value of $0.001 each and 1,000,000 Class B Ordinary Shares, par value of $0.001 each. As of the date of this prospectus, 13,125,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares are issued and outstanding and are fully paid. A copy of our Memorandum and Articles is filed as an exhibit to the registration statement of which this prospectus is a part.

Our Post-Offering Memorandum and Articles

We intend to adopt a second amended and restated memorandum (the “Memorandum”) and articles of association (the “Articles” and collectively with the Memorandum, the “Memorandum and Articles”), which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to completion of this offering. The following are summaries of material provisions of our post-offering Memorandum and Articles and the Companies Act insofar as they relate to the material terms of our Ordinary Shares. A copy of the post-offering Memorandum and Articles is filed as an exhibit to the registration statement of which this prospectus is a part.

Objects of Our Company. Under our Memorandum and Articles, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form and are issued when registered in our register of members. Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another in all respects except that (i) holders of our Class A Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law; while holders of our Class B Ordinary Shares are entitled to fifty (50) votes per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law; (ii) each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of our Company or any transfer agent for such share, into one fully paid and non-assessable Class A Ordinary Share but no Class A Ordinary Shares shall be convertible into any Class B Ordinary Shares under any circumstances. We may not issue shares to the bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our memorandum and articles of association provide that dividends may be declared and paid out of the funds of us lawfully available for distribution. In addition, our Shareholders may declare dividends by ordinary resolution, but not dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Holders of Class A Ordinary Shares and Class B Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights. A resolution put to the vote of any meeting of shareholders shall be decided on a poll. A poll shall be taken in such manner as the chairman of the meeting directs. He may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a virtual meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of our Company.

Subject to any rights or restrictions as to voting attached to any shares, on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one (1) vote for each Class A Ordinary Share and fifty (50) votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

Conversion. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we may, but shall not (unless required by the applicable Nasdaq listing rules) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the board of directors, in accordance with the Memorandum and Articles. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting.

Advance notice of at least five clear days is required for the convening of our annual general meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles provides that the directors of our Company shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a request of one or more shareholders holding as of the date of deposit of the request in aggregate not less than ten percent of the rights to vote at such general meeting. The requisition must state the objects of the meeting and must be signed by or on behalf of each requisitioner and delivered in accordance with the notice provisions of our Memorandum and Articles. If our directors do not within 21 clear days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting, but any meeting so convened must be called no later than three months after the expiration of the said 21 clear day period.

Transfer of Ordinary Shares. Provided that such transfer complies with applicable Nasdaq listing rules, our shareholders may freely transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Nasdaq listing rules or in any other form approved by our directors, executed where the shares are fully paid, by or on behalf of that shareholder; and where the shares are partly paid, by or on behalf of that shareholder and the transferee.

Where the shares of any class in question are not listed on any stock exchange or subject to the rules of any stock exchange, our directors may in their absolute discretion decline to register any transfer of such shares which are not fully paid up or on which our Company has a lien.

Our board of directors may also decline to register any transfer of any Ordinary Shares unless:

●	The instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares are to be transferred does not exceed four;

●	the Ordinary Shares transferred are fully paid up and free of any lien in favor of our Company; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 clear days in any year as our board may determine.

Liquidation. If we are wound up the shareholders may, subject to the Memorandum and Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of the assets of our Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the terms of the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors: (i) issue shares that are to be redeemed or liable to be redeemed, at the option of us or the shareholders holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares; (ii) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of us on the terms and in the manner which the directors determine at the time of such variation; and (iii) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the Company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes, unless the terms on which a class of shares was issued state otherwise, the rights attached to any such class may only be varied with (a) the consent in writing of the holders of two-thirds of the issued shares of that class or (b) the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our Class A Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any authorized but unissued ordinary shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings (including class meetings) of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company. We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by in the case of a scheme of arrangement with members or class of members, seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our Memorandum and Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles allow our shareholders holding in aggregate not less than ten percent of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board of directors is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Articles, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from meetings of the board for a consecutive period of six month and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Memorandum and Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed by two-thirds of the votes by holders of shares of that class at a separate general meeting of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with them.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

We intend to apply to have our Class A Ordinary Shares listed on the Nasdaq Capital Market under the symbol “CSC.” We cannot guarantee that we will be successful in listing our Class A Ordinary Shares on the Nasdaq Capital Market; however, we will not be able to consummate this IPO and this IPO will be terminated if our initial listing application is not approved by Nasdaq.

Transfer Agent

The transfer agent of our Class A Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764, United States of America.

History of Ordinary Shares Issuance

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Harneys Fiduciary (Cayman) Limited	October 2, 2024	1 Class A Ordinary Share	$0.001
Mr. Chiu	October 2, 2024	6,827,624 Class A Ordinary Share	$6,827.624
Mr. Chau	October 2, 2024	3,467,625 Class A Ordinary Share	$3,467.625
Mr. So	October 2, 2024	2,829,750 Class A Ordinary Share	$2,829.750
CSC BVI	June 18, 2025	1,000,000 Class B Ordinary Share	$1,000.000

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this IPO, there was no established public market for our Class A Ordinary Shares, and while we intend to apply for approval to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that such application will be approved or that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this IPO. Future sales of substantial amounts of our Class A Ordinary Shares in the public markets after this IPO, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. None of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this IPO due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A Ordinary Shares, including Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this IPO, assuming an IPO price of $4.00 per share, which is the low end of the price range stated on the cover page of this prospectus, we will have 14,625,000 outstanding Class A Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option and 1,000,000 outstanding Class B Ordinary Shares. Of that amount, 1,500,000 Class A Ordinary Shares will be publicly held by investors participating in this IPO, and 13,125,000 Class A Ordinary Shares will be held by our existing shareholders, some of whom may be our affiliates as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Class A Ordinary Shares sold in this IPO will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The Class A Ordinary Shares issued and outstanding prior to this IPO are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell such Ordinary Shares without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Class A Ordinary Shares then outstanding, which will equal approximately 146,250 Class A Ordinary Shares immediately after the closing of this IPO based on the number of Class A Ordinary Shares outstanding as of September 19, 2025, assuming an IPO price of $4.00 per share, which is the low end of the price range stated on the cover page of this prospectus; or

●	the average weekly trading volume of our Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

Lock-up Agreements

We have agreed not to, for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, each of our directors, officers and five percent or more shareholders has agreed to enter into customary lock-up agreements in favor of Craft Capital Management LLC that for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions.

We are not aware of any plans by any significant shareholders to dispose of significant numbers of our Class A Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Class A Ordinary Shares may dispose of significant numbers of our Class A Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Class A Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Class A Ordinary Shares from time to time. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Class A Ordinary Shares.

MATERIAL INCOME TAX CONSIDERATIONS

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR CLASS A ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Class A Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

The following is a discussion on Cayman Islands, BVI and Hong Kong income tax consequences of an investment in the Class A Ordinary Shares. The discussions are the opinions of Ogier, our counsel as to the laws of the Cayman Islands, and of K M Lai & Li, our counsel as to the laws of Hong Kong, respectively, which are subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under the Cayman Islands and Hong Kong laws.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands and/or related to real estate in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Hong Kong Profits Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Class A Ordinary Shares. Generally, gains arising from disposal of the Class A Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of our Class A Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Class A Ordinary Shares or with respect to the receipt of dividends on their Class A Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Class A Ordinary Shares exists between Hong Kong and the United States.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a discussion of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares by a U.S. Holder, as defined below, that acquires our Class A Ordinary Shares in this IPO and holds our Class A Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing U.S. federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”), with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules, including

●	banks or other financial institutions,

●	insurance companies,

●	regulated investment companies,

●	real estate investment trusts,

●	grantor trusts,

●	broker, dealers, or traders in securities, commodities, currencies, or notional principal contracts,

●	partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) and their partners,

●	tax-exempt organizations (including private foundations or government organizations),

●	retirement plans,

●	certain former citizens or long-term residents of the United States,

●	investors who are not U.S. Holders,

●	investors that own (directly, indirectly, or constructively) 10% or more of our shares (by vote or value),

●	investors that hold their Class A Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, synthetic security, or other integrated transaction,

●	corporations that accumulate earnings to avoid U.S. federal income tax, or

●	investors that have a functional currency other than the U.S. dollar,

all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the U.S. federal income tax laws, including any state, local, alternative minimum tax or non-U.S. tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of an investment in our Class A Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the Code.

If a partnership (or entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership will depend in part upon the status and activities of such entity and the particular partner. Partnerships and partners of a partnership holding our Class A Ordinary Shares should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to the purchase, ownership, and disposition of our Class A Ordinary Shares.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A Ordinary Shares in this IPO. Persons considering an investment in our Class A Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Class A Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either:

(i)	at least 75% of its gross income is “passive income” (“PFIC income test”); or

(ii)	on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”).

Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Class A Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Class A Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Class A Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Class A Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, we must generally continue to be treated as a PFIC by that U.S. Holder for all succeeding years during which the U.S. Holder holds such Class A Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Class A Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Class A Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Class A Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even if such U.S. Holder does not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, would not be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Class A Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Class A Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Class A Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Class A Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Class A Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Class A Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Class A Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as an ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as a capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Class A Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Class A Ordinary Shares will be marketable stock as long as they remain listed on the Nasdaq Capital Market and are regularly traded. A mark-to-market election will not apply to the Class A Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Class A Ordinary Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. Holders are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Class A Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Class A Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Class A Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Class A Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Class A Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Class A Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Class A Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation and, therefore, the reduced capital gains tax rate described above will not apply.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Class A Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Class A Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Class A Ordinary Shares in an amount equal to the difference, if any, between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Class A Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Class A Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of our Class A Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Net Investment Income Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Class A Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this net investment income tax to your income and gains in respect to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Class A Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Class A Ordinary Shares, as determined over a 12-month period ending on the date of the acquisition, may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Class A Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding under Section 3406 of the Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

UNDERWRITING

In connection with this IPO, we intend to enter into an underwriting agreement with Craft Capital Management LLC, the representative of underwriters in this IPO (the “representative”). The representative may retain other brokers or dealers to act as sub-agents or selected dealers on their behalf in connection with this IPO. The underwriters have agreed to purchase from us, on a firm commitment basis, the number of Class A Ordinary Shares set forth opposite its name below, at the IPO price less the underwriting discounts set forth on the cover page of this prospectus:

Name of Underwriters	Number of Class A Ordinary Shares
Craft Capital Management LLC
Revere Securities LLC
Total

The underwriters will be committed to purchase all the Class A Ordinary Shares offered by this prospectus if they purchase any Class A Ordinary Shares. The underwriters will not be obligated to purchase the Class A Ordinary Shares covered by the underwriter’s over-allotment option to purchase Class A Ordinary Shares as described below. The underwriters will offer the Class A Ordinary Shares, subject to prior sale, when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters will reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part. Any Class A Ordinary Shares sold by the underwriters to securities dealers will be sold at the IPO price less a selling concession not in excess of $ per share. The underwriters may allow, and these selected dealers may re-allow, a concession to other brokers and dealers.

Over-Allotment Option

We intend to grant to the underwriters a 45-day option to purchase up to an aggregate of 225,000 additional Class A Ordinary Shares (equal to 15% of the number of Class A Ordinary Shares sold in the IPO) at the IPO price per Class A Ordinary Share less underwriting discounts. The underwriters may exercise this option for 45 days after the closing of this IPO solely to cover sales of Class A Ordinary Shares by the underwriters in excess of the total number of Class A Ordinary Shares set forth in the table above. If any of the additional Class A Ordinary Shares are purchased, the underwriters will offer the additional Class A Ordinary Shares at the IPO price of each Class A Ordinary Share.

Underwriting Discount

Class A Ordinary Shares sold by the underwriters to the public will initially be offered at the IPO price set forth on the cover of this prospectus. The underwriters may offer the Class A Ordinary Shares through one or more of their affiliates or selling agents. If all the Class A Ordinary Shares are not sold at the IPO price, the representative may change the IPO price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the Class A Ordinary Shares at the prices and upon the terms stated therein.

The underwriting discount is equal to the IPO price per Class A Ordinary Share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We intend to agree to sell the Class A Ordinary Shares hereunder to the underwriters at the IPO price set forth on the cover page of this prospectus less a 7.0% underwriting discount.

The following table shows the per Class A Ordinary Share and total underwriting discounts to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional Class A Ordinary Shares.

Total
	Per Class A Ordinary Share	Total Without Exercise of Over-Allotment Option	Total With Exercise of Over-Allotment Option
IPO price	$	$	$
Underwriting discount (7.0%)(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Does not amounts representing reimbursement of certain out-of-pocket expenses, as described below.

We intend to agree to pay the underwriters a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds raised in this IPO.

We also intend to agree to pay the underwriters’ out-of-pocket accountable expenses, including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals, all subject to a maximum amount of $250,000. As of the date of this prospectus, the Company has paid $30,000 to the underwriters as an advance against out-of-pocket accountable expenses. Any portion of such advance or the advisory fee shall be returned to us to the extent not actually incurred in accordance with the Financial Industry Regulatory Authority, Inc. (FINRA) Corporate Finance Rule 5110(g)(4)(A).

We estimate that expenses payable by us in connection with this IPO, other than the underwriting discounts and the non-accountable expense allowance referred to above, will be approximately $1,290,071, including maximum aggregate payments of $250,000 to the underwriters.

Right of First Refusal

We intend to grant Revere Securities LLC a right of first refusal, for a period of twelve (12) months from the closing of this IPO, to provide investment banking services to the Company on an exclusive basis and on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (the “Right of First Refusal”), which will be exercisable in the Revere Securities LLC’s sole discretion. For purposes of this Right of First Refusal, investment banking services will include, without limitation, (a) acting as lead manager for any underwritten public offering; and (b) acting as placement agent or initial purchaser in connection with any private offering of securities of the Company.

Tail

We also intend to agree that if the Company completes an offering with an investor introduced to the Company by the representative, and not known to the Company before such introduction, regarding an offering prior to the termination or expiration of the engagement letter between us and the representative, during the twelve (12) month period following the termination of such engagement letter prior to this IPO (a “Tail Financing”), the representative shall be entitled to fees equal to 1.0% of the gross proceeds raised in such Tail Financing and up to $250,000 in accountable expenses.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, will agree in the underwriting agreement that, without the prior written consent of the representative, it will not, for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

In addition, each of our directors, officers and five percent or more shareholders intend to agree to enter into customary lock-up agreements in favor of the representative that for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part, they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company, subject to customary exceptions.

Indemnification

We intend to agree to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Stock Exchange

We intend to apply to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “CSC.” However, there can be no assurance that we will be successful in listing our Class A Ordinary Shares on the Nasdaq Capital Market. If such listing application is not approved by Nasdaq, we will not consummate this IPO and will terminate the IPO.

Price Stabilization, Short Positions

In connection with this IPO, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our securities during and after this IPO, including:

●	stabilizing transactions;

●	short sales;

●	purchases to cover positions created by short sales;

●	imposition of penalty bids; and

●	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this IPO is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Class A Ordinary Shares, which involve the sale by the underwriters of a greater number of Class A Ordinary Shares than they are required to purchase in this IPO and purchasing Class A Ordinary Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing our securities in the open market. In making this determination, the underwriters will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which they may purchase our securities through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market that could adversely affect investors who purchased in this IPO.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result of these activities, the price of our securities may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

The principal factors to be considered in determining the IPO price include:

●	the information set forth in this prospectus and otherwise available to the representative;

●	our history and prospects and the history and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our company;

●	the general condition of the securities market at the time of this IPO;

●	the recent market prices of, and demand for, publicly traded shares of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The assumed IPO price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our Class A Ordinary Shares or that the Class A Ordinary Shares will trade in the public market at or above the IPO price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in these securities and instruments.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this IPO, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of our securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our Ordinary Shares and the distribution of this prospectus outside the United States.

Offer Restrictions outside of the United States of America

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the Ordinary Shares or our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares or Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Neither Ordinary Shares nor Ordinary Shares have been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Taiwan

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Ordinary Shares in Taiwan.

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this IPO.

Dubai International Financial Center

This prospectus relates to an Exempt Offer in accordance with the Market Rules Module (“DIFC MKT”) of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the DIFC MKT. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Class A Ordinary Shares to which this prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A Ordinary Shares offered should conduct their own due diligence on the Class A Ordinary Shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Class A Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Class A Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

New Zealand

The Class A Ordinary Shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

(a)	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or

(b)	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or

(c)	to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

(d)	in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

United Arab Emirates (excluding the Dubai International Financial Center)

The Class A Ordinary Shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Center and the Abu Dhabi Global Market) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Center and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Center and the Abu Dhabi Global Market) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and non-accountable expense allowance, that are expected to be incurred in connection with the sale of Class A Ordinary Shares in this IPO. With the exception of the registration fee payable to the SEC, the Nasdaq Capital Market listing fee, and the filing fee payable to FINRA, all amounts are estimates.

SEC registration fee	$1,321
The Nasdaq Capital Market listing fee	50,000
FINRA filing fee	2,750
Printing expenses	9,000
Legal fees and expenses	465,000
Accounting fees and expenses	376,000
Transfer agent and registrar fee and expenses	1,000
Miscellaneous expenses	135,000
Total	$1,040,071

These expenses will be borne by us. Underwriting discounts and the non-accountable expense allowance will be borne by us in proportion to the numbers of shares sold in this IPO.

LEGAL MATTERS

The validity of our Class A Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Ogier. We are being represented by K&L Gates LLP with respect to certain legal matters as to U.S. federal securities and New York State law. We may rely upon K M Lai & Li with respect to matters governed by Hong Kong law. We also rely upon China Commercial Law Firm with respect to matters governed by PRC law. The underwriters are being represented by Hunter Taubman Fischer & Li with respect to legal matters as to United States federal securities law and New York State law.

EXPERTS

The audited consolidated financial statements as of and for the years ended April 30, 2024 and 2025, included in this prospectus have been so included in reliance on the report of SRCO, C.P.A., Professional Corporation, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of SRCO, C.P.A., Professional Corporation is 646 N French Road, Unit 6, Amherst, NY, 14228, United States of America.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this IPO under the federal securities laws of the United States or of any state in the United States.

Ogier, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgements such as declaratory orders, orders for performance of contracts and injunctions.

K M Lai & Li, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, and (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

All of our assets are located in Hong Kong and outside the United States. In addition, all of our directors and officers are nationals or residents of Hong Kong, which are outside the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Lon Ronald Chiu	Chairman of the Board and Non-executive Director	Chinese	Hong Kong
David Tat Man So	Chief Executive Officer and Executive Director	Chinese	Hong Kong
Lai To Tsui	Chief Financial Officer and Executive Director	Chinese	Hong Kong
Chung Yan Linda Ng	Independent Director Nominee	Chinese	Hong Kong
Ka Wing Tong	Independent Director Nominee	Chinese	Hong Kong
Wang Ho Tin (formerly known as Kenneth Liu)	Independent Director Nominee	Chinese	Hong Kong

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this IPO, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. Such statements, reports and information will also be available on our website at https://csccollective.com/. The information on those websites is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of CSC Collective Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of CSC Collective Holdings Limited and its subsidiaries (collectively referred to as the “Group”) as of April 30, 2025 and 2024, and the related consolidated statements of operations and comprehensive income (loss), changes in equity (deficit), and cash flows for each of the years in the two-year period ended April 30, 2025, and related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of April 30, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the United States Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Group’s auditor since 2024.

August 20, 2025

Amherst, NY

/s/ SRCO, C.P.A., Professional Corporation
SRCO, C.P.A., Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Consolidated Balance Sheets
As of April 30, 2025 and 2024
(Currency expressed in United States Dollars (“US$ or $”), except for number of shares)

	As of April 30,
	2025	2024
ASSETS
Current assets:
Cash	655,028	3,617
Accounts receivable, net (Note 3)	34,397	10,975
Prepayments and other current assets (Note 4)	95,766	51,666
Inventories, net (Note 5)	57,306	44,135
Due from related parties (Note 15)	7,404	4,388
Total current assets	849,901	114,781

Non-current assets:
Property and equipment, net (Note 6)	320,949	265,532
Operating lease right-of-use assets, net (Note 9)	678,698	480,394
Non-current deposits (Note 4)	201,167	107,894
Deferred tax assets (Note 13)	15,323	99,508
Intangible asset (Note 7)	30,639	-
Goodwill (Note 8)	68,735	-
Total non-current assets	1,315,511	953,328
TOTAL ASSETS	$2,165,412	$1,068,109

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable (Note 10)	103,993	46,779
Amount due to bank (Note 12)	-	15,985
Operating lease liabilities, current portion (Note 9)	295,778	167,674
Due to beneficial owners (Note 15)	527,620	643,702
Due to related parties (Note 15)	101,493	98,813
Due to non-controlling interest	210,666	120,829
Accrued expenses and other current liabilities (Note 11)	212,786	153,407
Income tax payable (Note 13)	36,963	-
Total current liabilities	1,489,299	1,247,189

Non-current liabilities:
Operating lease liabilities, net of current portion (Note 9)	382,920	312,721
Total non-current liabilities	382,920	312,721
TOTAL LIABILITIES	1,872,219	1,559,910

EQUITY (DEFICIT)
Class A Ordinary shares, 99,000,000 shares authorized, par value $0.001 each, 13,125,000 Class A ordinary shares issued and outstanding as of April 30, 2025 and 2024 (Note 16)	13,125	13,125
Class B Ordinary shares, 1,000,000 shares authorized, par value $0.001 each, 1,000,000 Class B ordinary shares issued and outstanding as of April 30, 2025 and 2024 (Note 16)	1,000	1,000
Retained earnings/ (accumulated deficit)	245,881	(379,411)
Accumulated other comprehensive loss	(805)	(293)
Total equity/(deficit)	259,201	(365,579)
Non-controlling interest	33,992	(126,222)
Total equity/(deficit)	293,193	(491,801)
LIABILITIES AND EQUITY (DEFICIT)	$2,165,412	$1,068,109

Commitments and contingencies (Note 18)

Subsequent Events (Note 20)

See accompanying notes to consolidated financial statements.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
For the Years Ended April 30, 2025 and 2024
(Currency expressed in United States Dollars (“US$ or $”), except for number of shares)

	Years Ended April 30,
	2025	2024
Revenues	$5,133,469	$1,748,093
Revenues – related party (Note 15)	42,972	56,555
Total revenues	5,176,441	1,804,648

Cost of revenues (exclusive of depreciation and amortization expenses shown separately below)	(2,649,006)	(1,004,199)
Cost of revenues (exclusive of depreciation and amortization expenses shown separately below) – related party (Note 15)	(805,700)	(667,447)
Total cost of revenues	(3,454,706)	(1,671,646)
Gross profit	1,721,735	133,002

Operating expenses:
Selling and marketing expenses	(73,491)	(199,705)
Depreciation and amortization expenses	(135,674)	(86,682)
Other general and administrative expenses	(153,563)	(208,687)
Other general and administrative expenses – related parties (Note 15)	(387,721)	(181,294)
Total operating expenses	(750,449)	(676,368)

Income/(expenses) from operations	971,286	(543,366)

Other income/(expense)
Other income, net	4,356	10,591
Total other income, net	4,356	10,591

Income/(loss) before income taxes	975,642	(532,775)

Income tax (expense)/benefit (Note 13)	(121,492)	87,902
Net income/(loss)	$854,150	$(444,873)
Less: Net income/(loss) attributable to non-controlling interest	228,858	(111,219)
Net income/(loss) attributable to shareholders	625,292	(333,654)
Other comprehensive loss
Foreign currency translation adjustment	(512)	(210)
Comprehensive income/(loss)	$624,780	$(333,864)

Total foreign translation adjustment attributable to:
Shareholders	(512)	(210)
Non-controlling interest	(317)	(84)
	(829)	(294)
Earnings/(loss) per share attributable to shareholders – Basic and Diluted	$0.044	$(0.024)
Weighted average shares outstanding – Basic and Diluted	14,125,000	14,125,000

See accompanying notes to consolidated financial statements.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Changes in Equity (Deficit)
For the Years Ended April 30, 2025 and 2024
(Currency expressed in United States Dollars (“US$ or $”), except for number of shares)

	Class A Ordinary Shares		Class B Ordinary Shares
	No. of shares	Amount	No. of shares	Amount	Accumulated other comprehensive (loss)	(Accumulated deficit) retained earnings	Total shareholders’ equity (deficit)	Non- controlling interest	Total Equity (Deficit)
Balance as of May 1, 2023	13,125,000	$13,125	1,000,000	$1,000	$(83)	$(45,757)	$(31,715)	(14,919)	(46,634)
Net loss	—	—	—	—	—	(333,654)	(333,654)	(111,219)	(444,873)
Foreign currency translation adjustment	—	—	—	—	(210)	—	(210)	(84)	(294)
Balance as of April 30, 2024	13,125,000	13,125	1,000,000	1,000	(293)	(379,411)	(365,578)	(126,222)	(491,801)
Acquisition of subsidiary (Note 14)	—	—	—	—	—	—	—	(68,327)	(68,327)
Net income	—	—	—	—	—	625,292	625,292	228,858	854,150
Foreign currency translation adjustment	—	—	—	—	(512)	—	(512)	(317)	(829)
Balance as of April 30, 2025	13,125,000	$13,125	1,000,000	$1,000	$(805)	$245,881	$259,201	33,992	293,193

See accompanying notes to consolidated financial statements.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended April 30, 2025 and 2024
(Currency expressed in United States Dollars (“US$ or $”), except for number of shares)

	Years Ended April 30,
	2025	2024
Cash flows from operating activities:
Net income/(loss)	854,150	(444,873)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	353,789	183,612
Deferred income taxes	84,682	(87,902)
Change in operating assets and liabilities:
Accounts receivable	(11,640)	(11,628)
Prepayments and other current assets	(25,734)	(1,581)
Inventories	8,068	(25,197)
Accounts payable	13,009	46,673
Accrued expenses and other current liabilities	32,770	143,261
Operating lease liabilities	(256,043)	(96,929)
Income tax payables	36,963	-
Net cash provided by/(used in) operating activities	1,090,014	(294,564)

Cash flows from investing activities
Cash received from acquisition of a subsidiary (Note 14)	135,952	-
Purchases of property and equipment	(22,881)	(352,142)
Repayment from beneficial owners	-	11,011
Repayment from related parties	139,837	951
Advance to related parties	(1,525)	(2,516))
Net cash provided by/(used in) investing activities	251,383	(342,696)

Cash flows from financing activities
Repayment to proceeds from bank	(15,985)	15,985
Advance from related parties	155,999	533,845
Repayment to related parties	(189,518)	(673,012)
Advance from beneficial owners	27,943	704,110
Repayment to beneficial owners	(552,541)	(60,581)
Advance from non-controlling interest	-	120,796
Repayment to non-controlling interest	(117,030)	-
Net cash (used in) provided by financing activities	(691,132)	641,143
Net increase/(decrease) in cash	650,265	3,883

Effect of foreign currency translation on cash	1,146	(3,483)

CASH AT THE BEGINNING OF THE YEAR	3,617	3,217

CASH AT THE END OF THE YEAR	655,028	3,617

Non-Cash Transactions:
Right-of-use assets obtained in exchange for new operating lease obligations	-	519,333
Right-of-use assets obtained in exchange for operating lease obligations through acquisition of Hero Dynasty	472,790	-

See accompanying notes to consolidated financial statements.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

1. Organization and Business Description

Organization and Nature of Operations

CSC Collective Holdings Limited (“CSC” or the “Company”) was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on October 2, 2024. It is a holding company with no business operation.

The Company conducts its primary operations through its non-wholly-owned and wholly-owned subsidiaries, Sunny Luck Investment Limited (“Sunny Luck”), Hero Dynasty Limited (“Hero Dynasty”) and Joy Trader Limited (“Joy Trader”), which are incorporated and domiciled in Hong Kong SAR. Sunny Luck and Hero Dynasty principally engage in the restaurant operations in Hong Kong, while Joy Trader Limited has been dormant since its incorporation.

The accompanying consolidated financial statements reflect the activities of the Company and the following entities:

Parent and subsidiaries	Date of Incorporation	Jurisdiction of Formation	Percentage of direct/indirect Economic Ownership	Principal Activities
CSC	October 2, 2024	Cayman Islands	Parent	Investment holding
Sunny Luck	September 11, 2022	Hong Kong	75%	Restaurant operations
Hero Dynasty*	December 20, 2023	Hong Kong	60%	Restaurant operations
Joy Trader	December 5, 2024	Hong Kong	100%	Dormant

*	Acquired on October 28, 2024 (Note 14)

Reorganization and Share Issuance

The Company is an exempted company with limited liability incorporated under the laws of the Cayman Islands on October 2, 2024. The authorized share capital of the Company is $100,000 divided into 99,000,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares, each with a par value of $0.001. Our Controlling Shareholders hold in aggregate 10,295,250 Class A Ordinary Shares and CSC Collective Investment Limited (“CSC BVI”) holds 1,000,000 Class B Ordinary Shares of the Company. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time at the option of the holder thereof but Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

In connection with a reorganization undertaken in contemplation of the Company’s proposed initial public offering (the “Reorganization”), the following steps were completed:

●	On October 2, 2024, one subscriber share was initially issued to Harneys Fiduciary (Cayman) Limited and subsequently transferred to Mr. Chiu. On the same day, the Company issued and allotted 6,827,624 ordinary shares to Mr. Chiu, 3,467,625 ordinary shares to Mr. Chau, and 2,829,750 ordinary shares to Mr. So, our chief executive officer.

●

In October 2024, the Company subscribed for 59% interests of Hero Dynasty and acquired 1% of its equity interests from an independent third party. The acquisition was not material to the Group. In the meantime, certain independent third parties have subscribed for 40% of the equity interests of Hero Dynasty.

●	On June 18, 2025, all outstanding ordinary shares were re-designated and re-classified as Class A Ordinary Shares, and the Company issued and allotted 1,000,000 Class B Ordinary Shares to CSC BVI, a wholly owned subsidiary of the Controlling Shareholders.

As a result of the Reorganization, the Company became the ultimate holding company of the Group.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

CSC and its subsidiaries resulting from Reorganization have always been under the common control of the same controlling shareholder before and after the Reorganization. The consolidation of CSC and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

The consolidated financial statements include the financial statements of CSC and subsidiaries it controls, including those it does not wholly own. Non-controlling interests are presented separately in the financial statements.

All intercompany transactions and balances among CSC and its subsidiaries have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management, include, but are not limited to, the expected credit loss provision, the determination of the useful lives of property and equipment, intangible assets and goodwill, impairment of long-lived assets, allowance for deferred tax assets, uncertain tax position, right-of-use assets, net, operating lease liabilities, revenue recognition and contingencies. Actual results could differ from those estimates. The Company evaluates these estimates on an ongoing basis and revises estimates as circumstances change. The Company bases its estimates on historical experience, anticipated results, trends, and other various assumptions that it believes are reasonable.

Foreign Currency Translation and transaction

The Company’s principal country of operations is Hong Kong. The consolidated financial position and results of its operations are determined using Hong Kong Dollars (“HK$”), the local currency, as the functional currency of the Company’s subsidiaries in Hong Kong is HK$. The Company’s consolidated financial statements are reported using the U.S. Dollars (“US$” or “$”). The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the consolidated balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of changes in equity (deficit). Gains and losses from foreign currency transactions are included in the Company’s consolidated statements of operations and comprehensive income (loss).

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

2. Summary of Significant Accounting Policies (cont.)

The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	April 30, 2025	April 30, 2024
Year-end spot rate	$1 = HK$7.7548	$1 = HK$7.8210
Average rate	$1 = HK$7.7871	$1 = HK$7.8231

Fair Value of Financial Instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, other current assets, accounts and other payable, amount due to bank, due to beneficial owners, related parties and non-controlling interest, approximate their fair values because of the short maturity of these instruments and market rates of interest.

ASC 825-10 requires certain disclosures regarding the fair value of financial instruments. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1	—	Quoted prices in active markets for identical assets and liabilities.

Level 2	—	Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

Business Combinations

The Company accounts for business combinations using the acquisition method when it has obtained control. The Company measures goodwill as the fair value of the consideration transferred including the fair value of any non-controlling interest recognized, less the net recognized amount of the identifiable assets acquired and liabilities assumed, all measured at their fair value as at the acquisition date. Transaction costs, other than those associated with the issue of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Any contingent consideration is measured at fair value at the acquisition date. If the contingent consideration is classified as equity, it is not remeasured. Otherwise, subsequent changes in the fair value of the contingent consideration are recognized in earnings.

If applicable, the Company recognizes indemnification assets acquired in a business combination at the same time that it recognizes the indemnified item, measured on the same basis as the indemnified item, subject to the need for the valuation allowance for uncollectible amounts.

Cash

Cash consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in domestic banks of Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance (Chapter 581 of the laws of Hong Kong). The maximum protection was up to HK$500,000 (approximately US$64,477) and has been raised to HK$800,000 (approximately US$103,162) from October 1, 2024 per depositor per Scheme member, including both principal and interest.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

2. Summary of Significant Accounting Policies (cont.)

Accounts Receivable, net

Accounts receivable, net consist of balances receivable from credit card companies and third-party aggregators’ platforms in the normal course of business and generally are settled within 30 days or less. The Company maintains an allowance for current expected credit losses (“CECL”) to provide for the estimated number of receivables that will not be collected. The Company applies a simplified approach in calculating CECL. The Company provides an allowance for uncollectable accounts using a CECL model which represents the estimate of CECL over the lifetime of the asset. The Company has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment. The receivables are written off after all collection efforts have ceased. As of April 30, 2025 and 2024, no allowance for CECLs were recorded.

Prepayments

Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the assets to be impaired if the realizability of the prepayments becomes doubtful. As of April 30, 2025 and 2024, there was nil allowance recorded as the Company considers all of the prepayments recoverable.

Inventories, net

Inventories, net consist of food and beverages and are recorded at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Any unusable or spoiled inventory is written off when identified.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided for on a straight-line basis over the estimated useful lives of the related assets as follows:

Furniture & Fixture	5 years
Office Equipment	5 years
Leasehold improvements	Over the lease terms

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of operations and comprehensive income (loss) in other income or expenses.

The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

2. Summary of Significant Accounting Policies (cont.)

Goodwill

Goodwill represents the assembled workforce and other unidentifiable assets, they are measured at fair value by valuer and included in identifiable tangible assets and identifiable intangible assets purchased and liabilities assumed.

Goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

Intangible asset

Intangible asset is carried at fair value less accumulated amortization and any recorded impairment. Intangible asset with finite useful live is amortized using a straight-line method of amortization that reflects the estimated pattern in which the economic benefits of the intangible asset are to be consumed. The estimated useful life for the intangible assets is as follows:

Category	Estimated Useful Life
Brand	5 years

Impairment of Long-Lived Assets other than goodwill

The Company reviews the recoverability of its long-lived assets, such as property and equipment, right-of-use assets and intangible asset, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows. There were no impairment losses on long-lived assets for the years ended April 30, 2025 and 2024.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

2. Summary of Significant Accounting Policies (cont.)

Lease

The Company applies the provisions of ASC Topic 842, Leases which requires lessees to recognize lease assets and lease liabilities on the consolidated balance sheet. The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company must discount lease payments based on an estimate of its incremental borrowing rate.

Right-of-use Assets

The Company’s right-of-use assets consist of leased assets recognized in accordance with ASC 842, Leases, which requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in the consolidated statements of operations and comprehensive income (loss). The Company determines the lease term by agreement with lessor. In cases where the lease does not provide an implicit interest rate, the Company uses the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

Revenue Recognition

Revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

The Company enters into agreements with clients that create enforceable rights and obligations and for which it is probable that the Company will collect the consideration to which it will be entitled as services transfer to the customer. It is customary practice for the Company to have the agreements with its customers in writing, orally, or in accordance with other customary business practices. The Company recognizes revenue when (or as) a performance obligation is satisfied, i.e. when “control” of the goods or services underlying the particular performance obligation is transferred to customers.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

2. Summary of Significant Accounting Policies (cont.)

Control of the good or service may be transferred over time or at a point in time. Control of the good or service is transferred over time if one of the following criteria is met:

●	the customer simultaneously receives and consumes the benefits provided by the Company’s performance as the Company performs;

●	the Company’s performance creates and enhances an asset that the customer controls as the Company performs; or

●	the Company’s performance does not create an asset with an alternative use to the Company and the Company has an enforceable right to payment for performance completed to date.

If the control of the good or service transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of the relevant performance obligation. Otherwise, revenue is recognized at a point in time when customer obtains control of the distinct good or service.

Revenue is measured based on the consideration specified in a contract with a customer. The Company recognizes revenue when it transfers control of service to a customer.

The Company primarily generates revenue from the operation of restaurants which provide food and beverage to customers. The Company recognizes revenue when payment is tendered at the point of sale as the performance obligation has been satisfied. The single performance obligation is satisfied at a point in time when the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer, i.e., customers settled the amount by cash or credit card. The transaction price is clearly identifiable on the food menu and revenue is recognized net of discounts and incentives collected from customers. The Company has no obligations for returns, refunds or similar obligations with customers.

Cost of Revenue

Cost of revenues consists of cost directly related to revenue generating activities, which primarily includes food and beverages cost, operating expenses for the restaurants, personnel-related compensation expenses, including salaries and related social insurance costs for operations personnel, and other cost directly linked to the revenue.

Employee Benefit Plan

Employees of the Company located in Hong Kong participate in a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment.

The Company is required to contribute to the plan based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. Total expenses for the plan were $24,234 and $16,515 for the years ended April 30, 2025 and 2024, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

2. Summary of Significant Accounting Policies (cont.)

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company believes there were no uncertain tax positions at April 30, 2025 and 2024, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months. The Company is not currently under examination by an income tax authority, nor has been notified that an examination is contemplated.

Earnings Per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of April 30, 2025 and 2024, there were no dilutive shares.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of foreign currency translation adjustment resulting from the Company translating its consolidated financial statements from functional currency into reporting currency.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

As of April 30, 2025, the Company had no outstanding lawsuits nor claims

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence, such as a family member or relative, shareholder, or a related corporation.

Non-controlling interests

Non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. For the Company’s consolidated subsidiaries, non-controlling interests represent a minority shareholder’s 25% ownership interest in Sunny Luck and 40% ownership interest in Hero Dynasty.

Non-controlling interests are presented as a separate line item in the equity section of the Company’s Consolidated Balance Sheets and have been separately disclosed in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) to distinguish the interests from that of the Company.

Selling and marketing expenses

Selling and marketing expenses primarily consist of promotion expenses. During the years ended April 30, 2025 and 2024, the Company recognized promotion expenses of $73,491 and $199,705, respectively, for web advertising and marketing campaigns to promote brand image and awareness.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

2. Summary of Significant Accounting Policies (cont.)

Financial Instruments Risks

Currency Risk

The Group’s operating activities are transacted in HK$. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities and net investments in foreign operations. The Group considers the foreign exchange risk in relation to transactions denominated in HK$ with respect to US$ is not significant as HK$ is pegged to US$.

Concentration and Credit Risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash, and accounts receivable and other assets. The Company believes that there is no significant credit risk associated with cash, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$800,000 (approximately US$103,162) if the bank with which an individual/a company hold its eligible fails. As of April 30, 2025, and 2024, cash balance of $655,028 and $3,617 respectively were at financial institutions in Hong Kong and approximately $346,550 and nil were not covered by the Hong Kong Deposit Protection Board. The Company’s accounts receivable is short term in nature and the associated risk is minimal. The Company conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Company periodically evaluates the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

The Company’s credit risk with respect to cash is discussed under “Cash” in this section.

For the years ended April 30, 2025 and 2024, no customers accounted for more than 10% of the Company’s total revenues.

As of April 30, 2025, two accounts receivable from payment platform accounted for 52.3% and 43%, respectively, of the Company’s total accounts receivable. As of April 30, 2024, two accounts receivable from payment platform accounted for 88% and 10.3%, respectively, of the Company’s total accounts receivable.

For the year ended April 30, 2025, three suppliers accounted for approximately 22.9%, 15.8% and 11.7% of the Company’s total cost of revenue. For the year ended April 30, 2024, two suppliers accounted for approximately 16.6% and 18.3% of the Company’s total cost of revenue.

As of April 30, 2025, three suppliers accounted for approximately 30.5%, 19.8% and 16.9% of the total accounts payable. As of April 30, 2024, three suppliers accounted for approximately 31.4%, 18.1% and 16.2% of the total accounts payable.

Interest rate risk

The Company is exposed to interest rate risk through the changes in interest rates related mainly to bank balances, which was considered minimal as the bank balances are only in current accounts and saving accounts.

The Company currently does not have any hedging policy in relation to interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

2. Summary of Significant Accounting Policies (cont.)

Recently Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”) to improve the disclosures regarding a public entity’s reportable segments and address requests from investors for additional, more detailed information about a reportable segment’s expenses. The Company is required to adopt the guidance in the fourth quarter of fiscal 2025, though early adoption is permitted. The Company adopted the new standard during the current year and concluded that there is no material impact.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. We are evaluating the effect this guidance will have on our tax disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated balance sheets, statements of operations and comprehensive income (loss) and cash flows.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

3. Accounts Receivable, net

Accounts receivable, net consisted of the following at April 30:

	2025	2024
Accounts receivable	$34,397	$10,975
Less: allowance for credit losses	—	—
Accounts receivable, net	$34,397	$10,975

4. Prepayments and Other Current Assets

Prepayments and other current assets consisted of the following at April 30:

	2025	2024
Rental deposits	$201,167	$107,894
Utilities deposits	20,761	3,964
Other deposits	5,537	5,802
Prepayments	63,308	37,281
Others	6,160	4,619
	$296,933	$159,560
Less: amount classified as non-current assets	(201,167)	(107,894)
Amount classified as current assets (note)	$95,766	$51,666

Note: Prepayment and deposits expected to be utilized or recovered within 12 months after the balance sheet date are classified as current.

5. Inventories, net

Inventories consisted of the following at April 30:

	2025	2024
Food and beverage	$57,306	$44,135

6. Property and Equipment, net

Property and equipment, stated at cost less accumulated depreciation and amortization, consisted of the following as of April 30:

	2025	2024
Furniture and fixture	$38,372	$30,576
Office equipment	84,810	57,569
Leasehold improvements	418,047	264,092
Less: accumulated depreciation	(220,280)	(86,705)
Property and equipment, net	$320,949	$265,532

Depreciation expenses of property and equipment totaled $132,284 and $86,682 for the years ended April 30, 2025 and 2024, respectively.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

7. Intangible asset

The brand name was obtained through the acquisition of Hero Dynasty on October 28, 2024. It represents the value associated with the Hero Dynasty’s established reputation in the market. The brand name is measured at fair value as determined by an independent valuer at the acquisition date. The valuation considered various factors, including market position, expected future cash flows, and competitive advantages.

	2025	2024
Brand	$34,043	$—
Less: accumulated amortization	(3,404)	—
Brand, net	$30,639	$—

The following table summarizes the estimated future amortization expense of the intangible assets

Year ending April 30:	2025
2026	$6,809
2027	6,809
2028	6,809
Thereafter	10,212
Brand, net	$30,639

The brand has a useful life of 5 years and is amortized on a straight-line basis over this period. The amortization of the brand was $3,390 for the year ended April 30, 2025. During the year, the Company conducted its annual impairment test and determined that the carrying value of the brand name is recoverable. The fair value was assessed using the income approach, which indicated no impairment.

The brand is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

8. Goodwill

As of October 28, 2024, the Company has recognized goodwill related to the acquisition of Hero Dynasty. It represents the fair value of the assembled workforce and other unidentifiable assets that contribute to the Company’s future operations and profitability. Goodwill was measured at fair value as of the acquisition date. The valuation was performed by an independent valuer, considering factors such as market position, expected future cash flows, and operational synergies.

Goodwill has an indefinite useful life and is not amortized. The Company performs an annual impairment test to assess the recoverability of goodwill or changes in circumstances indicate that the asset might be impaired. During the year ended April 30, 2025, the Company conducted its annual impairment test for goodwill. The test indicated that the carrying value is recoverable, and no impairment charges were required.

Under ASC 350-30-35-4, the Company is required to assess the useful life of goodwill to determine whether it remains finite or indefinite. Based on the evaluation, the Company determined that the goodwill does not have a finite useful life and continues to be classified as having an indefinite useful life. As a result, no impairment loss was recognized during the year ended April 30, 2025 and 2024.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

9. Leases

Operating leases as lessee

As of April 30, 2025 and 2024, the Company had property operating leases recorded on its consolidated balance sheets. The Company does not have options to extend or cancel the existing lease agreements for its existing facilities prior to their respective expiration dates. The Company’s lease arrangements may contain both lease and non-lease components. The Company has separately accounted for lease and non-lease components based on their nature. Payments under the Company’s lease arrangement are fixed.

The following table shows operating lease right-of-use assets, net and operating lease liabilities, and the associated consolidated financial statement line items as of April 30:

	2025	2024
Operating lease right-of-use assets
Beginning balance at April 30	$480,394	$-
Lease modification	(60,641)	-
New leases	-	577,195
Acquisition of subsidiary	472,790	-
Amortization	(218,115)	(96,930)
Exchange difference	4,270	129
Ending balance at April 30	$678,698	$480,394

	2025	2024
Operating lease liabilities
Beginning balance at April 30	$480,394	$-
Lease modification	(60,641)	-
New leases	-	577,195
Acquisition of subsidiary	472,790	-
Repayment and interest accretion	(218,115)	(96,930)
Exchange difference	4,270	129
Ending balance at April 30	$678,698	$480,394

Operating lease liabilities, current portion	$295,778	$167,674
Operating lease liabilities, net of current portion	$382,920	$312,721

Weighted average remaining lease term (in years)	2	2.4
Weighted average discount rate (%)	5.25%	5.25%

The operating lease expense was $287,975 and $113,258 for the years ended April 30, 2025 and 2024, respectively, and included in the general and administrative expenses and interest expense.

Maturities of lease liabilities were as follows:

As of April 30, 2025
2026	$325,288
2027	378,553
2028	15,869
Total lease payments	$719,710
Less: imputed interest	(41,012)
Operating lease obligation, net	$678,698

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

10. Accounts payable

Components of accounts payable are as follows as of April 30:

	2025	2024
Trade payables	$103,993	$46,779

11. Accrued Expenses and Other Current Liabilities

Components of accrued expenses and other current liabilities are as follows as of April 30:

	2025	2024
Accrued staff costs	$128,468	$142,704
Accrued administrative expenses	84,318	10,703
Total	$212,786	$153,407

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

12. Amount due to bank

	2025	2024
Amount due to bank	$-	$15,985

13. Income Taxes

Hong Kong

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to US$257,288 (HK$2,000,000), and 16.5% on any part of assessable profits over US$257,288 (HK$2,000,000).

The components of the income tax expense/(credit) are as follows:

	Years Ended April 30,
	2025	2024
Current
Hong Kong	$36,810	$-
Deferred
Hong Kong	84,682	(87,902)
Provision for income taxes	$121,492	$(87,902)

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

13. Income Taxes (cont.)

The following table reconciles Hong Kong statutory rates to the Company’s effective tax:

	Years Ended April 30,
	2025	2024
Profit/(loss) before income taxes	$975,642	$(532,775)
Hong Kong Profits Tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	160,981	(87,908)
Reconciling items:
Rate difference in other jurisdiction	(3,370)	-
Tax effect of income that is not taxable*	(6,343)	(10)
Tax effect of expenses that are not deductible	-	-
Tax effect of deductible temporary difference	2,830	16
Tax effect of tax loss not recognized	233	-
Statutory tax deduction#	(386)	-
Effect of two-tier tax rate	(32,453)	-
Income tax expense/(credit)	$121,492	$(87,902)

*	Income that is not taxable mainly consisted of the bank interest income, which is non-taxable under Hong Kong income tax law.
#	It represents a reduction granted by the Hong Kong SAR Government of 100% of the tax payable subject to a maximum reduction of HK$1,500 and HK$3,000 for each business during the years ended April 30, 2025 and 2024, respectively.

The Company measures deferred tax assets and liabilities based on the difference between carrying amount of assets and liabilities and their respective tax bases at the applicable tax rates. Components of the Company’s deferred tax asset and liability are as follows as of April 30:

	2025	2024
Deferred tax assets:
Property and equipment, net	$15,323	$(2,402)
Tax losses	—	101,910
Deferred tax assets, net	$15,323	$99,508

Income tax payable consists of the following as of April 30:

	2025	2024
Income tax payable	$36,963	$—

As of April 30, 2025, the Company had net operating loss carry forward of nil (2024: US$617,417 (HK$4,830,540)), These losses can offset future taxable income and can be carried forward indefinitely. As of April 30, 2024, management considers evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. The Company believed that it was more likely than not that it will be unable to fully utilize its deferred tax assets related to the net operating loss carry forward in Hong Kong. As a result, the valuation allowance of $101,910 was recorded against the gross deferred tax asset balance at April 30, 2024. For the year ended April 30, 2025, operating loss carry forward has been fully utilized.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of April 30, 2025 and 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended April 30, 2025 and 2024. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from April 30, 2025.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

14. Acquisition of subsidiary

On October 28, 2024 (“the acquisition date”), the Company acquired a 60% equity interest in Hero Dynasty, an entity principally engaged in the restaurant operations in Hong Kong, for a consideration of HK$1. This acquisition has been accounted for using the acquisition method. After the acquisition, Hero Dynasty became a subsidiary of the Company.

The following table summarizes the consideration paid for Hero Dynasty and the fair value of the assets acquired, and liabilities assumed on the acquisition date.

As of October 28, 2024
Consideration:
Fair value of consideration	$-

Recognized amounts of identifiable assets acquired and liabilities assumed:
Property, plant and equipment	162,553
Operating lease right-of-use assets, net	472,790
Inventories	15,971
Accounts receivable	15,745
Other receivables	253,107
Cash	135,952
Accounts payable	(44,205)
Other payables	(709,940)
Operating lease liabilities	(472,790)
Non-controlling interests	68,327
Total identifiable net liabilities assumed	$(102,490)
Intangible asset	33,948
Goodwill	68,542
Total	$-

The goodwill of $68,542 arising from the acquisition related to certain expected synergies. No impairment of goodwill was recognized during year ended April 30, 2025.

The acquisition of Hero Dynasty was not considered material to the Company for the year presented, and therefore, pro forma information has not been presented.

15. Related Party Balance and Transactions

The following is a list of related parties which the Company has transactions with:

(a)	C Head Limited	An entity controlled by Lon Ronald Chiu
(b)	David Tat Man So	Chief executive officer and director of the Company and Sunny Luck
(c)	Ho Shing Samson Wong	Former director of Sunny Luck (Resigned on October 29, 2024)
(d)	Jonathan Chun Pong Chau	Controlling shareholder of the Company
(e)	Lon Ronald Chiu	Director and controlling shareholder of the Company
(f)	Koon Tak Ting	Former director of Hero Dynasty (Resigned on July 31, 2024)
(g)	Mo Chung Wan	Shareholder of the Company
(h)	Terry Ho Ng	Shareholder of the Company
(i)	Lai To Tsui	Chief financial officer and director of CSC, Sunny Luck, Hero Dynasty and Joy Trader
(j)	Wealthy Express Management Limited	An entity controlled by Lon Ronald Chiu
(k)	Winner Dragon Limited	Entity controlled by Lon Ronald Chiu and where Lai To Tsui is a director

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

15. Related Party Balance and Transactions (cont.)

(b) Summary of Balances with Related Parties

		As of April 30
	Note	2025	2024
Amounts due from related parties
David Tat Man So	1	$7,404	$4,308
Koon Tak Ting	1	-	80
Total:		$7,404	$4,388

		As of April 30
	Note	2025	2024
Amounts due to beneficial owners
Jonathan Chun Pong Chau	2	$62,250	$55,642
Lon Ronald Chiu	2	310,217	418,900
Mo Chung Wan	2	129,563	88,608
Terry Ho Ng	2	25,590	80,552
Total:		$527,620	$643,702

		As of April 30
	Note	2025	2024
Amounts due to related parties
C Head Limited	1	$-	$98,813
Winner Dragon Limited	1	101,493	-
Total:		$101,493	$98,813

Notes:

(1)	The balances primarily consist of direct costs and administrative expenses charged by related parties, service income billed to related parties, expenses paid by related parties on behalf of the Company, and advances from or repayments to related parties. Amounts due from or to related parties are partly of a trade nature, unsecured, non-interest bearing, and repayable on demand.
(2)	The balances mainly represented advances from beneficial owners. Amounts due to beneficial owners are non-trade, unsecured, non-interest bearing and repayable on demand.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

15. Related Party Balance and Transactions (cont.)

(c)	The following is a list of related parties which the Company has transactions with:

	Years Ended April 30
	2025	2024
Revenue from related parties
David Tat Man So	$826	$1,879
Ho Shing Samson Wong	7,484	352
Jonathan Chun Pong Chau	1,595	4,190
Koon Tak Ting	167	637
Lon Ronald Chiu	32,900	49,497
	$42,972	$56,555

	Years Ended April 30
	2025	2024
Management fee paid to related parties:
Wealthy Express Management Limited	$84,871	$180,548
Winner Dragon Limited	275,818	-
	$360,689	$180,548

	Years Ended April 30
	2025	2024
Entertainment paid to related parties:
David Tat Man So	-	394
Ho Shing Samson Wong	193	352
	$193	$746

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024
(Expressed in United States Dollars (“US$ or $”), except for number of shares)

15. Related Party Balance and Transactions (cont.)

	Years Ended April 30
	2025	2024
Subcontractor costs paid to related parties
C Head Limited	$-	$667,447
Winner Dragon Limited	805,700	-
	$805,700	$667,447

	Years Ended April 30
	2025	2024
Staff salaries paid to related parties
David Tat Man So	$10,466	$-
Lai To Tsui	16,373	-
	$26,839	$-

16. Ordinary Shares

The Company is an exempted company with limited liability incorporated under the law of the Cayman Islands on October 2, 2024. The authorized share capital of the Company is $100,000 divided into 99,000,000 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares with a par value of $0.001. The holders of Class A Ordinary Shares shall be entitled to one (1) vote per share and the holders of Class B Ordinary Shares shall be entitled to fifty (50) votes per share.

Lon Ronald Chiu, the chairman of the Board, is the beneficial owner of 6,827,625 Class A Ordinary Shares, and is deemed to have a beneficial interest over 1,000,000 Class B Ordinary Shares that are owned through CSC BVI, an entity owned and controlled by our Controlling Shareholders. Collectively these represent approximately 55.4% of the total issued and outstanding Ordinary Shares and 90% of the total voting power of the Company.

Jonathan Chun Pong Chau is the beneficial owner of 3,467,625 Class A Ordinary Shares, and is deemed to have a beneficial interest over 1,000,000 Class B Ordinary Shares that are owned through CSC BVI, an entity owned and controlled by our Controlling Shareholders. Collectively these represent approximately 31.6% of the total issued and outstanding Ordinary Shares and approximately 84.7% of the total voting power of the Company.

Our Controlling Shareholders hold 11,295,250 Ordinary Shares, including 10,295,250 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares, representing approximately 80% of the total issued and outstanding Ordinary Shares and approximately 95.5% of the total voting power of the Company.

CSC COLLECTIVE HOLDINGS LIMITED AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
For the Years Ended April 30, 2025 and 2024

(Expressed in United States Dollars (“US$ or $”), except for number of shares)

17. Employee Benefit Plans

HK SAR

Employees of the Company located in Hong Kong participate in a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Group has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

18. Commitments and Contingencies

Commitments

As at April 30, 2025 and 2024, the Company did not have any significant capital and other commitments.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of April 30, 2025 and through the issuance date of these consolidated financial statements.

19. Segment Reporting

Operating segments are defined as components of an entity where discrete financial information is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. The Company has identified its Chief Executive Officer (“CEO”) as the chief operating decision maker (“CODM”). The Company operates in one operating segment. The Company’s CODM allocates resources and assesses performance at the consolidated level. The Company’s property and equipment and operating right of use lease asset are in the Hong Kong as of April 30, 2025 and 2024.

The Company has determined that it operates in one operating segment and one reportable segment, as the CODM reviews financial information presented on a consolidated basis. The CODM uses net income for purposes of making operating decisions, allocating resources, and evaluating financial performance. Significant expenses include non-cash deferred income taxes, depreciation and amortization, which are reflected in the Consolidated Statement of Cash Flows for the years ended April 30, 2025 and 2024. Significant expenses also include payroll, employee benefits expenses and subcontractors costs to direct labor of $1,422,602 and $778,879, respectively, for the years ended April 30, 2025 and 2024, food and beverage costs of $1,446,317 and $600,452, respectively, for the years ended April 30, 2025 and 2024; Other expenses include lease expenses, management fee, consultancy fee, and other administrative expenses, which are recorded within operating expenses. Other segment items included in consolidated net income/(loss) are interest income, interest expense, and other income (loss), which are reflected in the Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended April 30, 2025 and 2024.

The long-lived assets outside of Hong Kong are not material as of April 30, 2025 and 2024. The measure of segment assets is reported on the balance sheet as total consolidated assets. Refer to the Consolidated Balance Sheets as of April 30, 2025, and 2024 for total consolidated assets.

20. Subsequent Events

The Company has assessed all events from April 30, 2025, up through the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are no other material subsequent events that require recognition or disclosure in these consolidated financial statements.

Until and including                  , 2025 (25 days after the date of this prospectus), all dealers that buy, sell, or trade our Class A Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CSC COLLECTIVE HOLDINGS LIMITED

1,500,000 Class A Ordinary Shares

PRELIMINARY PROSPECTUS

Lead Underwriter	Co-lead Manager

                       , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our Memorandum and Articles of Association provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of our Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this IPO. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

The underwriting agreement in connection with this IPO also provides for indemnification of us and our officers, directors, or persons controlling us for certain liabilities.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuance of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Class A Ordinary Shares
Harneys Fiduciary (Cayman) Limited	October 2, 2024	1	$0.00
Mr. Chiu	October 2, 2024	6,827,524	$6,828.00
Mr. Chau	October 2, 2024	3,467,625	$3,468.00
Mr. So	October 2, 2024	2,829,725	$2,830.00

Item 8. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1#	Memorandum and Articles of Association, as currently in effect
3.2#	Form of Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
5.1*	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered
8.1*	Opinion of Ogier (included in Exhibit 5.1)
8.2*	Opinion of K M Lai & Li regarding certain legal matters of Hong Kong
10.1#	Form of Indemnification Agreement between the registrant and its officers and directors
10.2#	Form of Employment Agreement between the registrant and its executive officers
10.3#	Form of Independent Director Agreement between the registrant and its independent directors
10.4#	Form of Related Party Service Agreement
21.1#	List of Subsidiaries
23.1*	Consent of SRCO, C.P.A., Professional Corporation, an independent registered public accounting firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of K M Lai & Li (included in Exhibit 8.2)
23.4*	Consent of China Commercial Law Firm
23.5*	Consent of IPA Advisory Limited
24.1*	Power of Attorney (included on signature page)
99.1#	Consent to be Named as a Director Nominee of Chung Yan Linda Ng
99.2#	Consent to be Named as a Director Nominee of Ka Wing Tong
99.3#	Consent to be Named as a Director Nominee of Wang Ho Tin (formerly known as Kenneth Liu)
99.4#	Audit Committee Charter
99.5#	Nominating and Corporate Governance Committee Charter
99.6#	Compensation Committee Charter
99.7#	Code of Business Conduct and Ethics
107#	Filing Fee Table

#	Previously filed.

*	Filed herewith.

**	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 10, 2025.

CSC Collective Holdings Limited

By:	/s/ David Tat Man So
Name:	David Tat Man So
Title:	Chief Executive Officer and Executive Director

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints David Tat Man So with full power to act, as his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Lon Ronald Chiu		Chairman of the Board and Non-executive Director	November 10, 2025
Name:	Lon Ronald Chiu

/s/ David Tat Man So		Chief Executive Officer and Executive Director	November 10, 2025
Name:	David Tat Man So	(Principal Executive Officer)

/s/ Lai To Tsui		Chief Financial Officer and Executive Director	November 10, 2025
Name:	Lai To Tsui	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of CSC Collective Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on November 10, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.